Exhibit 10.5

EXECUTION VERSION

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER (this “Amendment”) is made as of November 6, 2026, by and among LINCOLN EDUCATIONAL SERVICES CORPORATION, a New Jersey corporation (“Borrower”), certain Subsidiaries of Borrower as guarantors (the “Guarantors” and collectively with Borrower, the “Loan Parties”), each Lender (defined below), and FIFTH THIRD BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Agent”).

R E C I T A L S:

WHEREAS, the Borrower, the Agent and certain banks and other financial institutions party thereto (collectively, the “Lenders”) are parties to that certain Amended and Restated Credit Agreement dated as of April 13, 2026 (as may be amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”, and the Credit Agreement prior to giving effect to this Amendment being referred to as the “Existing Credit Agreement”); and

Whereas, the Borrower has notified the Agent and the Lenders of the Designated Default (as defined below) and has requested that the Agent and the Lenders waive the Designated Default and, further, to agree to certain amendments to the Existing Credit Agreement in other respects as specifically set forth herein; and

WHEREAS, the Loan Parties, the Agent and each Lender party hereto (which constitute Required Lenders) have agreed, subject to the terms and conditions set forth herein, (a) that the Existing Credit Agreement should be amended as set forth below and (b) to waive the Designated Default and all Related Defaults (as defined below) under the Credit Agreement as specifically set forth herein;

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

A G R E E M E N T:

1.
Recitals. The Recitals are hereby incorporated into this Amendment as if fully set forth herein.

2.
Capitalized Terms. Capitalized terms used herein but not expressly defined herein shall have the meanings ascribed to them in the Credit Agreement.

3.
Limited Waiver. Subject to the terms and conditions hereof and in accordance with Section 12.5 of the Existing Credit Agreement, upon the Amendment Effective Date (as defined below), the Lenders party hereto (which constitute Required Lenders) hereby (a) waive any Default, Event of Default or potential Default or Event of Default that has arisen or may arise under Section 9.1(b) of the Existing Credit Agreement (including, without limitation, any of the foregoing arising from a breach of any representation or warranty, or failure to give notice, in each case, related to the Designated Default) (all such Default, Event of Default or potential Default or Event of Default, collectively, the “Related Defaults”) in connection with the Borrowers’ failure to comply, from September 10, 2026 through October 2, 2026, of the covenant set forth in Section 5.12(c) of the Existing Credit Agreement (the “Designated Default”), and (b) acknowledge and agree that no default interest has been charged under the Existing Credit Agreement as a result of the Designated Default or the Related Defaults, and (c) waive any right to charge such default interest as a result of the Designated Default or the Related Defaults. From and after the Amendment Effective Date, the Agent and the Lenders shall be deemed to have waived the Designated Default and the Related Defaults under the Existing Credit Agreement and their rights to pursue remedies available to them on account of the Designated Default or the Related Defaults. The waiver set forth in this Section is limited to the extent specifically set forth above and nothing in this Amendment is intended or shall be construed to be a waiver by the Agent or any Lender of (i) any other Default or Event of Default which may currently exist or hereafter occur, (ii) any future failure to comply with Section 5.12(c) of the Credit Agreement, or (iii) any other term, covenant or provision under the Credit Agreement or any other Loan Document.

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4.
Amendments to the Credit Agreement. Subject to the terms and conditions hereof and in accordance with Section 12.5 of the Existing Credit Agreement, upon the Amendment Effective Date, the Existing Credit Agreement is hereby amended and modified as follows:

(a)
The Existing Credit Agreement (excluding the Exhibits and Schedules thereto (other than as set forth below)) is hereby amended such that, after giving effect to this Amendment, it shall read in its entirety as set forth on Annex A attached hereto.

(b)
Exhibit 2.1(A) (Form of Notice of Borrowing) to the Existing Credit Agreement is hereby amended such that, after giving effect to this Amendment, it shall read in its entirety as set forth on Annex B hereto.

(c)
Exhibit 2.5(A) (Form of Notice of Conversion/Continuation) to the Existing Credit Agreement is hereby amended such that, after giving effect to this Amendment, it shall read in its entirety as set forth on Annex C hereto.

5.
Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent (the date of such satisfaction, the “Amendment Effective Date”):

(a)
the Agent’s receipt of executed counterparts of this Amendment, properly executed by a Responsible Officer of each Loan Party, the Agent and the Lenders constituting Required Lenders; and

(b)
Borrower shall have reimbursed Agent for all Fees, costs and expenses of closing presented as of the Amendment Effective Date.

6.
Representations and Warranties. Borrower and each of the other Loan Parties, by its execution of this Amendment, hereby represent and warrant to Agent and the Lenders as follows:

(a)
The representations and warranties of Borrower and each of the other Loan Parties contained in Article III of the Credit Agreement or in any other Loan Document, or which are contained in any certificate or other document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality or Material Adverse Effect in the text thereof), except to the extent that such representation or warranty expressly relates to an earlier date in which case such representation or warranty is true and correct in all material respect as of such earlier date (except that such material qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof).

(b)
No Default or Event of Default has occurred and is continuing or would result after giving effect to this Amendment.

(c)         There has been no event or circumstance since December 31, 2024 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

2

(d)
Each Loan Party has taken all necessary corporate or limited liability company action to authorize the execution, delivery and performance of this Amendment.

(e)
This Amendment has been duly executed and delivered by each of the Loan Parties and constitutes each of the Loan Parties’ legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar Laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

(f)
No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by any Loan Party of this Amendment other than those that have already been obtained and are in full force and effect or the failure of which to have obtained would not reasonably be expected to have a Material Adverse Effect.

7.
Reaffirmations. Each of the Loan Parties hereby consents, acknowledges and agrees to the amendments and other agreements set forth herein and hereby confirms and ratifies in all respects the Loan Documents to which it is a party (including without limitation the continuation of each such Person’s payment and performance obligations thereunder and the granting and continuance of Agent’s Liens on the Collateral pursuant to the Collateral Documents) and the enforceability of such Loan Documents in accordance with their respective terms, in each case upon and after the effectiveness of this Amendment and the amendments and the other agreements contemplated hereby. This Amendment is a Loan Document. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

8.
Reference to the Effect on the Loan Documents. Upon the effectiveness of this Amendment, each reference in the Loan Documents to “the Credit Agreement,” “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as modified by this Amendment.

9.
Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF. The provisions of Sections 12.12 and 12.13 of the Credit Agreement are incorporated herein as though fully set forth herein.

10.
Expenses. The Borrower agrees to pay, in accordance with and subject to the limitations in Article X of the Credit Agreement, all reasonable and documented out-of-pocket expenses incurred by Agent in connection with the preparation, execution, and delivery of this Amendment and the other instruments and documents to be delivered hereunder.

11.
Severability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

12.
Headings. Section headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

13.
Counterparts. This Amendment may be executed in counterparts, and all executed counterparts taken together shall be deemed to constitute one and the same instrument, and any signature page may be detached and assembled to form a single original document. Facsimile or e-mail/PDF copies of counterpart signature pages shall be considered equivalent to counterpart signature pages with ink signatures for all purposes.

[signatures appear on successive pages]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the year and date first set forth above.

BORROWER:

LINCOLN EDUCATIONAL SERVICES CORPORATION

By:	/s/ Scott M. Shaw
Name: Scott M. Shaw
Title: Chief Executive Officer and President

GUARANTORS:

LINCOLN TECHNICAL INSTITUTE, INC.

By:	/s/ Scott M. Shaw
Name: Scott M. Shaw
Title: President

NEW ENGLAND ACQUISITION LLC

By:	/s/ Scott M. Shaw
Name: Scott M. Shaw
Title: President

NASHVILLE ACQUISITION, LLC

By:	/s/ Scott M. Shaw
Name: Scott M. Shaw
Title: President

NN ACQUISITION, LLC

By:	/s/ Scott M. Shaw
Name: Scott M. Shaw
Title: President

Lincoln Educational Services Corporation
First Amendment to Amended and Restated Credit Agreement
Signature Page

4

ADMINISTRATIVE AGENT:

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Matthew Zelenka
Name: Matthew Zelenka
Title: Officer

Lincoln Educational Services Corporation
First Amendment to Amended and Restated Credit Agreement
Signature Page

5

LENDERS:

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Matthew Zelenka
Name: Matthew Zelenka
Title: Officer

Lincoln Educational Services Corporation
First Amendment to Amended and Restated Credit Agreement
Signature Page

6

FLAGSTAR BANK, N.A., as a Lender

By:	/s/ Levent Akizil
Name: Levent Akizil
Title: SVP, Sr. Credit Products Specialist

Lincoln Educational Services Corporation
First Amendment to Amended and Restated Credit Agreement
Signature Page

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PROVIDENT BANK, as a Lender

By:	/s/ Daniel J. Conway
Name: Daniel J. Conway
Title: Relationship Manager Vice President

Lincoln Educational Services Corporation
First Amendment to Amended and Restated Credit Agreement
Signature Page

8

SANTANDER BANK, N.A., as a Lender

By:	/s/ Kathleen Sullivan
Name: Kathleen Sullivan
Title: Vice President

Lincoln Educational Services Corporation
First Amendment to Amended and Restated Credit Agreement
Signature Page

9

Annex A

(Conformed Credit Agreement)

[see attached]

Conformed through First Amendment to
Amended and Restated Credit Agreement

AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF APRIL 13, 2026

among

LINCOLN EDUCATIONAL SERVICES CORPORATION,

as Borrower,

FIFTH THIRD BANK, NATIONAL ASSOCIATION,

as Agent and L/C Issuer,

THE LENDERS

FROM TIME TO TIME PARTY HERETO,

AND

FIFTH THIRD BANK, NATIONAL ASSOCIATION,
FLAGSTAR BANK, N.A.,
PROVIDENT BANK,
SANTANDER BANK, N.A.,

as Joint Lead Arrangers and Joint Bookrunners,

i

	3.11.	Margin Regulations	16

	3.12.	Compliance With Laws; Anti-Terrorism Laws	17

	3.13.	Taxes	17

	3.14.	Compliance with ERISA.	17

	3.15.	Brokers	18

	3.16.	[Reserved].	18

	3.17.	Environmental Compliance.	18

	3.18.	Intellectual Property	19

	3.19.	Real Property Interests	19

	3.20.	Full Disclosure	19

	3.21.	[Reserved].	19

	3.22.	Use of Proceeds	20

	3.23.	Insurance	20

	3.24.	Deposit Accounts	20

	3.25.	Government Contracts	20

	3.26.	[Reserved].	20

	3.27.	Bonding; Licenses	20

	3.28.	Solvency	20

	3.29.	Affiliate Transactions	20

	3.30.	Representations and Warranties in Loan Documents	20

	3.31.	Educational Approvals; Compliance with Educational Laws	20

	3.32.	Outbound Investment Rules	23

4.	AFFIRMATIVE COVENANTS		24

	4.1.	Maintenance of Existence and Conduct of Business	24

	4.2.	Payment of Charges.	24

	4.3.	Books and Records	24

	4.4.	Insurance	24

	4.5.	Compliance with Laws	25

	4.6.	[Reserved].	25

	4.7.	Intellectual Property	25

	4.8.	Environmental Matters	25

	4.9.	[Reserved]	25

	4.10.	[Reserved]	25

	4.11.	Cash Management	25

	4.12.	Maintenance of Property; Material Contracts	25

	4.13.	Inspection of Property and Books and Records	26

	4.14.	Use of Proceeds	26

	4.15.	Further Assurances.	26

	4.16.	Post-Closing Obligations..	27

5.	NEGATIVE COVENANTS		27

	5.1.	Asset Dispositions, Etc.	27

	5.2.	Investments; Loans and Advances	27

	5.3.	Indebtedness	28

	5.4.	Employee Loans and Affiliate Transactions	29

	5.5.	Capital Structure and Business	29

	5.6.	Contingent Obligations	30

	5.7.	Liens	30

	5.8.	Consolidations and Mergers	31

	5.9.	ERISA	31

	5.10.	Hazardous Materials	31

	5.11.	Sale Leasebacks	31

	5.12.	Restricted Payments	31

	5.13.	Change of Corporate Name or Location; Change of Fiscal Year	32

	5.14.	No Restriction on Distributions; No Negative Pledges	32

	5.15.	[Reserved]	32

	5.16.	[Reserved]	32

	5.17.	[Reserved]	32

	5.18.	Margin Stock; Use of Proceeds	32

	5.19.	Sanctions; Use of Proceeds	32

	5.20.	Prepayments of Other Indebtedness	33

	5.21.	Capital Expenditures	33

	5.22	Outbound Investment Rules	33

6.	FINANCIAL COVENANTS		33

	6.1.	Leverage Ratio	33

	6.2.	Interest Coverage Ratio	33

7.	FINANCIAL STATEMENTS AND INFORMATION		33

	7.1.	Reports and Notices	33

	7.2.	Communication with Accountants	33

8.	CONDITIONS PRECEDENT.		33

	8.1.	Conditions to the Initial Advances	33

	8.2.	Further Conditions to Each Advance	34

9.	EVENTS OF DEFAULT; RIGHTS AND REMEDIES		34

	9.1.	Events of Default	34

	9.2.	Remedies	36

	9.3.	Application of Proceeds	37

	9.4.	Waivers by Loan Parties	38

	9.5.	Actions in Concert	38

10.	EXPENSES AND INDEMNITY		38

	10.1.	Expenses	38

	10.2.	Indemnity	39

11.	AGENT		39

	11.1.	Appointment and Authorization	39

	11.2.	Agent and Affiliates	39

	11.3.	Action by Agent; Actions through Sub-Agents	39

	11.4.	Consultation with Experts	39

	11.5.	Liability of Agent	40

	11.6.	Indemnification	40

	11.7.	Right to Request and Act on Instructions	40

	11.8.	Credit Decision	40

	11.9.	Collateral Matters	41

	11.10.	Agency for Perfection	41

	11.11.	Notice of Default	41

	11.12.	Successor Agent	41

	11.13.	Disbursements of Revolving Credit Advances; Payment and Sharing of Payment	42

	11.14.	Funding and Settlement Provisions Applicable When Non-Funding Lenders Exist	44

	11.15.	Withholding Tax	45

	11.16.	Agent May File Proof of Claim	45

	11.17.	Agent in Individual Capacity	45

	11.18.	ERISA Fiduciary Representations and Warranties	46

	11.19.	Acknowledgments Regarding Erroneous Payments	47

12.	MISCELLANEOUS		47

	12.1.	Survival	47

	12.2.	No Waivers	47

	12.3.	Notices	48

	12.4.	Severability	48

12.5.	Amendments and Waivers	49

12.6.	Assignments; Participations; Replacement of Lenders	50

12.7.	Headings	52

12.8.	Confidentiality	52

12.9.	Waiver of Consequential and Other Damages	53

12.10.	Reinstatement	53

12.11.	Marshaling; Payments Set Aside	53

12.12.	GOVERNING LAW; SUBMISSION TO JURISDICTION	53

12.13.	WAIVER OF JURY TRIAL	54

12.14.	Publication; Advertisement	54

12.15.	Counterparts; Integration	54

12.16.	No Strict Construction	54

12.17.	USA PATRIOT Act Notification	55

12.18.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	55

12.19.	Acknowledgment Regarding any Supported QFCs	55

12.20.	Termination	56

12.21.	Amendment and Restatement; No Novation	56

v

INDEX OF ANNEXES, EXHIBITS,
SCHEDULES AND APPENDICES

Annex A	-	Letters of Credit
Annex B	-	Financial Statements and Projections Reporting
Annex C	-	Commitments
Annex D	-	Notice Information

Exhibit 2.1(A)	-	Form of Notice of Borrowing
Exhibit 2.5(A)	-	Form of Notice of Conversion/Continuation
Exhibit A	-	Form of Compliance Certificate
Exhibit B	-	Form of Note

Schedule 3.1	-	Existence, Organizational Identification Numbers, Foreign Qualifications, Prior Names

Schedule 3.4	-	Capitalization
Schedule 3.17	-	Environmental Compliance
Schedule 3.18	-	Intellectual Property
Schedule 3.19	-	Real Property Interests
Schedule 3.24	-	Deposit Accounts
Schedule 3.25	-	Government Contracts
Schedule 3.27	-	Surety Bond Agreements; IP License Agreements
Schedule 4.1	-	Corporate and Trade Names
Schedule 5.2	-	Existing Investments
Schedule 5.3	-	Indebtedness
Schedule 5.4	-	Employee Loans and Affiliate Transactions
Schedule 5.6	-	Contingent Obligations
Schedule 5.7	-	Liens

Appendix A	-	Definitions

AMENDED AND RESTATED CREDIT AGREEMENT

AMENDED AND RESTATED CREDIT AGREEMENT dated as of April 13, 2026, among Lincoln Educational Services Corporation, a New Jersey corporation (“Borrower”), the financial institutions or other entities from time to time parties hereto, each as a Lender, and FIFTH THIRD BANK, NATIONAL ASSOCIATION (as Agent and L/C Issuer).

RECITALS

WHEREAS, Borrower and Fifth Third Bank, National Association are parties to that certain Credit Agreement dated as of February 16, 2024 (as amended, modified, restated or supplemented prior to the date hereof, the “Existing Credit Agreement”). The Borrower has requested, and subject to the terms and conditions set forth in this Agreement, the Agent has agreed, to amend and restated the Existing Credit Agreement pursuant to the terms hereof; and

WHEREAS, Borrower desires that the Lenders extend a revolving credit facility to Borrower to provide funds necessary for the purposes of providing (a) working capital financing for Borrower, (b) funds for other general corporate purposes of Borrower, and (c) funds for other purposes permitted hereunder; and

WHEREAS, Borrower and each Loan Party desire to secure all of the Obligations by granting to Agent, for the benefit of the Secured Parties, a first-priority perfected Lien upon substantially all of its personal property, including, without limitation, all outstanding Stock of each Subsidiary, pursuant to the terms of the Loan Documents;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1.
DEFINITIONS

 1.1.     Certain Defined Terms. For purposes of the Loan Documents, capitalized terms shall have the meanings as defined in this Agreement (including, as applicable, each Annex to this Agreement and Appendix A to this Agreement).

1.2.       Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder (including determinations made pursuant to the exhibits hereto) shall be made, and all Financial Statements required to be delivered hereunder shall be prepared on a consolidated basis in accordance with GAAP applied on a basis consistent with the most recent audited consolidated Financial Statements of Borrower and its Subsidiaries delivered to Agent and Lenders on or prior to the Closing Date. If at any time any change in GAAP would, in either case, affect the computation of any financial ratio or financial requirement set forth in any Loan Document, and any of Agent, Borrower or Required Lenders shall so request, Agent, Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the final approval of Agent and Required Lenders); provided, that until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) the Loan Parties shall provide to Agent and Lenders Financial Statements and other documents required under this Agreement which include a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP; provided, further, that (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party at “fair value”, as defined therein shall be disregarded for the purposes of computing any financial ratios and requirements herein and (ii) the effect of any changes to GAAP that would require leases which are, or would have been, classified as operating leases under GAAP as it exists on the Closing Date to be classified and accounted for as capital leases under the revised GAAP (including by reason of adoption of FASB Accounting Standards Update 2016-02) shall be disregarded for the purposes of computing any financial ratios and requirements herein. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, the Loan Parties shall not, without the prior written consent of Agent (which shall not be unreasonably delayed, conditioned or withheld), cause or permit any material change in application of GAAP, or any material method of GAAP utilized, by the Loan Parties in their Financial Statements after the Closing Date.

1.3.       Other Definitional Provisions and References. References in this Agreement to “Sections”, “Annexes”, “Exhibits”, “Appendices” or “Schedules” shall be to Sections, Annexes, Exhibits, Appendices or Schedules of or to this Agreement unless otherwise specifically provided. Any term defined herein may be used in the singular or plural. “Include”, “includes” and “including” shall be deemed to be followed by “without limitation.” Except as otherwise specified or limited herein, references to any Person include the successors and assigns of such Person. The references “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including,” respectively. References in any Loan Document to the knowledge (or an analogous phrase) of any Loan Party are intended to signify that such Loan Party has actual knowledge or awareness of a particular fact or circumstance or that such Loan Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance. Unless otherwise specified herein, the settlement of all payments and fundings hereunder between or among parties hereto shall be made in lawful money of the United States and in immediately available funds. Time is of the essence in Borrower’s and each other Loan Party’s performance under this Agreement and all other Loan Documents. All amounts used for purposes of financial calculations required to be made herein shall be without duplication. Except as otherwise specified or limited herein, references to any statute or act shall include all related regulations, rules and orders and all amendments and supplements and any successor or replacement statutes, acts and regulations. References to any statute or act, without additional reference, shall be deemed to refer to federal statutes and acts of the United States. References to any agreement, instrument or document (including the Loan Documents and any Organizational Document) shall include all schedules, exhibits, annexes, appendices and other attachments thereto and shall be construed as referring to such agreement, instrument or document as from time to time amended, amended and restated, modified, extended, restated, replaced or supplemented (subject to any restrictions on such amendments, amendments and restatements, modifications, extensions, restatements, replacements and supplements set forth herein or in any other Loan Document).

1.4.        Pro Forma Adjustments.

(a)
Ratio Acquisition Adjustments. For purposes of calculating the Total Leverage Ratio for any period of measurement that includes the date of the consummation of any Permitted Acquisition, EBITDA shall be adjusted on an historical pro forma basis to include the financial results of such acquired Person or line of business as if such Permitted Acquisition had been consummated on the first day of such period of measurement, in each case calculated in the same manner as the applicable component is calculated pursuant to this Agreement, but including only such pro forma adjustments to such component as are acceptable to Agent, in its reasonable discretion.

(b)
Ratio Disposition Adjustments. For purposes of calculating the Total Leverage Ratio for any period of measurement that includes the date of any sale or disposition of any Person or line of business, EBITDA shall be adjusted on an historical pro forma basis to exclude the financial results of such Person or line of business so sold or disposed of, in each case calculated in the same manner as the applicable component is calculated pursuant to this Agreement, but including only such pro forma adjustments to such component as are acceptable to Agent, in its reasonable discretion.

2.
ADVANCES AND LETTERS OF CREDIT

2.1.        Advances and Borrowings.

(a)
Subject to the terms and conditions hereof, each Lender severally (and not jointly) agrees to make available to Borrower from time to time until the Commitment Termination Date its Pro Rata Share of advances pursuant to its Revolving Loan Commitment (each, an “Advance”); provided, that (i) the aggregate principal amount of such Advances will not result in such Lender’s Revolving Exposure exceeding the Revolving Loan Commitment or (ii) the aggregate Revolving Exposure of all Lenders exceeding the aggregate Revolving Loan Commitments of all Lenders. Until the Commitment Termination Date, Borrower may from time to time borrow, repay and reborrow under this Section 2.1(a). Advances may, at the option of the Borrower in accordance with the terms of this Agreement, be Base Rate Loans, Daily Simple SOFR Loans or Tranche Rate Loans.

(i)
Borrower shall deliver to Agent a Notice of Borrowing with respect to each proposed borrowing of an Advance (other than Advances made pursuant to clause (ii) of this Section 2.1(a)), such Notice of Borrowing to be delivered no later than: (A) 10:00 a.m. (Cincinnati, Ohio time) (or such later time acceptable to Agent in its sole discretion) on the day of such proposed borrowing, in the case of Base Rate Loans or Daily Simple SOFR Loans and (B) 10:00 a.m. (Cincinnati, Ohio time) on the day that is three U.S. Government Securities Business Days prior to such proposed borrowing, in the case of Tranche Rate Loans. Once given, a Notice of Borrowing shall be irrevocable and Borrower shall be bound thereby.

(ii)
Borrower hereby authorizes each Lender to make Advances based on telephonic or electronic notices made by any Person which Agent, in good faith, believes to be acting on behalf of Borrower, in accordance with procedures established by or otherwise acceptable to Agent from time to time in its sole discretion (including Agent’s confirmation of such notices). All Advances will be advanced to the Borrower’s Account, unless Borrower otherwise instructs Agent.

(b)
The making of each Advance by Agent or any Lender under Section 2.1(a) will be deemed to be a representation by Borrower that the Advance will not violate the terms of Section 2.1(a). Neither Agent nor any Lender shall have any duty to follow, or any liability for, the application by Borrower of any proceeds of any Advance.

2.2.         Prepayments/Commitment Termination.

(a)
Termination of Revolving Loan Commitments.

(i)
Borrower may at any time on at least five Business Days’ prior written notice (or such shorter time as Agent may agree in its sole discretion) to Agent terminate the Revolving Loan Commitments of all the Lenders; provided that, upon such termination, all Advances and other Obligations shall be immediately due and payable in full and all Letter of Credit Obligations shall be cash collateralized or otherwise satisfied in accordance with Annex A. Any voluntary termination of the Revolving Loan Commitments must be accompanied by payment of any Tranche Rate funding breakage costs in accordance with Section 2.5(e). Upon any such termination of the Revolving Loan Commitments, Borrower’s right to request Advances, or request that Letter of Credit Obligations be incurred on its behalf, shall simultaneously be permanently terminated.

(ii)
All of the Obligations shall, if not sooner paid or required to be paid pursuant to this Agreement or any other Loan Document, be due and payable in full on the Commitment Termination Date.

(b)
Mandatory Prepayments. Subject to Section 2.1(b), if at any time the outstanding balance of the aggregate Revolving Exposure exceeds the Revolving Loan Commitment then in effect (any and all such excess Revolving Exposure is herein referred to, collectively, as an “Overdrawn Amount”), Borrower shall promptly, and in any event within two (2) Business Days, repay the aggregate outstanding Advances to the extent required to eliminate such Overdrawn Amount. If any such Overdrawn Amount remains after repayment in full of the aggregate outstanding Advances, Borrower shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Annex A to the extent required to eliminate such Overdrawn Amount.

(c)
Optional Prepayments. Borrower may, upon notice to the Agent, at any time and from time to time prepay any Advance in whole or in part without premium or penalty, subject to the requirements contained herein (including this Section and Section 2.7). Each partial prepayment of any Tranche Rate Loan or Daily Simple SOFR Loan shall be in an amount that would be permitted in the case of an Advance of a Tranche Rate Loan or Daily Simple SOFR Loan as provided in Section 2.5.

                         (d)          Application of Prepayments. Any prepayment shall include accrued interest on the principal amount being repaid and with respect to any prepayment of a Tranche Rate Loan shall be subject to Section 2.5(e).  All prepayments of an Advance shall be applied first to that portion of such Advance comprised of Base Rate Loans and then to that portion of such Advance comprised of Tranche Rate Loans or Daily Simple SOFR Loans, in direct order of Interest Period maturities or Interest Payment Dates, as applicable.

(e)
No Implied Consent. Nothing in this Section 2.2 shall be construed to constitute Agent’s or any Lender’s consent to any transaction that is not expressly permitted by other provisions of this Agreement or the other Loan Documents or a waiver of any Event of Default arising therefrom.

2.3.
[Reserved].

2.4.
Interest and Applicable Margins; Fees.

(a)
Subject to Sections 2.4(c) and 2.4(d), each Advance shall bear interest on the outstanding principal amount thereof from the date when made at a rate per annum equal to the Tranche Rate, Daily Simple SOFR, or the Base Rate, as the case may be, plus the Applicable Margin. Daily Simple SOFR shall be reset each U.S. Government Securities Business Day by Agent. Each determination of an interest rate by Agent shall be conclusive and binding on Borrower and the Lenders in the absence of manifest error. All computations of Fees and interest payable under this Agreement shall be made on the basis of a 360-day year and actual days elapsed, except that interest computed by reference to the Base Rate shall be computed on the basis of a 365-day year (366 days in the case of a leap year) and actual days elapsed. Interest and Fees shall accrue during each period during which interest or such Fees are computed from (and including) the first day thereof to (and including) the last day thereof.

(b)
All as determined by Agent in accordance with the Loan Documents and Agent’s loan systems and procedures periodically in effect, interest shall be paid in arrears (i) on each Interest Payment Date and (ii) on the date of each payment or prepayment (with respect to Tranche Rate Loans) of Advances on and after the Commitment Termination Date. Agent may estimate the amount of interest that Borrower will owe on Borrower’s periodic statements and Agent may adjust the amount of interest owed on each subsequent statement provided to Borrower to reflect any differential between the estimated amount of interest shown on Borrower’s preceding statement and the actual amount of interest determined to have been due by Agent on the preceding Interest Payment Date. Borrower agrees to pay the amount shown due on the Interest Payment Date on each of Borrower’s periodic statements on each Interest Payment Date.

(c)
At the election of Agent or the Required Lenders while any Event of Default exists and continues (or automatically while any Event of Default under Section 9.1(a), 9.1(h) or 9.1(i) exists and continues), interest (after as well as before entry of judgment thereon to the extent permitted by Law) on the Advances and the Letter of Credit Fees shall increase, from and after the date of occurrence of such Event of Default, to a rate per annum which is determined by adding 2.0% per annum to the Applicable Margin or Letter of Credit Fee, as applicable, then in effect for such Advances (plus the Tranche Rate, Daily Simple SOFR, or the Base Rate, as the case may be) or Letter of Credit Obligations, as applicable (the “Default Rate”). All such interest shall be payable on demand of Agent or the Required Lenders.

(d)
Anything herein to the contrary notwithstanding, the obligations of Borrower hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Lender would be contrary to the provisions of any Law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event Borrower shall pay such Lender interest at the highest rate permitted by applicable Law (“Maximum Lawful Rate”) for such period; provided, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement.

(e)
Fees.

(i)
Fee Letter. Borrower agrees to pay to Agent, for its own account or the account of the Lenders as provided in the Fee Letter, Fees payable in the amounts and at the times as set forth in the Fee Letter.

(ii)
Unused Line Fees. Borrower agrees to pay to Agent for the account of each Lender according to its Pro Rata Share of the Revolving Loan Commitments, a commitment Fee (the “Unused Line Fee”), which shall accrue, as of each day during the period from and including the Closing Date to but excluding the date on which the Revolving Loan Commitments terminate, at a rate per annum equal to the Applicable Margin for Unused Line Fees, on the then daily amount of the difference of the Revolving Loan Commitments of all Lenders minus the sum of (A) the aggregate outstanding amount of all Advances of all Lenders plus (B) the outstanding amount of Letter of Credit Obligations. The accrued Unused Line Fee shall be payable in arrears on each Interest Payment Date, all as determined by Agent in accordance with the Loan Documents and Agent’s loan systems and procedures periodically in effect. Accruals of the Unused Line Fee shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed during the applicable period (including the first day but excluding the last day of such period).

(iii)        Letter of Credit Fees. Borrower agrees to pay to Agent:

(A)
For the account of each Lender according to its Pro Rata Share of the Revolving Loan Commitments, as compensation to such Lenders for their participation interest in the Letter of Credit Obligations incurred hereunder with respect to Letter of Credit (“Letter of Credit Fee”):

  (a) with respect to each standby Letter of Credit, for each applicable period during which such Letter of Credit Obligation shall remain outstanding, a Fee in an amount equal to the Applicable Margin for Tranche Rate Loans from time to time in effect multiplied by the maximum amount available from time to time to be drawn under such Letter of Credit, which Fee shall be payable (as more specifically determined pursuant to the applicable Loan Documents with respect to such Letter of Credit and otherwise as determined by Agent in accordance with the Loan Documents and Agent’s loan systems and procedures periodically in effect): quarterly in arrears on the last Business Day of each calendar quarter; and

(b) with respect to each commercial Letter of Credit, a Fee in an amount equal to the Applicable Margin for Tranche Rate Loans in effect on such date of issuance on the stated amount of such Letter of Credit, which Fee shall be payable (as more specifically determined pursuant to the applicable Loan Documents with respect to such Letter of Credit and otherwise as determined by Agent in accordance with the Loan Documents and Agent’s loan systems and procedures periodically in effect) in advance on the date of issuance of such Letter of Credit.

(B)
For the account of L/C Issuer, on demand, such Fees (including all current issuance, opening, closing, transfer, amendment, draw, renewal, negotiation and other letter of credit administration fees) and other actual charges and expenses of Lender in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

(C)
Borrower further agrees to pay to Agent and each Lender, on demand, all actual costs and expenses incurred by Agent or any Lender on account of any Letter of Credit Obligations.

All such Fees are fully earned by the applicable Lenders when paid and non-refundable. The Letter of Credit Fee will be calculated on the basis of the actual number of days elapsed in a 360-day year. If any Letter of Credit is cancelled for any reason before the stated expiry date thereof, the Letter of Credit Fee or any other Fee paid in advance will not be refunded and will be retained by the applicable Lenders solely for their account.

(iv)
NSF Fees. In addition to, and without limiting, any other provision of this Agreement or the other Loan Documents, Agent may impose a non-sufficient funds fee for any check that is presented for payment that is returned for any reason.

2.5.         SOFR Provisions.

(a)
Elections. Subject to the provisions of Section 9.2, Borrower may request that Advances permitted to be made hereunder be Tranche Rate Loans or Daily Simple SOFR Loans, as applicable, and that outstanding portions of Advances made hereunder be converted either Tranche Rate Loans or Daily Simple SOFR Loans, as applicable. Any request with respect to a new Advance will be made by submitting a Notice of Borrowing to Agent. Once given, and except as provided in clauses (b)-(f) below, a Notice of Borrowing shall be irrevocable and Borrower shall be bound thereby. In the case of any conversion of a Base Rate Loan to a Tranche Rate Loan, any conversion of an existing Tranche Rate Loan to a new Tranche Rate Loan with a different Interest Period, any conversion of a Tranche Rate Loan to a Base Rate Loan, any conversion of a Base Rate Loan to a Daily Simple SOFR Loan, or any conversion of a Daily Simple SOFR Loan to a Base Rate Loan, such election must be made pursuant to a Notice of Conversion. In addition to the other provisions of this Agreement, as a condition to any Tranche Rate or Daily Simple SOFR election hereunder, on or before the date on which the applicable Tranche Rate Loan or Daily Simple SOFR Loan is to be advanced or converted hereunder, in each case in accordance with Agent’s loan policies and procedures periodically in effect, Borrower shall notify Agent of each of the following: (i) the requested amount of such Tranche Rate Loan or Daily Simple SOFR Loan, (ii) the Interest Period that Borrower has elected to apply to such Tranche Rate Loan, and (iii) the date of the requested Advance or conversion. In the absence of a Notice of Conversion submitted to Agent (i) not later than 10:00 a.m. Cincinnati, Ohio time (or such later time acceptable to Agent in its sole discretion) at least three U.S. Government Securities Business Days, in the case of a Tranche Rate Loan, prior to such Business Day on which such Interest Period expires, Borrower will be deemed to have requested that the Tranche Rate Loan then maturing be continued as a Tranche Rate Loan for the same Interest Period commencing on the date on which such expiring Interest Period ends and (ii) not later than noon Cincinnati, Ohio time (or such later time acceptable to Agent in its sole discretion) on any Business Day, all Daily Simple SOFR Loans shall remain Daily Simple SOFR Loans. If Borrower requests a new Advance but fails to submit a Notice of Borrowing as required by this paragraph, and if Borrower would otherwise be entitled to elect a Tranche Rate Loan under the terms of this Agreement, Borrower will be deemed to have elected to have such principal amount bear interest as a Tranche Rate Loan with an Interest Period of one month, commencing on the date of the Advance. Unless otherwise permitted by Agent in its sole discretion: (A) in no event may the last day of any Interest Period exceed the Commitment Termination Date, (B) in no event may any new Interest Period commence with respect to any Tranche Rate Loan requested to be converted hereunder prior to the expiration of the applicable Interest Period then in effect with respect to such Tranche Rate Loan, (C) there may be no more than five Tranche Rate Loans outstanding at any one time, and (D) if required by Agent in its sole discretion at any time and from time to time, each request for a Tranche Rate Loan or a Daily Simple SOFR Loan, whether by original issuance or conversion, shall be in a minimum amount of $100,000 and, if in excess of such amount, in an integral multiple of $100,000 in excess of such amount.

(b)
Temporary Inability to Determine Benchmark. If Agent shall determine or be notified by Required Lenders that: (A) the applicable SOFR Rate, any then-current Benchmark or any tenor thereof cannot be determined pursuant to the definition thereof, (B) adequate and reasonable methods do not exist for ascertaining the Benchmark, (C) the Benchmark, as determined by Agent, will not adequately and fairly reflect the cost to Lenders of funding their Advances accruing interest based upon the Benchmark, or (D) the making or funding of Advances accruing interest based upon the Benchmark has become impracticable, in each case of (A)-(D), other than as a result of an event described in Section 2.5(c) below; then, in any such case, Agent shall promptly provide notice of such determination to Borrower and Lenders (which shall be conclusive and binding on Borrower and Lenders), and (x) any request for an Advance accruing interest based upon the Benchmark or for a conversion to or continuation of any such Advance shall be automatically withdrawn and shall be deemed a request for a Base Rate Loan, (y) each such Advance will immediately become a Base Rate Loan (or with respect to a Tranche Rate Loan at the end of the applicable Interest Period to the extent such Tranche Rate Loan can be continued until the end of such Interest Period), and (z) the obligations of Lenders to make Advances accruing interest based upon the Benchmark shall be suspended until Agent or Required Lenders determine that the circumstances giving rise to such suspension no longer exist, in which event Agent shall so notify Borrower and Lenders.

(c)
Benchmark Replacement Setting.

(i)
Benchmark Replacement.

(A)
Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, Agent in consultation with Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement and related spread adjustment and methodology for determining such adjustment which will take into consideration recommendations of the relevant Governmental Authority and any evolving or then-existing convention for similar U.S. dollar denominated syndicated revolving credit facilities. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after Agent has posted such proposed amendment to all Lenders and Borrower so long as Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.5(c) will occur prior to the applicable Benchmark Transition Start Date.

(B)
Intentionally Omitted.

(C)
No Rate Contract shall be deemed to be a “Loan Document” for purposes of this Section 2.5(c).

(ii)
Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark or a Benchmark Replacement, Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. Agent will promptly notify Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use, implementation, or administration of a Benchmark or a Benchmark Replacement.

(iii)
Notices; Standards for Decisions and Determinations. Agent will promptly notify Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes. Agent will notify Borrower of (i) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.5(c)(iv); and (ii) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.5(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.5(c).

(iv)
Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then Agent may modify the applicable provisions applicable to such Benchmark (or component thereof) or such Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then Agent may modify the applicable provisions, including any interest period, applicable to such Benchmark (or component thereof) or such Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)
Benchmark Unavailability Period. Upon Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (A) Borrower may revoke any pending request for an Advance bearing interest at the Benchmark, conversion to or continuation of an Advance bearing interest at the Benchmark to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans and (B) any outstanding affected Advances will be deemed to have been converted into Base Rate Loans immediately (or with respect to a Tranche Rate Loan at the end of the applicable Interest Period to the extent such Tranche Rate Loan can be continued until the end of such Interest Period).

(vi)
Limitation of Liability. Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the administration of, submission of, calculation of or any other matter related to any Benchmark, any component definition thereof or rates referenced in the definition thereof or any alternative, comparable or successor rate thereto (including, any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, comparable or successor rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as the immediately preceding Benchmark or any other Benchmark, or (b) the effect, implementation or composition of any Conforming Changes.

(d)
Illegality. Notwithstanding any other provisions hereof, if any Law shall make it unlawful for any Lender to make, fund or maintain either Tranche Rate Loans or Daily Simple SOFR Loans, such Lender shall promptly give notice of such circumstances to Agent, Borrower and the other Lenders. In such an event, (i) the commitment of the Lenders to make Tranche Rate Loans or Daily Simple SOFR Loans, as applicable, continue Tranche Rate Loans as Tranche Rate Loans, continue Daily Simple SOFR Loans as Daily Simple SOFR Loans, convert Base Rate Loans to Tranche Rate Loans or convert Base Rate Loans to Daily Simple SOFR Loans shall be immediately suspended and (ii) any outstanding Tranche Rate Loans or Daily Simple SOFR Loans, as applicable, shall be converted automatically to Base Rate Loans (on the last day of the Interest Period thereof, in the case of Tranche Rate Loans) or at such earlier time as may be required by Law.

(e)
Tranche Rate Breakage Fee. Upon (i) any default by Borrower in making any borrowing of, conversion into or conversion of any Tranche Rate Loan following Borrower’s delivery to Agent of any applicable Notice of Borrowing or Notice of Conversion or (ii) any payment of a Tranche Rate Loan on any day that is not the last day of the Interest Period applicable thereto (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise), Borrower shall promptly pay each Lender an amount equal to the amount of any losses, expenses and liabilities (including any loss (including interest paid) in connection with the re-employment of such funds) that such Lender sustains as a result of such default or such payment. For the avoidance of doubt, this Section 2.5(e) shall not apply to Daily Simple SOFR Loans.

(f)
Increased Costs. If, after the Closing Date, any Change in Law: (i) shall impose, modify or deem applicable any reserve (including any reserve imposed by the Board of Governors of the Federal Reserve System, or any successor thereto, but excluding any reserve included in the determination of the Tranche Rate or Daily Simple SOFR pursuant to the provisions of this Agreement), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by any Lender, or (ii) shall impose on any Lender any other condition affecting its Tranche Rate Loans or its Daily Simple SOFR Loans, any of its notes issued pursuant hereto (if any) or its obligation to make Tranche Rate Loans or Daily Simple SOFR Loans; and the result of anything described in these clauses (i) and (ii) is to increase the cost to (or to impose a cost on) such Lender of making or maintaining any Tranche Rate Loan or Daily Simple SOFR Loan, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under any of its notes issued pursuant hereto (if any) with respect thereto, then upon demand by such Lender, Borrower shall promptly pay directly to such Lender such additional amount as will compensate such Lender for such increased cost or such reduction.

2.6.      Letters of Credit.  Subject to and in accordance with the terms and conditions contained herein and in Annex A, Borrower shall have the right to request, and Lenders agree to incur, or purchase participations in, Letter of Credit Obligations in respect of Borrower and its Subsidiaries.

2.7.
General Provisions Regarding Payment.

(a)
Borrower shall deliver to Agent a notice of prepayment with respect to each proposed prepayment of an Advance hereunder, such notice of prepayment to be delivered no later than: (A) 10:00 a.m. (Cincinnati, Ohio time) (or such later time acceptable to Agent in its sole discretion) on the day of such proposed prepayment, in the case of Base Rate Loans or Daily Simple SOFR Loans, and (B) 10:00 a.m. (Cincinnati, Ohio time) on the day that is three U.S. Government Securities Business Days prior to such proposed prepayment, in the case of Tranche Rate Loans. Once given, a notice of prepayment shall be irrevocable and Borrower shall be bound thereby.

(b)
Borrower shall make each payment under this Agreement to each Lender at the office or account designated by each Lender not later than 12:00 noon (Cincinnati, Ohio time) on the day when due in immediately available funds in Dollars. For purposes of computing interest and Fees as of any date, all payments shall be deemed received on the Business Day on which immediately available funds therefor are received prior to 10:00 a.m. Cincinnati, Ohio time. Payments received after 10:00 a.m. Cincinnati, Ohio time on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day so long as such funds are available funds.

2.8.       Loan Account. Agent shall maintain a loan account (the “Loan Account”) on its books in accordance with the Register to record all Advances, all payments made by Borrower, and all other debits and credits as provided in this Agreement with respect to the Advances or any other Obligations. All entries in the Loan Account shall be made in accordance with Agent’s customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent’s most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrower; provided, that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower’s duty to pay the Obligations. Agent shall render to Borrower a monthly accounting of transactions with respect to the Advances setting forth the balance of the Loan Account for the immediately preceding month. Each and every such accounting shall be presumptive evidence of all matters reflected therein absent manifest error.

2.9.        Taxes.

(a)
Gross-up for Taxes. All payments of principal and interest on the Advances and all other amounts payable hereunder or any other Loan Document shall be made free and clear of and without deduction for any Taxes, except as required by applicable Law. If any withholding or deduction from any payment to be made by any Loan Party hereunder or under any other Loan Document is required in respect of any Taxes pursuant to any applicable Law, then the applicable Loan Party will (i) pay directly to the relevant authority the full amount required to be so withheld or deducted, (ii) promptly forward to Agent and any applicable Lender an official receipt or other documentation satisfactory to Agent or such Lender evidencing such payment to such authority, and (iii) if the Tax is an Indemnified Tax, pay to Agent for the account of Agent and each applicable Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by Agent and each Lender will equal the full amount Agent and such Lender would have received had no such withholding or deduction been required. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of Agent timely reimburse it for the payment of, any Other Taxes. If any Indemnified Taxes are directly asserted against Agent or any Lender (or any of its Affiliates) with respect to a payment received hereunder or any other Loan Document or with respect to, or arising from, the obligations of the Loan Parties under any Loan Document, the Loan Parties shall jointly and severally indemnify Agent or such Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by Agent or such Lender and any reasonable, out-of-pocket expenses arising therefrom or with respect thereto (including reasonable, out-of-pocket attorneys’ or tax advisor fees and expenses actually incurred), whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Agent), or by Agent on its own behalf or on behalf of a Lender, shall be conclusive and binding absent manifest error.

(b)
Interest and Penalties. If Borrower or any other applicable Loan Party fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Agent, for the account of Agent and the respective Lenders, the required receipts or other required documentary evidence, Borrower and the other Loan Parties shall jointly and severally indemnify Agent and Lenders for any incremental Taxes, interest or penalties and reasonable, out-of-pocket costs and expenses (including reasonable attorneys’ and tax advisor fees and expenses actually incurred) that may become payable by Agent or any Lender (or any of its Affiliates) as a result of any such failure.

(c)
Withholding Documentation. Each Lender that is organized under the Laws of a jurisdiction other than the United States and is a party hereto on the Closing Date or purports to become an assignee of an interest pursuant to Section 12.6(a) after the Closing Date (unless such Lender was already a Lender hereunder immediately prior to such assignment) (each such Lender a “Foreign Lender”) shall execute and deliver to each of Borrower and Agent (as Borrower or Agent may reasonably request) one or more United States Internal Revenue Service Forms W-8ECI, W-8BEN, W-8BEN-E, or W-8IMY (with applicable attachment), as applicable, and other applicable forms, certificates or documents prescribed by the United States Internal Revenue Service or reasonably requested by Agent certifying as to such Lender’s entitlement to an exemption from, or reduction of, withholding or deduction of U.S. federal withholding Taxes. Each Lender that is a U.S. Person on the Closing Date or purports to become an assignee of an interest pursuant to Section 12.6(a) after the Closing Date (unless such Lender was already a Lender hereunder immediately prior to such assignment) shall execute and deliver to each of Borrower and Agent (as Borrower or Agent may reasonably request) one or more United States Internal Revenue Service Form W-9. In addition, if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to Borrower and Agent at the time or times prescribed by Law and at such time or times reasonably requested by Borrower or Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by Borrower or Agent as may be necessary for Borrower and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Agent in writing of its legal inability to do so.

(d)
Treatment of Certain Refunds. If any Lender or Agent determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.9 (including by the payment of additional amounts pursuant to this Section 2.9(d)), it shall, so long as no Event of Default is occurring, pay to Borrower an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such Lender, Agent or their respective Affiliates and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). The Loan Parties, upon the request of such indemnified party, shall repay to such Lender or Agent the amount paid over pursuant to this Section 2.9(d) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Lender, Agent or their respective Affiliates is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.9(d), in no event will any Lender or Agent be required to pay any amount to a Loan Party pursuant to this Section 2.9(d) the payment of which would place such Person (or its Affiliates) in a less favorable net after-Tax position than such Person (or its Affiliates) would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.9(d) shall not be construed to require any Lender, Agent, or their Affiliates to make available its respective Tax returns (or any other information relating to its Taxes that it deems confidential) to a Loan Party or any other Person.

(e)
Usage of Terms. For the purposes of this Section 2.9 and the definitions of Excluded Tax, Indemnified Tax, Taxes, and Other Taxes used therein, “Lender” means any Lender or L/C Issuer and, subject to Section 12.6(b), any Participant.

2.10.    Capital Adequacy   If Lender or any Person controlling Lender shall reasonably determine that any Change in Law has or would have the effect of reducing the rate of return on Lender’s or such controlling Person’s capital as a consequence of Lender’s obligations hereunder or under any Letter of Credit to a level below that which Lender or such controlling Person could have achieved but for such Change in Law, then from time to time, upon demand by Lender, Borrower shall promptly pay to Lender such additional amount as will compensate Lender or such controlling Person for such reduction.

2.11.     Notes. Lender may request that Advances made by it be evidenced by a Note. In such event, Borrower shall prepare, execute and deliver to Lender a Note payable to the order of Lender (or, if requested by Lender, to Lender and its registered assigns) and in a form approved by Lender. Thereafter, subject to Section 2.8, the Advances evidenced by such Notes and interest thereon shall at all times be represented by one or more Notes in such form payable to the order of the payee named therein (or, if any such Note is a registered note, to such payee and its registered assigns) and this Agreement.

2.12.      Increase in Commitments.

(a)
Request for Increase. From time to time after the Closing Date, Borrower may, upon at least 15 days’ written notice to Agent (which shall promptly provide a copy of such notice to each Lender), prior to the Commitment Termination Date, request an increase in the Revolving Loan Commitments (an “Increase”); provided, that, (i) the aggregate amount of all such Increases shall not exceed $25,000,000, and (ii) any such request for an increase shall be in a minimum amount of $5,000,000. Each such notice shall specify the date (each, an “Increased Amount Date”) on which Borrower proposes that the Increase shall be effective, which shall be a date not less than 15 days after the date on which such notice is delivered to Agent. Each Lender shall have the right for a period of 10 days following receipt of such notice, to elect by written notice to Borrower and Agent to increase its Revolving Loan Commitment by a principal amount equal to its Pro Rata Share of the applicable Increase. Any Lender who fails to respond to any such notice shall be deemed to have elected to not participate in any such Increase. No Lender (or any successor thereto) shall have any obligation to make any Increase, and any decision by a Lender to make an Increase shall be made in its sole discretion independently from any other Lender. Any fees payable by Borrower in connection with any Increase shall relate solely to the increase to the Revolving Loan Commitment and not to Advances outstanding or Revolving Loan Commitments available prior to the Increased Amount Date.

(b)
If any Lender shall not elect to make an Increase pursuant to subsection (a) of this Section 2.12, Borrower may designate another bank, investment fund or other institution which at the time agrees to become a party to this Agreement (an “Additional Lender”) and to provide some or all of the shortfall; provided, that any Additional Lender must be acceptable to Agent, which acceptance will not be unreasonably withheld or delayed.

(c)
Such Increase shall become effective as of such Increased Amount Date; provided, that (1) no Default or Event of Default shall exist on such Increased Amount Date before and after giving effect to such Increase; (2) Borrower shall deliver to Agent a certificate of each Loan Party dated as of the Increased Amount Date signed by a Responsible Officer of such Loan Party (x) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (y) in the case of Borrower, certifying that, before and after giving effect to such increase, (A) each representation or warranty by any Loan Party contained herein or in any other Loan Document is true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality or Material Adverse Effect in the text thereof), except to the extent that such representation or warranty expressly relates to an earlier date in which case such representation or warranty is true and correct in all material respects as of such earlier date (except that such material qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), and (B) no Default exists or would result therefrom, (ii) (x) upon the reasonable request of Agent or any Lender made at least 10 days prior to the Increased Amount Date, Borrower shall have provided to Agent or such Lender, and Agent or such Lender shall be reasonably satisfied with, the documentation or other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation the USA Patriot Act, in each case at least three days prior to the Increased Amount Date and (y) at least three days prior to the Increased Amount Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered to Agent or any Lender, upon reasonable request, a Beneficial Ownership Certification in relation to such Loan Party and (iii) customary legal opinions, borrowing notices and other documents reasonably requested by Agent.

(d)
On any Increased Amount Date, subject to the satisfaction of the terms and conditions set forth in the foregoing clauses (a), (b) and (c), (i) each Additional Lender severally agrees to make its portion of the Revolving Loan Commitment to Borrower and each Advance made under the Increase shall be deemed, for all purposes, to be part of the Revolving Credit Advances hereunder, and (ii) each Additional Lender providing an Increase shall become a Lender hereunder with respect to the Increase and all matters relating thereto.

(e)
If the interest margin that is to be applicable to the Increase is higher than the interest margin applicable to the Revolving Credit Advance immediately prior to the applicable Increased Amount Date (the amount by which the interest margin is higher, the “Excess”), then the interest margin applicable to the Revolving Credit Advance immediately prior to the Increased Amount Date shall be increased by the amount of the Excess, effective on the applicable Increased Amount Date, and without the necessity of any action by any party hereto, and the maturity and all other terms and provisions of the Increase shall be the same as such Revolving Credit Advance.

2.13.    Mitigation Obligations. If any Lender requests compensation under either Section 2.5(e) or Section 2.10, or requires Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.9, then, upon the written request of Borrower, such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder (subject to the provisions of Section 12.6) to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate or materially reduce amounts payable pursuant to any such Section, as the case may be, in the future, (b) would not subject such Lender to any unreimbursed cost or expense, and (c) would not otherwise be disadvantageous to such Lender (as determined in its reasonable discretion). Without limitation of the provisions of Section 10.1, Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

2.14.
Defaulting Lenders

(a)
Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)
Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 12.5(d).

(ii)
Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 9 of this Agreement or otherwise) or received by Agent from a Defaulting Lender pursuant to a right of setoff available with respect to such Defaulting Lender shall be applied at such time or times as may be determined by Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer hereunder; third, to cash collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with this Agreement; fourth, as Borrower may request (so long as no Default or Event of Default exists), to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Agent; fifth, if so determined by Agent and Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Advances under this Agreement and (y) cash collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Agreement; sixth, to the payment of any amounts owing to the Lenders or the L/C Issuers as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the L/C Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Advances or Letter of Credit Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Advances were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 8.2 were satisfied or waived, such payment shall be applied solely to pay the Advances of, and Letter of Credit Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of, or Letter of Credit Obligations owed to, such Defaulting Lender until such time as all Advances and funded and unfunded participations in Letter of Credit Obligations are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (iv) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)
Fees.

(A)
No Defaulting Lender shall be entitled to receive any Fee (other than its portion of the Letter of Credit Fee) for any period during which that Lender is a Defaulting Lender (and Borrower shall not be required to pay any such Fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)
Each Defaulting Lender shall be entitled to receive its portion of the Letter of Credit Fee for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the stated amount of Letters of Credit for which it has provided cash collateral pursuant to this Agreement.

(C)
With respect to any Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such Fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each L/C Issuer, as applicable, the amount of any such Fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such Fee.

(iv)
Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letter of Credit Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Revolving Loan Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Loan Commitment. Subject to Section 12.18, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)
Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, cash collateralize the L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in this Agreement.

(b)
Defaulting Lender Cure. If Borrower, Agent and L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Advances of the other Lenders or take such other actions as Agent may determine to be necessary to cause the Advances and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Revolving Loan Commitments (without giving effect to paragraph (a)(iv) above), whereupon, such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to Fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)
New Letters of Credit. So long as any Lender is a Defaulting Lender, no L/C Issuer shall be required to issue, extend, increase, reinstate or renew any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

2.15.      Termination of Defaulting Lender. Borrower may terminate the unused amount of the Commitment of any Lender that is a Defaulting Lender upon not less than 10 Business Days’ prior notice to Agent (which shall promptly notify the Lenders thereof), and in such event the provisions of Section 2.14(a)(ii) will apply to all amounts thereafter paid by Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that (i) no Event of Default shall have occurred and be continuing, and (ii) such termination shall not be deemed to be a waiver or release of any claim Borrower, Agent, any L/C Issuer or any Lender may have against such Defaulting Lender

3.
REPRESENTATIONS AND WARRANTIES

To induce Lenders to make the Advances and to incur Letter of Credit Obligations, the Loan Parties, jointly and severally, make the following representations and warranties to Agent and each Lender as of the Closing Date, as of the date of the making of each Advance (or other extension of credit), and as of any other date such representations and warranties are deemed made pursuant to the terms of the other Loan Documents, each and all of which shall survive the execution and delivery of this Agreement.

3.1.       Existence and Power; Affected Financial Institution. Each Loan Party and each Subsidiary is an entity as specified on Schedule 3.1 (as of the Closing Date), is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization or incorporation, has the same legal name as it appears in the Organizational Documents of such Loan Party or any Subsidiary and an organizational identification number (if any), in each case as specified (as of the Closing Date) on Schedule 3.1, and has all powers and all governmental licenses, authorizations, registrations, permits, consents and approvals required under all applicable Laws and required in order to carry on its business as now conducted (collectively, “Permits”), except where the failure to have such Permits could not reasonably be expected to have a Material Adverse Effect. Each Loan Party and each Subsidiarity is qualified to do business as a foreign entity in each jurisdiction in which it is required to be so qualified, except where the failure to so qualify could not reasonably be expected to result in a Material Adverse Effect, which jurisdictions as of the Closing Date are specified on Schedule 3.1. Except as set forth on Schedule 3.1, as of the Closing Date, no Loan Party or any Subsidiary has in the five (5) year period preceding the Closing Date, had any name other than its current name, or been incorporated or organized under the Laws of any jurisdiction other than its current jurisdiction of incorporation or organization, or been party to any merger, consolidation or other change in structure. No Loan Party nor any Subsidiary thereof is an Affected Financial Institution. To the knowledge of Borrower, no fact or circumstance exists or is reasonably likely to occur that would reasonably be expected to result in the delay, termination, revocation, suspension, restriction or failure to obtain renewal of any Permit.

3.2.        Organization and Authorization; No Contravention. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party (a) are within its powers, (b) have been duly authorized by all necessary action pursuant to its Organizational Documents and applicable Law, (c) require no further action by or in respect of, or filing or registration with, or notice to or authorization or approval of, any Governmental Authority, and will not result in creating or imposition of any Lien on any asset of any Loan Party or any of its Subsidiaries (except Liens created pursuant to the Loan Documents), and (d) do not violate, conflict with or cause a breach or a default under (i) any Law, (ii) any of the Organizational Documents of any Loan Party or any Subsidiary or (iii) any agreement or instrument binding upon it, except for such violations, conflicts, breaches or defaults as would not, with respect to each of clauses (i) and (iii), reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.3.       Binding Effect. Each of the Loan Documents to which any Loan Party is a party constitutes a valid and binding agreement or instrument of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar Laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

3.4.       Capitalization. The issued and outstanding Stock of each Loan Party and each Subsidiary as of the Closing Date is as set forth on Schedule 3.4. All issued and outstanding Stock of each Loan Party and each Subsidiary is duly authorized and validly issued (and, in the case of each Loan Party that is a corporation, fully paid and non-assessable), free and clear of all Liens other than those in favor of Agent for the benefit of the Secured Parties, and such Stock was issued in compliance, in all material respects, with all applicable Laws. The identity of the holders of the Stock of each Loan Party (other than the Borrower, for whom only the identity of holders of Stock exceeding 5% of outstanding Stock shall be disclosed) and each Subsidiary and the percentage of their actual and fully diluted ownership of the Stock of each Loan Party and each Subsidiary, in each case as of the Closing Date, is set forth on Schedule 3.4. No shares of the Stock of any Loan Party or any Subsidiary, other than those described above, are issued and outstanding as of the Closing Date. Except as set forth on Schedule 3.4, as of the Closing Date there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Loan Party or any Subsidiary of any Stock of any such entity.

3.5.        Financial Information.

(a)
Audited Statements. The consolidated balance sheet of Borrower and its Subsidiaries and the related consolidated statements of operations, stockholders’ or, as applicable, members’ equity and cash flows for the most recently ended Fiscal Year then ended for which financial statements have been delivered pursuant to Annex B hereto (or, if prior to the first delivery thereof, the most recent audited financials delivered on or prior to the Closing Date), in each case reported on by an independent certified public accounting firm of regional standing reasonably acceptable to Agent, copies of which have been delivered to Agent from time to time pursuant to the terms of this Agreement, fairly present in all material respects, in conformity with GAAP, the consolidated financial position of Borrower and its Subsidiaries as of such date and their consolidated results of operations, changes in stockholders’ or, as applicable, members’ equity and cash flows for such period.

(b)
Unaudited Statements. The unaudited consolidated balance sheet of Borrower and its Subsidiaries and the related unaudited consolidated statements of operations and cash flows for the most recently ended Fiscal Quarter then ended for which financial statements have been delivered pursuant to Annex B hereto (or, if prior to the first delivery thereof, the most recent quarterly financials delivered on or prior to the Closing Date), copies of which have been delivered to Agent from time to time pursuant to the terms of this Agreement, fairly present in all material respects, in conformity with GAAP, the consolidated financial position of Borrower and its Subsidiaries as of such date and their consolidated results of operations and cash flows for the Fiscal Quarter then ended (subject to normal year-end adjustments and the absence of footnote disclosures).

(c)
[Reserved].

(d)
Projections. The Projections delivered on the date hereof and from time to time pursuant to this Agreement in each case have been prepared by Borrower in light of the past operations of its businesses, but including future payments of known contingent liabilities, and reflect projections for the five-year period ending December 31, 2030, on a quarterly basis for the first year and on a year-by-year basis thereafter. The Projections are based upon the same accounting principles as those used in the preparation of the Financial Statements described above and the estimates and assumptions stated therein, all of which Borrower believes to be reasonable and fair in light of current conditions and current facts known to any Loan Party and, as of the Closing Date or such later date of delivery thereof, reflect Borrower’s good faith and reasonable estimates of the future financial performance of Borrower and its Subsidiaries for the period set forth therein. The Projections are not a guaranty of future performance, and actual results may differ materially from the Projections.

(e)
No Material Adverse Effect. Since December 31, 2024, there has been no Material Adverse Effect.

3.6.       Litigation.   Except as set forth on Schedule 3.6, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of each Loan Party, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against any Loan Party, any Subsidiary or any of their respective properties which individually or in the aggregate:

(a)
purport to affect or pertain to this Agreement, any other Loan Document, or any of the transactions contemplated hereby or thereby;

(b)
would reasonably be expected to result, either individually or in the aggregate as to all Loan Parties, monetary judgment(s) in an amount that would reasonably be expected to result in a Material Adverse Effect; or

(c)
seek an injunction or other equitable or non-monetary relief which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided. Except as set forth on Schedule 3.6, as of the Closing Date, no Loan Party or any Subsidiary is the subject of an audit or, to each Loan Party’s knowledge, any review or investigation by any Governmental Authority (excluding the IRS and other taxing authorities) concerning the violation or possible violation of any requirement of Law. Borrower shall promptly disclose to Agent any changed circumstance or event, which causes any of the representations herein to be inaccurate or untrue.

3.7.       Ownership of Property. Each Loan Party and each Subsidiary is the lawful owner of, has good and marketable title to and is in lawful possession of, or has valid leasehold interests in, all properties and other assets (real or personal, tangible, intangible or mixed) of material value and purported or reported to be owned or leased (as the case may be) by such Person, except as may have been disposed of in the Ordinary Course of Business or otherwise in compliance with the terms hereof.

3.8.       No Default. No Default or Event of Default has occurred and is continuing. No Loan Party or any Subsidiary is in breach or default, nor has any Loan Party received any written notice stating a breach or default may exist, under or with respect to any contract, agreement, lease or other instrument to which it is a party or by which its property is bound or affected, except where the consequences, direct or indirect, of such breach or default, if any, could not reasonably be expected to cause a Material Adverse Effect.

3.9.        Labor Matters. There are no strikes or other labor disputes pending or , to any Loan Party’s knowledge, threatened against any Loan Party or any Subsidiary. Hours worked and payments made to the employees of the Loan Parties and the Subsidiaries have not been in material violation of the Fair Labor Standards Act or any other applicable Law dealing with such matters. All payments due from the Loan Parties and the Subsidiaries, or for which any material claim may be made against any of them, on account of wages and employee and retiree health and welfare insurance and other benefits have been paid or accrued as a liability on their books, as the case may be. The consummation of the transactions contemplated by the Loan Documents will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which it is a party or by which it is bound.

3.10.      Regulated Entities. No Loan Party or any Subsidiary is an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company,” all within the meaning of the Investment Company Act of 1940.

3.11.      Margin Regulations. None of the proceeds from the Advances have been or will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which could reasonably be expected to cause any of the Advances to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board.

3.12.       Compliance With Laws; Anti-Terrorism Laws.

(a)
Laws Generally. Each Loan Party and each Subsidiary is in compliance in all respects with the requirements of all applicable Laws, except where noncompliance would not reasonably be expected to have a Material Adverse Effect. To the knowledge of Borrower, there exist no facts or circumstances attributable to, or with respect to, Borrower, its Subsidiaries or Schools that would, individually or in the aggregate, reasonably be expected to materially and adversely affect Borrower’s, any Subsidiary’s or any School’s ability to obtain (i) any required notices or consents under any applicable Law or (ii) any other consent or approval that must be obtained in connection with the transactions under the Loan Documents.

(b)
Foreign Assets Control Regulations and Anti-Money Laundering. Each Loan Party and each Subsidiary and their respective directors, officers and employees and, to the best knowledge of each of them, their agents, is in compliance in all material respects with all applicable sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, or other relevant sanctions authority, and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it (collectively, “Sanctions”). No Loan Party and no Subsidiary or Affiliate of a Loan Party, including, to their knowledge, any director, officer, employee or agent, is an individual or an entity that is (i) a Person designated by the U.S. government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a U.S. Person cannot deal or otherwise engage in business transactions, (ii) a Person who is otherwise the target of Sanctions such that a Person cannot deal or otherwise engage in business transactions with such Person, or (iii) is controlled by (including by virtue of such person being a director (or manager) or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any person or entity on the SDN List or a foreign government that is the target of Sanctions such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under Law.

(c)
USA Patriot Act. The Loan Parties, each Subsidiary and each of their Affiliates are in compliance with the Trading with the Enemy Act, and each of the foreign assets control regulations of the U.S. Treasury Department and any other enabling legislation or executive order relating thereto, the USA Patriot Act, and any other federal or state Laws relating to “know your customer” and anti-money laundering rules and regulations. No part of the proceeds of any Advance will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

(d)
None of the funds of any Loan Party that are used to repay any obligation under this Agreement shall constitute property of, or shall be beneficially owned directly or indirectly by, any Person that is the subject of Sanctions.

3.13.    Taxes. All federal, state and all other material Tax returns, reports and statements required to be filed by or on behalf of each Loan Party and Subsidiary have been filed with the appropriate Governmental Authorities in all jurisdictions in which such returns, reports and statements are required to be filed and, except to the extent subject to a Permitted Contest, all Taxes (including real property Taxes) and other charges shown to be due and payable in respect thereof owing by a Loan Party or a Subsidiary have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for nonpayment thereof. Each of the Loan Parties is solely a resident for tax purposes of the United States and has no office, branch or permanent establishment outside of the United States.

3.14.
Compliance with ERISA.

(a)
ERISA Plans. Each ERISA Plan (and the related trusts and funding agreements) complies in form and in operation with, has been administered in compliance with, and the terms of each ERISA Plan satisfy the requirements of, applicable Law including ERISA and the IRC in all material respects. Each ERISA Plan which is intended to be qualified under Section 401(a) of the IRC is so qualified, and the IRS has issued a favorable determination or opinion letter with respect to each such ERISA Plan which may be relied on currently. No Loan Party or any Subsidiary has incurred liability for any material excise tax under any of Sections 4971 through 5000A of the IRC.

(b)
Pension Plans and Multiemployer Plans. During the thirty-six (36) month period prior to the Closing Date or the making of any Advance or the issuance of any Letter of Credit, (i) no steps have been taken to terminate any Pension Plan that could reasonably be expected to result in a material payment liability to any Loan Party or any Subsidiary and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under ERISA or the IRC. No condition exists or event or transaction has occurred with respect to any ERISA Plan or Multiemployer Plan which could result in the incurrence by any Loan Party or any Subsidiary of any material liability, fine, Tax or penalty. No Loan Party or any Subsidiary has incurred liability to the PBGC (other than for current premiums) with respect to any Pension Plan or Multiemployer Plan. Except as could not reasonably be expected to result in a material payment liability to any Loan Party or any Subsidiary, all contributions (if any) have been made on a timely basis to any Multiemployer Plan that are required to be made by any Loan Party, any Subsidiary or any ERISA Affiliate under the terms of the plan or of any collective bargaining agreement or by applicable Law. No Loan Party, Subsidiary or any ERISA Affiliate has withdrawn or partially withdrawn from any Multiemployer Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could result in a withdrawal or partial withdrawal from any such plan. No Loan Party, Subsidiary or any ERISA Affiliate has received any notice with respect to any Multiemployer Plan, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise Tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the IRC, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

(c)
ERISA Compliance. No Loan Party is as of the Closing Date, or will become on or after the Closing Date, (a) an employee benefit plan subject to Part 4 of Subtitle B of Title I of ERISA, (b) a plan or account subject to Section 4975 of the IRC, (c) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the IRC, as determined pursuant to Section 3(42) of ERISA, or (d) a “governmental plan” within the meaning of Section 3(32) of ERISA.

3.15.     Brokers. Except for fees contractually incurred by a Loan Party or Affiliate of a Loan Party and payable in full on or prior to the Closing Date, no Loan Party or Affiliate of a Loan Party has any obligation to any broker, finder or other intermediary in respect of any finder’s or brokerage fees in connection with any Loan Document.

3.16.
[Reserved].

3.17.
Environmental Compliance.

(a)
Hazardous Materials. With respect to Borrower and each Subsidiary, (i) no Hazardous Materials are located on any properties now or previously owned, leased or operated by Borrower or any Subsidiary or have been released into the environment, or deposited, discharged, placed or disposed of at, on, under or near any of such properties in a manner that would require the taking of any action under any Environmental Law and that have given rise to, or could reasonably be expected to give rise to, remediation costs and expenses on the part of the Loan Parties in excess of $500,000; (ii) no portion of any such property is being used or to the knowledge of any Loan Party has been used at any previous time, for the disposal, storage, treatment, processing or other handling of Hazardous Materials in violation of any Environmental Law; (iii) no such property is affected by any Hazardous Materials Contamination that could reasonably be expected to result, individually or in the aggregate, in liability (including for remediation costs and expenses) to the Borrower and its Subsidiaries in excess of $500,000; and (iv) all oral or written notifications of a release of Hazardous Materials known to a Loan Party and required to be filed by or on behalf of any Loan Party or any Subsidiary under any applicable Environmental Law have been filed or are in the process of being timely filed by or on behalf of the applicable Loan Party or Subsidiary.

(b)
Notices Regarding Environmental Compliance. Except in each case as set forth on Schedule 3.17, no notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, and no penalty has been assessed and no investigation or review is pending, or to any Loan Party’s knowledge, threatened in writing by any Governmental Authority or other Person with respect to, in any such case, any (i) alleged violation by any Loan Party or any Subsidiary of any Environmental Law, (ii) alleged failure by any Loan Party or any Subsidiary to have any Environmental Permits required in connection with the conduct of its business or to comply with the terms and conditions thereof, (iii) any generation, treatment, storage, recycling, transportation or disposal of any Hazardous Materials, or (iv) release of Hazardous Materials.

(c)
Properties Requiring Remediation. Except in each case as set forth on Schedule 3.17, no property now owned or leased by any Loan Party or any Subsidiary and, to the knowledge of each Loan Party, no such property previously owned or leased by any Loan Party, to or any Subsidiary which any Loan Party or any Subsidiary has, directly or indirectly, transported or arranged for the transportation of any Hazardous Materials, is listed or, to any Loan Party’s knowledge, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, or CERCLIS (as defined in CERCLA) or any similar state list or is the subject of federal, state or local enforcement actions or, to the knowledge of any Loan Party, other investigations which may lead to claims against any Loan Party or any Subsidiary for clean-up costs, remedial work, damage to natural resources or personal injury claims, including claims under CERCLA.

(d)
Underground Storage Tanks. Except in each case as set forth on Schedule 3.17, to the knowledge of the Loan Parties there are no underground storage tanks located on any property owned or leased by any Loan Party or any Subsidiary that are not properly registered or permitted under applicable Environmental Laws, or to Borrower’s knowledge, that are leaking or disposing of Hazardous Materials.

(e)
Environmental Liens. Except in each case as set forth on Schedule 3.17, there are no Liens under or pursuant to any applicable Environmental Laws on any real property or other assets owned or leased by any Loan Party or any Subsidiary, and no actions by any Governmental Authority have been taken or, to the knowledge of any Loan Party, are in process which could subject any of such properties or assets to such Liens.

For purposes of this Section 3.17, each Loan Party and each Subsidiary shall be deemed to include any business or business entity (including a corporation) which is, in whole or in part, an Affiliated predecessor or predecessor entity of such Loan Party (and not, for the avoidance of doubt, an unaffiliated third-party predecessor).

3.18.     Intellectual Property. Except as set forth on Schedule 3.18 or as would not reasonably be expected to have a Material Adverse Effect, Borrower and each Subsidiary owns, is licensed to use or otherwise has the right to use, all Intellectual Property that is material to the condition (financial or other), business or operations of such Person. All Intellectual Property of Borrower and each Subsidiary existing as of the Closing Date and registered with any Governmental Authority is set forth on Schedule 3.18. Except as would not reasonably be expected to have a Material Adverse Effect, all Intellectual Property of Borrower and each Subsidiary is fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances. To any Loan Party’s knowledge, Borrower and each Subsidiary conducts its business without infringement or claim of infringement of any Intellectual Property rights of others and there is no infringement or claim of infringement by others of any material Intellectual Property rights of Borrower or any Subsidiary.

3.19.      Real Property Interests. Except as set forth on Schedule 3.19, neither Borrower nor any Subsidiary has, as of the Closing Date, any ownership, leasehold or other interest in real property.

3.20.     Full Disclosure. None of the information (financial or otherwise) furnished by or on behalf of any Loan Party or any Subsidiary to Agent or any Lender pursuant to the Loan Documents or in connection with the consummation of the transactions contemplated by the Loan Documents, when taken as a whole and at the time of disclosure, does not contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made. All Projections delivered to Agent and Lenders have been prepared on the basis of the assumptions stated therein. Such Projections represent the Loan Parties' estimate of the future financial performance of the Loan Parties and their Subsidiaries and such assumptions were believed by the Loan Parties to be fair and reasonable in light of current business conditions at the time made; provided, that the Loan Parties can give no assurance that such Projections will be attained. As of the Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

3.21.     [Reserved].

3.22.    Use of Proceeds. Borrower shall use the proceeds of the Advances solely as follows: (a) to pay costs and expenses required to be paid pursuant to Section 10.1, (b) for working capital, capital expenditures and other general corporate purposes not in contravention of any requirement of Law and not in violation of this Agreement or the other Loan Documents, and (c) from time to time, for Stock Buybacks permitted hereunder.

3.23.      Insurance. Borrower and each Subsidiary thereof currently maintains all insurance that is required to be maintained pursuant to Section 4.4 hereof.

3.24.     Deposit Accounts. Schedule 3.24 lists all banks and other financial institutions other than Agent at which any Loan Party maintains deposit or other accounts as of the Closing Date and Schedule 3.24 correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

3.25.     Government Contracts. Except as set forth in Schedule 3.25, as of the Closing Date, no Loan Party is a party to any contract or agreement with any Governmental Authority and no Loan Party’s accounts receivable are subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any similar state or local Law.

3.26.
[Reserved].

3.27.     Bonding; Licenses. Except as set forth on Schedule 3.27, as of the Closing Date, no Loan Party or any Subsidiary is a party to or bound by any surety bond agreement or bonding requirement with respect to products or services sold by it or any trademark or patent license agreement with respect to products sold by it.

3.28.      Solvency. Both before and after giving effect to, as applicable with respect to any date of determination pursuant to the terms of this Agreement: (a) the Advances and Letter of Credit Obligations to be made or incurred on the Closing Date or such other date as Advances and Letter of Credit Obligations requested hereunder are made or incurred, (b) the disbursement of the proceeds of such Advances pursuant to the instructions of Borrower, and (c) the payment and accrual of all transaction costs in connection with the foregoing, each Loan Party is and will be Solvent.

3.29.      Affiliate Transactions. Except as set forth on Schedule 5.4, as of the Closing Date there are no existing or proposed agreements, arrangements, understandings, or transactions between any Loan Party and any of the officers, members, managers, directors, stockholders, parents, other interest holders, employees, or Affiliates (other than Subsidiaries) of any Loan Party or any members of their respective immediate families, and none of the foregoing Persons is directly or indirectly indebted to or has any direct or indirect ownership, partnership, or voting interest in any Affiliate of any Loan Party or any Person with which any Loan Party has a business relationship or which competes with any Loan Party (except that any such Persons may own stock in (but not exceeding 2.0% of the outstanding Stock of) any publicly traded company that may compete with a Loan Party).

3.30.      Representations and Warranties in Loan Documents. All representations and warranties made by each Loan Party in the Loan Documents are true and correct in all material respects as of the Closing Date, the date of making of each Loan (or other extension of credit) and as of any date that any Loan Party is expressly obligated to confirm the same under this Agreement or any other Loan Document.

3.31.      Educational Approvals; Compliance with Educational Laws.

(a)
Since the Compliance Date:

(i)
Borrower, including its Subsidiaries and Schools, has received the material licenses, permits, and approvals of all Governmental Authorities and Educational Agencies necessary to conduct their businesses, including all material Educational Approvals necessary for each School to conduct its operations and offer its educational programs;

(ii)
Borrower, including its Subsidiaries and Schools, has been in material compliance with all applicable Educational Laws and with the terms and conditions of all Educational Approvals;

(iii)
no material application made by any School to any Governmental Authority or Educational Agency has been denied;

(iv)
except as disclosed on Schedule 3.31, neither Borrower nor any of its Subsidiaries or Schools has received written notice from any Governmental Authority or Educational Agency that it has been placed on probation or ordered to show cause why any Educational Approval for any School or any of its educational programs should not be revoked;

(v)
neither Borrower nor any of its Subsidiaries or Schools has received written notice that any current Educational Approval will not be renewed;

(vi)
Borrower, including its Subsidiaries and Schools, has been in material compliance with any and all applicable Educational Laws relating to Financial Assistance Programs, including the program participation and administrative capability requirements, as defined by the DOE at 34 C.F.R. 668 subpart B, including§§ 668.14 and 668.15-16, as well as the student eligibility requirements and satisfactory progress requirements, as defined by DOE at 34 C.F.R. § 668.31-39;

(vii)
no OPE ID has received greater than ninety percent (90%) of its revenues from Title IV Programs, as such percentage is required to be calculated under 34 C.F.R. §§ 668.14 and 668.28;

(viii)
each OPE ID has complied with the Cohort Default Rate regulations set forth in 34 C.F.R. Part 668, Subpart N;

(ix)
each School has been in compliance, in all material respects, with the applicable limitations set forth in 34 C.F.R. § 600.7;

(x)
Borrower, including its Subsidiaries and Schools, has obtained or maintained all material Educational Approvals required to operate each additional campus, location, or facility of the Schools opened or acquired after the Closing Date and required in order to disburse Title IV Program funds to students at such additional campus, location, or facility, as applicable;

(xi)
Borrower, including its Subsidiaries and Schools, has timely reported, in compliance in all material respects with the applicable provisions of 34 C.F.R. Part 600: (x) the addition of any new educational programs or locations; and (y) any shifts in ownership or control, including any changes in reported ownership levels or percentages;

(xii)
Borrower, including its Subsidiaries and Schools, has complied, in all material respects, with all Educational Laws related to the closure or cessation of instruction at any location or facility, including requirements for teaching out students from such location or facility;

(xiii)
Borrower, including its Subsidiaries and Schools, has complied, in all material respects, with the DOE requirements that no student receive a disbursement of Title IV Program funds prior to the date for which such student was eligible for such disbursement;

(xiv)
Borrower, including its Subsidiaries and Schools, have not violated in any material respect any of the Title IV Program requirements, as set forth at 20 U.S.C. § 1094(a)(20) and implemented at 34 C.F.R. § 668.14(b)(22), regarding the payment of a commission, bonus, or other incentive payment based directly or indirectly on success in securing enrollments or financial aid to any Person engaged in any student recruiting or admission activities or in making decisions regarding the awarding of Title IV Program funds;

(xv)
Borrower, including its Subsidiaries and Schools, has complied, in all material respects, with 20 U.S.C. § 1085(d)(5) and 34. C.F.R. § 682.212 regarding prohibited inducements in the Federal Family Education Loan Program;

(xvi)
each School has complied, in all material respects, with the Educational Laws prohibiting any School, employee, agent or official thereof from accepting any gift, payment, inducement, benefit, staffing assistance, advisory board position, or other thing of value in exchange for directing Educational Loan or Private Educational Loan applications to any lender;

(xvii)
neither Borrower nor any of its Subsidiaries or Schools has received any written notice of any investigation by any Educational Agency or other Governmental Authority regarding Borrower’s, any Subsidiary’s or any School’s student lending practices;

(xviii)
neither Borrower, nor any of its Subsidiaries or Schools, has provided any educational instruction on behalf of any other institution or organization of any sort, and no other institution or organization of any sort has provided any educational instruction on behalf of any School;

(xix)
Borrower, including its Subsidiaries and Schools, has materially complied with the DOE’s financial responsibility requirements in accordance with 34 C.F.R. § 668.171-175 not including any compliance based on the posting of an irrevocable letter of credit in favor of the DOE or the placement by the DOE in the “zone alternative” as set forth at 34 C.F.R. § 668.175(d);

(xx)
except as disclosed on Schedule 3.27 and for state surety bonds required for the purposes of licensure or authorization by any Governmental Authority or Educational Agency, neither Borrower, nor any of its Subsidiaries or Schools have received written notice of a request by any Governmental Authority or Educational Agency requiring Borrower, any Subsidiary or any School to post a letter of credit or other form of surety for any reason, including any request for a letter of credit based on late refunds pursuant to 34 C.F.R. § 668.173, or received any request or requirement that the School process its Title IV Program funding under the reimbursement or heightened cash monitoring procedures, other than Heightened Cash Monitoring Level 1 procedures, as those procedures are set forth at 34 C.F.R. § 668.162, and other than as disclosed on Schedule 3.31;

(xxi)
Borrower, including its Subsidiaries and Schools, has complied in all material respects with Educational Laws regarding misrepresentation, including 34 C.F.R. Part 668 Subpart F;

(xxii)
Borrower, including its Subsidiaries and Schools, has complied, in all material respects, with the consumer disclosure requirements in 34 C.F.R. Part 668 Subpart D;

(xxiii)
each School has complied, in all material respects, with any applicable Educational Laws regarding that School’s completion, placement, withdrawal and retention rates, and, to Borrower’s knowledge, has accurately calculated and reported all such rates;

(xxiv)
neither Borrower nor its Subsidiaries, nor any Person that exercises Substantial Control (as that term is defined at 34 C.F.R. § 668.174(c)(3)) over Borrower or any Subsidiary of Borrower or any School, or member of such person’s family (as the term “family” is defined in 34 C.F.R. § 668.174(c)(4)), alone or together, (i) exercises or exercised Substantial Control over another institution or third-party servicer (as that term is defined in 34 C.F.R. § 668.2) that owes a liability for a violation of a Title IV Program requirement or (ii) owes a liability for a Title IV Program violation;

(xxv)
to the knowledge of Borrower, neither Borrower nor any of its Subsidiaries or Schools have employed in a capacity involving administration of Title IV Program funds, any individual who has been convicted of, or has pled nolo contendere or guilty to, a crime involving the acquisition, use or expenditure of funds of a Governmental Authority or Educational Agency, or has been administratively or judicially determined to have committed fraud or any other material violation of law involving funds of any Governmental Authority or Educational Agency;

(xxvi)
to the knowledge of Borrower, neither Borrower nor any of its Subsidiaries or Schools have contracted with an institution or third-party servicer that has been terminated under § 487 of the HEA for a reason involving the acquisition, use, or expenditure of funds of a Governmental Authority or Educational Agency, or has been administratively or judicially determined to have committed fraud or any other material violation of law involving funds of any Governmental Authority or Educational Agency;

(xxvii)
neither Borrower nor any of its Subsidiaries, nor any owner that has the power, by contract or ownership interest, to direct or cause the direction or management of policies of any School has filed for relief in bankruptcy or had entered against it an order for relief in bankruptcy;

(xxviii)
neither Borrower nor any of its Subsidiaries, or any officer of Borrower or a Subsidiary or a School has pled guilty to, pled nolo contendere, or been found guilty of, a crime involving the acquisition, use or expenditure of funds under the Title IV Programs or been judicially determined to have committed fraud involving funds under the Title IV Programs;

(xxix)
to the knowledge of Borrower, neither Borrower nor any of its Subsidiaries or Schools has contracted with any Person that has been, or whose officers or employees have been, convicted of, or pled nolo contendere or guilty to, a crime involving the acquisition, use or expenditure of funds of any Governmental Authority or Educational Agency, or administratively or judicially determined to have committed fraud or any other material violation of law involving funds of any Governmental Authority or Educational Agency; and

(xxx)
Borrower, its Subsidiaries and each School has complied, in all material respects, with all applicable requirements regarding the safeguarding of student records, including the Family Educational Rights and Privacy Act (20 U.S.C. § 1232g; 34 C.F.R. Part 99).

(b)
Each current Educational Approval is in full force and effect, and no proceeding for the suspension, material limitation, revocation, termination or cancellation of any Educational Approval is pending or, to the knowledge of Borrower, threatened.

(c)
Each School (i) is an “eligible institution,” as defined in 34 C.F.R. § 600.2 (and the other applicable sections incorporated therein by reference) and each School is a “proprietary institution of higher education” as defined at 34 C.F.R. § 600.5; (ii) is in material compliance with the applicable “state authorization” requirements set forth at 34 C.F.R. § 600.9 and meets the qualifications to be licensed by the applicable Governmental Authorities and Educational Agencies; and (iii) is accredited by the applicable Accrediting Bodies, and has been certified by the DOE as an eligible institution of higher education and is a party to a program participation agreement with the DOE.

(d)
To the knowledge of Borrower, no fact or circumstance exists or is reasonably likely to occur that would reasonably be expected to result in the delay, termination, revocation, suspension, restriction or failure to obtain renewal of any Educational Approval or the imposition of any material fine, penalty or other sanctions for violation of any legal or regulatory requirements relating to any Educational Approval;

(e)
Borrower, including its Subsidiaries and Schools, is in material compliance with all Educational Agency, DOE, and other Governmental Authority requirements and regulations, including requirements set forth at 34 C.F.R. § 668.22, relating to (i) fair and equitable refunds policy and (ii) the calculation and timely repayment of federal and nonfederal funds.

(f)
To the knowledge of Borrower, there exist no facts or circumstances attributable to Borrower, its Subsidiaries or Schools or any other Person that exercises Substantial Control (as that term is defined at 34 C.F.R. § 668.174(c)(3)) with respect to Borrower, its Subsidiaries or Schools, that would, individually or in the aggregate, reasonably be expected to materially and adversely affect Borrower’s, any Subsidiary’s or any School’s ability to obtain any required notices or consents under Educational Laws, Educational Approval or other consent or approval that must be obtained in connection with the transactions under the Loan Documents.

3.32.     Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries is a “covered foreign person” as that term is used in the Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (a) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (b) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower or any of its Subsidiaries, as applicable, were a U.S. Entity or (c) any other activity that would cause the Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

4.
AFFIRMATIVE COVENANTS

Borrower agrees that from and after the date hereof and until the Termination Date:

4.1.      Maintenance of Existence and Conduct of Business. Borrower shall and shall cause its Subsidiaries to (a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate and, as applicable, limited liability company or other organizational existence and its material rights and franchises, (b) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder, (c) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (ordinary wear and tear and damage by casualty to the extent covered by insurance complying with the terms of this Agreement and any applicable provision of any other Loan Document excepted) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices, except as could not reasonably be expected to have a Material Adverse Effect, and (d) transact its material business operations only in such corporate (or, as applicable, limited liability company or other organizational) and trade names as are set forth in Schedule 4.1 (or otherwise set forth in any relevant joinder documentation or otherwise notified to Agent in writing).

4.2.
Payment of Charges.

(a)
Subject to Section 4.2(b), Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including (i) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to Tax, social security and unemployment withholding with respect to its employees, (ii) lawful claims for labor, materials, supplies and services or otherwise, and (iii) all storage or rental charges payable to warehousemen, processors and bailees, in each case, before any thereof shall become past due, except in the case of clauses (ii) and (iii) where the failure to pay or discharge such Charges would not result reasonably be expected to have a Material Adverse Effect.

(b)
Borrower (on behalf of itself or any Subsidiary) may in good faith contest, by appropriate proceedings, the validity or amount of any Charges, Taxes or claims described in Section 4.2(a); provided, that (i) adequate reserves with respect to such contest are maintained on the books of Borrower or such Subsidiary, in accordance with GAAP; (ii) no Lien (other than a Permitted Encumbrance) shall be imposed to secure payment of such Charges that is superior to any of the Liens securing payment of the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges, (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest, and (iv) Borrower shall (or cause such Subsidiary to) promptly pay or discharge such contested Charges, Taxes or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence reasonably acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Loan Party or the conditions set forth in this Section 4.2(b) are no longer met.

4.3.       Books and Records. Borrower shall, and shall cause each of its Subsidiaries to, keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements delivered to Agent on or prior to the Closing Date.

4.4.       Insurance. Borrower shall, and shall cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies, (a) adequate insurance for its insurable properties, all to such extent and against such risks, including fire, casualty, business interruption and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, and (b) such other insurance as is required pursuant to the terms of any Collateral Document.

4.5.        Compliance with Laws.

(a)
Borrower shall, and shall cause each of its Subsidiaries to, comply with all federal, state, local and foreign Laws and regulations applicable to it, including ERISA, labor Laws, and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each Loan Party and each Subsidiary will maintain in effect policies and procedures reasonably designed to ensure compliance by them and their respective directors, officers, employees and agents with applicable Sanctions. Each Loan Party and each Subsidiary will comply with commercially reasonable requests by any Lender for information or documentation necessary to ensure that each Loan Party and Subsidiary is compliant with any applicable federal or state laws and not engaged in any act or omission that would cause such Lender to be in breach of any applicable Law.

(b)
Without limiting the generality of the foregoing and notwithstanding any limitation contained therein, Borrower shall maintain all Educational Approvals and specialized accrediting agency approvals necessary to conduct its operations and offer its educational programs, except where the failure to maintain such Educational Approvals or specialized accrediting agency approvals could not reasonably be expected to result in a Material Adverse Effect.

4.6.
[Reserved].

4.7.       Intellectual Property. Borrower shall, and shall cause each of its Subsidiaries to, (a) conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect and shall comply in all material respects with the terms of its Licenses and (b) maintain and preserve at all times all Intellectual Property which is material to the business or operations of Borrower or any of its Subsidiaries.

4.8.      Environmental Matters. Borrower shall and shall cause each of its Subsidiaries to (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected to have a Material Adverse Effect and (b) promptly notify Agent of any notice, claim, event or occurrence that could reasonably be expected to give rise to a material liability under Environmental Laws or Environmental Permits.

4.9.       [Reserved].

4.10.      [Reserved].

4.11.     Cash Management. On or prior to the Closing Date, Borrower and each Subsidiary will establish, and will maintain until the Termination Date, its primary banking relationship, depositary and operating accounts and cash management services with Agent; provided that, the Loan Parties may maintain depositary and operating accounts permitted under Section 5.2(c)(ii). Borrower authorizes Agent to automatically and without further notice to charge Borrower’s account specified on Schedule 4.11 (or such other account held with Agent as is specified by Borrower and approved by Agent from time to time after the Closing Date) for all Obligations then owing under any Loan Document.

4.12.     Maintenance of Property; Material Contracts. Without limitation of Section 4.7(b), Borrower shall (a) maintain and preserve, and shall cause each of its Subsidiaries to maintain and preserve, all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and shall make all necessary repairs thereto and renewals and replacements thereof, except where the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and (b) perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by Lender and, upon request of Lender, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so. Borrower will notify Agent in writing, within ten Business Days after the earlier of the date on which Borrower or any of its Subsidiaries learns of, or is notified of the occurrence of, any breach by Borrower or any Subsidiary of, a notice of termination or acceleration of, or any demand for adequate assurances under, any Material Contract.

4.13.      Inspection of Property and Books and Records. Borrower shall, and shall cause each of its Subsidiaries to, during normal business hours and upon reasonable advance written notice (unless an Event of Default shall have occurred and be continuing, in .which event no notice shall be required and Agent shall have access at any and all times during the continuance thereof): (i) provide access to any of its properties to Agent and any of its Related Persons, as frequently as Agent determines to be appropriate; and (ii) permit Agent and any of its Related Persons to inspect and make extracts and copies from all of such Person’s books and records, in each instance, at the Loan Parties’ sole cost and expense; provided that the Loan Parties shall only be obligated to reimburse Agent for the expenses for (x) two such inspections per year when no Event of Default has occurred and is continuing and (y) each such inspection initiated when an Event of Default has occurred and is continuing. Any Lender may accompany Agent or its Related Persons in connection with any inspection at such Lender’s expense.

4.14.     Use of Proceeds. Borrower shall use the proceeds of the Advances solely as follows: (a) to pay costs and expenses required to be paid pursuant to Section 10.1, and (b) for working capital, capital expenditures and other general corporate (and, as applicable, limited liability company or other organizational) purposes not in contravention of any requirement of Law and not in violation of this Agreement or the other Loan Documents.

4.15.
Further Assurances.

(a)
Borrower shall, and shall cause each of its Subsidiaries to, ensure that all written information, exhibits and reports furnished to Agent or the Lenders, when taken as a whole and at the time furnished, do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to Agent and the Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

(b)
Promptly upon request by Agent, the Loan Parties shall and, subject to the limitations set forth herein and in the Collateral Documents, shall cause each of their Subsidiaries to take such additional actions and execute such documents as Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Lenders the rights granted or now or hereafter intended to be granted to the Lenders under any Loan Document. Without limiting the generality of the foregoing and except as otherwise approved in writing by Required Lenders, the Loan Parties shall cause each of their Domestic Subsidiaries and any Person formed or created as a result of a statutory division of a Loan Party, within thirty (30) days (or such longer period to which Agent consents in its sole discretion) after formation, creation or acquisition thereof, to guaranty the Obligations and grant to Agent, for the benefit of the Secured Parties, a security interest in such Person’s personal property, subject to the limitations set forth herein and in the applicable Collateral Documents, to secure such guaranty.

(c)
Furthermore and except as otherwise approved in writing by Required Lenders, each Loan Party shall pledge all of the Stock of each of the Subsidiaries directly owned by it to Agent, for the benefit of the Secured Parties, to secure the Obligations, concurrently with such Loan Party becoming a Loan Party; provided that such percentage of the outstanding voting Stock of any Foreign Subsidiary shall be reduced to 65% if a greater percentage shall result in material U.S. adverse tax consequences. In connection with each pledge of Stock, the Loan Parties shall deliver, or cause to be delivered, to Agent, irrevocable proxies and stock powers and/or assignments, as applicable, duly executed in blank.

(d)
The Loan Parties shall deliver, or cause to be delivered, to Agent appropriate resolutions, secretary certificates, certified Organizational Documents and, if requested by Agent, legal opinions relating to the matters described in this Section 4.15 (which opinions shall be in form and substance reasonably acceptable to Agent and, to the extent applicable, substantially similar to the opinions delivered on the Closing Date), in each instance with respect to each Loan Party formed or acquired after the Closing Date. In addition to, and without limiting, any of the foregoing, promptly following any request therefor, the Loan Parties shall deliver, or cause to be delivered, to Agent: (i) such other information regarding the operations, material changes in ownership of Stock, business affairs and financial condition of any Loan Party or any Subsidiary, or compliance with the terms of this Agreement, as Agent or any Lender (through Agent) may reasonably request and (ii) information and documentation reasonably requested by Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(e)
Unless otherwise agreed by Lender, each Subsidiary, whether existing on the Closing Date or acquired thereafter, shall be a Wholly-Owned direct or indirect Domestic Subsidiary of Borrower .

4.16.
Post-Closing Obligations. Within 15 days of the Closing Date (or such longer period as may be agreed by Agent in its discretion), the Loan Parties shall deliver to the Agent the endorsement, in form and substance reasonably satisfactory to the Agent, naming Agent as lender’s loss payee under the Loan Parties’ insurance policies required to be maintained pursuant to Section 4.4.

5.
NEGATIVE COVENANTS

Borrower agrees that from and after the date hereof and until the Termination Date:

5.1.        Asset Dispositions, Etc. Except as expressly permitted under Sections 5.8, 5.11 or 5.13, Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer, undergo a statutory division or otherwise dispose of (whether in one or a series of transactions) any property (including the Stock of any Subsidiary, whether in a public or a private offering or otherwise, and accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

(a)
dispositions to any Person other than Borrower or an Affiliate of Borrower (i) in the Ordinary Course of Business to any Person other than an Affiliate of Borrower of inventory or (ii) of worn‑out, obsolete or surplus equipment, Intellectual Property, tangible personal property or Investments;

(b)
so long as no Default has occurred and is continuing or would arise therefrom, sales of delinquent notes or accounts receivable in the ordinary course of business for purposes of collection only (and not for the purpose of any bulk sale, securitization or similar transaction);

(c)
licenses, sublicenses or subleases granted to others not interfering in any material respect with the business of Borrower and its Subsidiaries;

(d)
Investments permitted by Section 5.2(e);

(e)
dispositions (other than of the Stock of any Subsidiary of any Loan Party) not otherwise permitted hereunder which are made for fair market value; provided, that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) not less than 75% of the aggregate consideration for such disposition shall be paid in cash, and (iii) the aggregate fair market value of all assets so sold by Borrower and its Subsidiaries, together, shall not exceed $3,000,000 in any Fiscal Year; and

(f)
(i) dispositions of Cash Equivalents in the Ordinary Course of Business made to a Person that is not an Affiliate of any Loan Party and (ii) conversions of Cash Equivalents into cash or other Cash Equivalents.

5.2.       Investments; Loans and Advances. Borrower shall not, nor shall it permit any of its Subsidiaries to, make or permit to exist any Investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that Borrower and each of its Subsidiaries may:

(a)
hold investments comprised of notes payable, or stock or other securities issued by account debtors to such Person pursuant to negotiated agreements with respect to settlement of such account debtor’s accounts receivable in the Ordinary Course of Business, consistent with past practices;

(b)
maintain its existing Investments (including in its Subsidiaries) outstanding on the Closing Date (with respect to Investments other than Stock of Subsidiaries, as set forth on Schedule 5.2);

(c)
maintain deposit and other accounts with (i) Agent and (ii) without limiting Section 4.11, the Lenders so long as the aggregate amount thereof does not exceed $10,000,000, provided that such amount may be exceeded with the consent of Agent (which consent may be withheld in its sole discretion, and may be conditioned on the obtaining of a deposit account control agreement from such other financial institution in form and substance satisfactory to Agent);

(d)
make Investments in cash and Cash Equivalents;

(e)
make Investments by a Loan Party in a Loan Party;

(f)
make Permitted Acquisitions;

(g)
consummate Stock Buybacks from time to time as permitted under Section 5.12; and

(h)
make other Investments not exceeding $10,000,000 in the aggregate at any time outstanding.

5.3.        Indebtedness.  Borrower shall not, nor shall it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except (without duplication):

(a)
Indebtedness secured by purchase money security interests and Capital Leases permitted in Section 5.7(c);

(b)
the Advances and the other Obligations;

(c)
unfunded employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable Law;

(d)
existing Indebtedness described on Schedule 5.3 and refinancings thereof or amendments or modifications thereof that do not have the effect of increasing the principal amount thereof (except for increases by any amount necessary to cover reasonable fees and expenses incurred in connection therewith) or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable (except for any increase in interest or fee rates to then-market rates) to any Loan Party, Agent or any Lender, as determined by Agent, than the terms of the Indebtedness being refinanced, amended or modified;

(e)
to the extent constituting Indebtedness, Contingent Obligations permitted pursuant to Section 5.6;

(f)
intercompany Indebtedness owing by Borrower or a Subsidiary to Borrower or a Subsidiary as a result of an Investment permitted by Section 5.2(e);

(g)
Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(h)
Indebtedness of any Loan Party in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the Ordinary Course of Business;

(i)
other unsecured Indebtedness not to exceed $1,500,000 in the aggregate outstanding at any time; and

(j)
Indebtedness of any Loan Party incurred in connection with the Melrose Park Acquisition, so long as, (i) such Indebtedness does not exceed an aggregate outstanding principal amount equal to the lesser of (x) $18,800,000 and (y) the cost or fair market value, whichever is lower, of the property being acquired in connection with the Melrose Park Acquisition, (ii) at the time of the incurrence of such Indebtedness (which shall be concurrently with, or (if consented to by Agent) reasonably promptly after, the consummation of the Melrose Park Acquisition), no Event of Default shall exist or shall result from such acquisition and the related incurrence of Indebtedness and (iii) both immediately prior to and after giving effect to the incurrence of such Indebtedness (which shall be concurrently with, or (if consented to by Agent) reasonably promptly after, the consummation of the Melrose Park Acquisition) the Borrower shall be in pro forma compliance with the financial covenants set forth in Section 6.1.

5.4.      Employee Loans and Affiliate Transactions.  Borrower shall not, nor shall it permit any of its Subsidiaries to, enter into any transaction with any Affiliate of Borrower or of any such Subsidiary, except:

(a)
as expressly permitted by this Agreement;

(b)
in the Ordinary Course of Business and pursuant to the reasonable requirements of the business of such Loan Party or Subsidiary upon fair and reasonable terms no less favorable to such Loan Party or Subsidiary than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of Borrower or such Subsidiary, in each case, exclusive of any loans or advances except to the extent expressly permitted by Sections 5.3(i), 5.4(c) and 5.4(d);

(c)
loans or advances to employees of Borrower or a Subsidiary for travel, entertainment and relocation expenses and other purposes in the Ordinary Course of Business not to exceed $100,000 in the aggregate outstanding at any time as to all such loans and advances;

(d)
issuance of Stock, other equity interests or cash awards, and Stock Buybacks with any Person, in each case as permitted under Section 5.5;

(e)
transactions with Affiliates existing as of the Closing Date and described in Schedule 5.4; and

(f)
non-cash loans or advances made by Borrower to employees of Borrower or its Subsidiaries that are simultaneously used by such Persons to purchase Stock of Borrower.

5.5.      Capital Structure and Business. Except as expressly permitted under Section 5.8 or Section 5.13, Borrower shall not, nor shall it permit any of its Subsidiaries to, make any changes in its equity structure, issue any Stock or amend any of its Organizational Document in any respect, in each case, which would be materially adverse to Agent and Lenders; provided that, for the avoidance of doubt, Borrower may issue Stock, other equity interests or provide cash bonus awards pursuant to an equity option or incentive plan approved by Borrower’s board of directors, including the Lincoln Educational Services Corporation 2020 Long-Term Incentive Plan (the “LTIP”) or as otherwise permitted under Section 5.12 so long as such issuance, award or other change would not be materially adverse to Agent and Lenders. Borrower shall not, nor shall it permit any of its Subsidiaries to, engage in any line of business substantially different from those lines of business carried on by it on the Closing Date or any reasonable extensions or expansions thereof.

5.6.       Contingent Obligations. Borrower shall not, nor shall it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Contingent Obligations except in respect of the Obligations and except:

(a)
endorsements for collection or deposit in the Ordinary Course of Business;

(b)
Rate Contract Obligations to Agent, any Lender or Affiliates thereof;

(c)
Contingent Obligations of the Loan Parties and their Subsidiaries existing as of the Closing Date and listed on Schedule 5.6, including extensions and renewals thereof which do not increase the amount of such Contingent Obligations or impose materially more restrictive or adverse terms on the Loan Parties and their Subsidiaries as compared to the terms of the Contingent Obligation being renewed or extended;

(d)
Contingent Obligations arising under requirements by the U.S. Department of Education to post letters of credit in favor of the Department of Education;

(e)
Contingent Obligations arising under indemnity agreements to title insurers to cause such title insurers to issue to Agent title insurance policies;

(f)
Contingent Obligations arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions permitted under Section 5.1(e);

(g)
Contingent Obligations under the Loan Documents, including arising under Letters of Credit; and

(h)
Contingent Obligations arising under guaranties of obligations of Borrower or any Subsidiary, which obligations are otherwise permitted hereunder, including without limitation in respect of real property leases of Schools and other operating facilities; provided, that if such obligation is subordinated to the Obligations, such guaranty shall be subordinated to the same extent.

5.7.       Liens. Borrower shall not, nor shall it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on or with respect to any of its properties or assets (whether now owned or hereafter acquired) except for the following:

(a)
Permitted Encumbrances;

(b)
Liens in existence on the Closing Date and summarized on Schedule 5.7 securing Indebtedness described on Schedule 5.3 and permitted refinancings, extensions and renewals thereof, including extensions or renewals of any such Liens; provided, that the principal amount so secured is not increased and the Lien does not attach to any other property;

(c)
Liens created after the Closing Date by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to equipment and fixtures acquired in the Ordinary Course of Business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $10,000,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within 20 days following such purchase and does not exceed 100% of the purchase price of the subject assets); and

(d)
Liens securing Indebtedness permitted under Section 5.3(j); provided that such Liens do not at any time encumber any property other than the real property located at 8317 W. North Avenue, Melrose Park, Illinois 60160 and financed by such Indebtedness.

In addition, no Loan Party shall, nor shall it permit any of its Subsidiaries to, become a party to any agreement, note, indenture or instrument, or take any other action, that would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, for the benefit of the Secured Parties, as additional collateral for the Obligations, except operating leases, Capital Leases or Licenses permitted hereunder which prohibit Liens solely upon the assets that are subject thereto.

5.8.      Consolidations and Mergers. Borrower shall not, nor shall it permit any of its Subsidiaries to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person or undergo any statutory division, except (a) as expressly permitted by Section 5.1 and (b) upon not less than 15 Business Days prior written notice to Agent, (i) any Subsidiary of Borrower may merge with, dissolve or liquidate into (in each case in accordance with applicable Law), and assign any remaining contractual rights or other assets to, Borrower or a Domestic Subsidiary; provided, that (A) Borrower or such Domestic Subsidiary shall be the continuing or surviving entity (and Borrower shall be the continuing or surviving entity if Borrower is a party to such transaction) and such surviving Domestic Subsidiary shall be a Guarantor and comply with Section 4.15, (B) Borrower or applicable Subsidiary shall provide Agent with copies of all applicable documentation relating thereto, and (C) all actions required to maintain perfected Liens on the Stock of the surviving entity and other Collateral in favor of Agent shall have been completed and (ii) any Foreign Subsidiary may merge with or dissolve or liquidate into another Foreign Subsidiary; provided that Borrower or applicable Subsidiary provide Agent with copies of all applicable documentation relating thereto and comply with Section 4.15 in connection therewith to the extent the Stock of any such Foreign Subsidiary is pledged under the Loan Documents.

5.9.       ERISA. Borrower shall not, nor shall Borrower cause or permit any of its Subsidiaries or ERISA Affiliates to, cause or permit to occur (a) an event that could result in the imposition of a Lien under Section 430 or 6321 of the IRC or Section 303 or 4068 of ERISA or (b) an ERISA Event to the extent such ERISA Event would reasonably be expected to result in Taxes, penalties and other liability in excess of $100,000 in the aggregate.

5.10.      Hazardous Materials. Borrower shall not, nor shall it permit any of its Subsidiaries to, cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or Environmental Liabilities that could not reasonably be expected to have a Material Adverse Effect.

5.11.      Sale Leasebacks. Borrower shall not, nor shall it permit any of its Subsidiaries to, engage in any sale leaseback, synthetic lease or similar transaction involving any of its assets.

5.12.      Restricted Payments. Borrower shall not, nor shall it permit any of its Subsidiaries to, declare or make any Restricted Payments except that:

(a)
any Subsidiary of Borrower may declare and pay dividends to Borrower or any Subsidiary of Borrower owning Stock of such Subsidiary, in accordance with their respective ownership shares;

(b)
Borrower may engage in Stock Buybacks from time to time with any holder of its Stock to facilitate cash coverage of such Person’s tax liabilities in connection with a Stock issuance;

(c)
Borrower may (i) declare and pay dividends from time to time, and (ii) engage in Stock Buybacks from time to time with any holder of its Stock from time to time as authorized by its board of directors, including in open-market transactions at prevailing market prices, in privately negotiated transactions or by other means as determined by the Company’s management, provided, that in each case the following conditions are satisfied:

(i)
no Default or Event of Default has occurred and is continuing or would arise as a result of such Restricted Payment; and

(ii)
after giving effect to such Restricted Payment and all other transactions occurring on such date, Total Liquidity is greater than the Total Liquidity Threshold;

(d)
Borrower may redeem from officers, directors and employees (or, upon resignation, retirement or death, former officers, directors and employees) Stock provided, that in each case the following conditions are satisfied:

(i)
no Default or Event of Default has occurred and is continuing or would arise as a result of such Restricted Payment; and

(ii)
after giving effect to such Restricted Payment and all other transactions occurring on such date, (A) the Loan Parties are in compliance on a pro forma basis with the Total Leverage Ratio required under Section 6.1, computed for the most recent Fiscal Quarter for which financial statements have been delivered and (B) Total Liquidity is greater than the Total Liquidity Threshold.

5.13.     Change of Corporate Name or Location; Change of Fiscal Year. Borrower shall not, nor shall it permit any of its Subsidiaries to, (a) change its name as it appears in official filings in the state of its incorporation or other organization, (b) change its chief executive office, principal place of business, business offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, unless in each case (i) at least 15 Business Days prior written notice (or such later notice as is acceptable to Agent in its sole discretion) thereof is given to Agent and Agent has provided written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, for the benefit of the Secured Parties, in any Collateral, has been completed or taken, (ii) the priority of all Liens in favor of Agent, for the benefit of the Secured Parties, is not adversely affected, and (iii) any such new location shall be in the continental United States. No Loan Party shall change its Fiscal Year without Agent’s prior written consent.

5.14.    No Restriction on Distributions; No Negative Pledges. Except pursuant to the Loan Documents, Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual restriction or encumbrance of any kind on the ability of any Subsidiary to pay dividends or make any other distribution on any of the Stock of such Subsidiary or to pay fees, including management fees, or make other payments and distributions to Borrower or any other Subsidiary. Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into, assume or become subject to any contractual obligation prohibiting or otherwise restricting the existence of any Lien upon any of its assets in favor of Agent, for the benefit of the Secured Parties, whether now owned or hereafter acquired except in connection with any document or instrument governing Liens permitted pursuant to Section 5.7(c) provided that any such restriction contained therein relates only to the asset or assets subject to such permitted Liens.

5.15.      [Reserved].

5.16.      [Reserved].

5.17.      [Reserved].

5.18.      Margin Stock; Use of Proceeds. Borrower shall not, nor shall it permit any of its Subsidiaries to, use any portion of the Advance proceeds, directly or indirectly, to purchase or carry Margin Stock or repay or otherwise refinance Indebtedness of any Loan Party or Subsidiary or others incurred to purchase or carry Margin Stock, or otherwise in any manner which is in contravention of any requirement of applicable Law or in violation of this Agreement.

5.19.      Sanctions; Use of Proceeds Borrower. shall not, nor shall it permit any of its Subsidiaries to, fail to comply with the Laws, regulations and executive orders referred to in Section 3.12. No Loan Party will, directly or indirectly, use the proceeds of the Advances or Letters of Credit, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Advances or Letters of Credit, whether as Agent, L/C Issuer, Lender, underwriter, advisor, investor, or otherwise).

5.20.      Prepayments of Other Indebtedness. Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity, other than (a) the Obligations, (b) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in a transaction permitted hereunder, (c) a refinancing of Indebtedness permitted under Section 5.3(d), (d) prepayments of other Indebtedness so long as (i) no Default or Event of Default would occur and be continuing after giving effect to any such proposed prepayment and (ii) after giving effect to each such proposed prepayment (and all other transactions occurring on such date), the Loan Parties are in pro forma compliance with (A) the Total Leverage Ratio required under Section 6.1, computed for the most recent Fiscal Quarter for which financial statements have been delivered and (B) Total Liquidity is greater than the Total Liquidity Threshold, and (e) prepayment of intercompany Indebtedness permitted by this Agreement so long as in compliance with any subordination provisions applicable to such intercompany Indebtedness.

5.21.     Capital Expenditures. Borrower shall not, nor shall it permit any of its Subsidiaries to, make Capital Expenditures in excess of $10,000,000 in the aggregate in any Fiscal Year, provided that any Capital Expenditure made when Total Liquidity is greater than the Total Liquidity Threshold both before and after giving effect to such Capital Expenditure shall be permitted without regard to such $10,000,000 limitation set forth above.

5.22
Outbound Investment Rules. Borrower shall not, nor shall it permit any Subsidiary to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower or any of its Subsidiaries, as applicable, were a U.S. Entity or (iii) any other activity that would cause Agent or any Lender to be in violation of the Outbound Investment Rules or cause Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

6.
FINANCIAL COVENANTS

6.1.        Leverage Ratio. Borrower shall not permit the Total Leverage Ratio, as of the end of any Fiscal Quarter, to be greater than 2.00 to 1.00.

6.2.        Interest Coverage Ratio. Borrower shall not permit the Consolidated Interest Coverage Ratio, as of the end of any Fiscal Quarter, to be less than 3.00 to 1.00.

7.
FINANCIAL STATEMENTS AND INFORMATION

7.1.      Reports and Notices. Borrower hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent or to Agent and Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex B.

7.2.      Communication with Accountants. Borrower authorizes Agent, on behalf of itself and each of its Subsidiaries, to communicate directly with its independent certified public accountants, including Deloitte & Touche LLP, and authorizes and shall instruct those accountants and advisors to communicate to Agent information relating to Borrower or any of its Subsidiaries with respect to the business, results of operations and financial condition thereof; provided, that unless an Event of Default exists and is continuing the Agent shall request advance written approval (such approval not to be unreasonably withheld or delayed) from the Borrower, prior to communications with any such accountants or advisors.

8.
CONDITIONS PRECEDENT.

8.1.       Conditions to the Initial Advances. Lender shall not be obligated to make any Advance or incur any Letter of Credit Obligations on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner reasonably satisfactory to Agent, or waived in writing by Agent:

(a)         Credit Agreement; Loan Documents. This Agreement and the other Loan Documents or counterparts hereof and thereof shall have been duly executed by, and delivered to, Borrower, each other Loan Party, Agent and Lenders; and Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, each in form and substance reasonably satisfactory to Agent.

(b)
Approvals. Agent shall have received (i) satisfactory evidence that the Loan Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents or (ii) an officer’s certificate in form and substance reasonably satisfactory to Agent affirming that no such consents or approvals are required.

(c)
Payment of Fees. Borrower shall have paid the Fees required to be paid on the Closing Date in the respective amounts specified in Section 2.4(e) (including the Fees specified in the Fee Letter), and shall have reimbursed Agent for all Fees, costs and expenses of closing presented as of the Closing Date.

(d)
Capital Structure: Other Indebtedness. The capital structure of each Loan Party and Subsidiary and the terms and conditions of all Indebtedness of each Loan Party and Subsidiary shall be acceptable to Agent in its sole reasonable discretion.

(e)
KYC Information; Beneficial Ownership. Agent and, if requested by a Lender, such Lender, shall have received (i) documentation and other information reasonably requested by Agent or such Lender in order to comply with applicable law, including the USA PATRIOT Act, and (ii) to the extent Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification.

8.2.       Further Conditions to Each Advance. No Lender shall be obligated to fund any Advance, convert or continue any Advance as a Tranche Rate Loan or a Daily Simple SOFR Loan, or incur any Letter of Credit Obligation, if, as of the date thereof:

(a)
any representation or warranty by any Loan Party contained herein or in any other Loan Document (other than Section 3.31, but solely to the extent any such inaccuracy relates only to Laws of, or actions taken by, the DOE), or which are contained in any certificate or other document furnished at any time under or in connection herewith or therewith, is untrue or incorrect in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality or Material Adverse Effect in the text thereof), except to the extent that such representation or warranty expressly relates to an earlier date in which case such representation or warranty is untrue or incorrect in any material respect as of such earlier date (except that such material qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) and, in each case, except for changes therein expressly permitted or expressly contemplated by this Agreement;

(b)
any Default or Event of Default has occurred and is continuing or would result after giving effect to any Advance (or the incurrence of any Letter of Credit Obligation); or

(c)
after giving effect to any Advance (or the incurrence of any Letter of Credit Obligations), the outstanding aggregate amount of the Revolving Exposure would exceed the aggregate amount of the Revolving Loan Commitments of all Lenders.

The request and acceptance by Borrower of the proceeds of any Advance (including the incurrence of any Letter of Credit Obligations or the conversion or continuation of any Advance into, or as, a Tranche Rate Loan or a Daily Simple SOFR Loan) shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by each Loan Party that the conditions in this Section 8.2 have been satisfied and (ii) a reaffirmation by each Loan Party of the granting and continuance of Agent’s Liens on the Collateral, on behalf of itself and Lenders, pursuant to the Collateral Documents.

9.
EVENTS OF DEFAULT; RIGHTS AND REMEDIES

9.1.       Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor and whether or not caused by or within the control of Borrower or any Subsidiary) shall constitute an “Event of Default” hereunder:

(a)
Borrower (i) fails to make any payment of principal of, or interest on, or Fees owing in respect of, the Advances or any of the other Obligations when due and payable, including any failure to cure any Overdrawn Amount in accordance with Section 2.2(b), or (ii) fails to pay or reimburse Agent or Lenders for any cost or expense reimbursable hereunder or under any other Loan Document within 5 days following Agent or any Lender’s demand for such reimbursement or payment of expenses; or

(b)
Any Loan Party fails or neglects to perform, keep or observe any of the provisions of Sections 3.12, 4.1, 4.11, 4.13, 4.15, 5, 6, or 7.2; or

(c)
Any Loan Party fails or neglects to perform, keep or observe any of the provisions of Section 7.1 and the same shall remain unremedied for 3 Business Days or more; provided, however, that the Loan Parties shall not have the right to cure any default under Section 7.1 if any default under Section 7.1 has occurred more than three times in any 12 month period; or

(d)
Any Loan Party fails or neglects to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than (x) any provision embodied in or covered by any other clause of this Section 9.1 and (y) Section 4.5(b) solely to the extent any noncompliance relates only to Education Approvals of, or actions taken by, the DOE) and the same shall remain unremedied for 30 days or more; provided, however, that such 30-day cure period shall not apply to: (i) a breach of any provision that cannot be cured or (ii) a breach or default of any other Loan Document if a period of cure is expressly provided for in such other Loan Document with respect to a breach or default under such other Loan Document; or

(e)
A default or breach occurs under any agreement, document or instrument to which any Loan Party is a party (determined exclusive of the Loan Documents) that is not cured within any applicable grace period therefor, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness or Contingent Obligations (determined exclusive of the Obligations) of any Loan Party and the aggregate principal amount of such Indebtedness or Contingent Obligation is in excess of $5,000,000 in the aggregate (including (x) undrawn committed or available amounts and (y) amounts owing to all creditors under any combined or syndicated credit arrangements), or (ii) causes, or permits any holder of such Indebtedness or Contingent Obligations or a trustee to cause, Indebtedness or Contingent Obligations or a portion thereof in excess of $5,000,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or cash collateral to be demanded in respect thereof, in each case, regardless of whether such default is waived, or such right is exercised, by such holder or trustee; or

(f)
any representation or warranty herein or in any Loan Document (other than Section 3.31, but solely to the extent any such inaccuracy relates only to Laws of or actions taken by the DOE) or in any written statement, report, Financial Statement or certificate made or delivered to Agent or any Lender by any Loan Party is untrue or incorrect in any material respect as of the date when made or deemed made; or

(g)
Assets of Borrower and its Subsidiaries (on a consolidated basis) with a fair market value of $500,000 or more are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Loan Party and such condition continues for 45 days or more; or

(h)
A case or proceeding is commenced against any Loan Party seeking a decree or order in respect of such Loan Party (i) under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar Law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Loan Party or for any substantial part of any such Loan Party’s assets, or (iii) ordering the winding up or liquidation of the affairs of such Loan Party, and such case or proceeding shall remain undismissed or unstayed for 60 days or more or a decree or order granting the relief sought in such case or proceeding is granted by a court of competent jurisdiction; or

(i)
Any Loan Party (i) files a petition seeking relief under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar Law, (ii) consents to or fails to contest in a timely and appropriate manner to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Loan Party or for any substantial part of any such Loan Party’s assets, (iii) makes an assignment for the benefit of creditors, or (iv) takes any action in furtherance of any of the foregoing, or (v) admits in writing its inability to, or is generally unable to, pay its debts as such debts become due; or

(j)
(i) A final judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate at any time are outstanding against one or more of the Loan Parties (which judgments are not covered by insurance policies as to which liability has been accepted by the insurance carrier), and the same are not, within 30 days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay, (ii) any action shall be taken by a judgment creditor to attach or levy upon any property of any Loan Party to enforce any such judgment under clause (i) above obtained against a Loan Party, or (iii) any Loan Party shall fail within 30 days after the entry thereof to discharge or stay pending appeal one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; or

(k)
Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Lien created under any Loan Document ceases to be a valid and perfected first-priority Lien (except as otherwise expressly permitted herein or therein) in any of the Collateral purported to be covered thereby; or

(l)
Any Change of Control occurs; or

(m)
The dissolution or liquidation of Borrower or of any endorser or guarantor of the Obligations, or the merger or consolidation of any of the foregoing with a third party, or statutory division of the foregoing, or the lease, sale or other conveyance of a material part of the assets or business of any of the foregoing to a third party outside the ordinary course of its business, or the lease, purchase or other acquisition of a material part of the assets or business of a third party by any of the foregoing; or

(n)
Borrower experiences any losses before income taxes as of the end of any given Fiscal Year as reported on its consolidated financial statements filed with its Annual Report on Form 10-K with the Securities and Exchange Commission for such year; or

(o)
Borrower experiences any event (or series of events) reasonably expected (in the judgment of the Agent) to reduce Borrower’s total revenue in the next succeeding quarter (relative to the immediately preceding full fiscal quarter) by more than 33%; or

(p)
any such Event of Default to be determined by Agent in its discretion.

9.2.        Remedies.

(a)
If any Event of Default has occurred and is continuing, Agent may (and at the written request of the Required Lenders shall), without notice, suspend the Revolving Loan Commitment with respect to additional Revolving Credit Advances and/or the incurrence of additional Letter of Credit Obligations. If any Event of Default has occurred and is continuing, Agent may (and at the written request of Required Lenders shall), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Advances and the Letter of Credit Fees to the Default Rate.

(b)
If any Event of Default has occurred and is continuing, Agent may (and at the written request of the Required Lenders shall), without notice: (i) terminate the Revolving Loan Commitments with respect to further Advances or the incurrence of further Letter of Credit Obligations; (ii) reduce the Revolving Loan Commitments from time to time; (iii) declare all or any portion of the Obligations, including all or any portion of any Advance to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized in the manner set forth in Annex A, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower and each other Loan Party; or (iv) exercise any rights and remedies provided to Agent under the Loan Documents or at law or equity, including all remedies provided under the Code; provided, that upon the occurrence of an Event of Default specified in Sections 9.1(h) or (i), the Revolving Loan Commitments shall be immediately terminated and all of the Obligations, including the Advances and Letter of Credit Obligations, shall become immediately due and payable without declaration, notice or demand by any Person.

(c)
At the election of Agent or Required Lenders, after the occurrence of an Event of Default and for so long as it continues, the Tranche Rate and Daily Simple SOFR elections will not be available to Borrower, and as the Interest Periods for Tranche Rate Loans then in effect expire and immediately upon the occurrence of an Event of Default for Daily Simple SOFR Loans, such Advances shall be converted into Base Rate Loans.

(d)
During the continuance of any Event of Default, each Lender is hereby authorized by each Loan Party at any time or from time to time, with reasonably prompt subsequent notice to Borrower (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (i) balances held by such Lender or any of such Lender’s Affiliates at any of its offices for the account of any Loan Party or any of its Subsidiaries (regardless of whether such balances are then due to such Loan Party or Subsidiary), and (ii) other property at any time held or owing by such Lender or any of such Lender’s Affiliates to or for the credit or for the account of any Loan Party or any of its Subsidiaries, against and on account of any of the Obligations; except that no Lender or any of such Lender’s Affiliates shall exercise any such right without the prior written consent of Agent. Any Lender exercising a right to set off (including through an Affiliate) shall purchase for cash (and the other Lenders shall sell) interests in each of such other Lender’s Pro Rata Share of the Obligations as would be necessary to cause all Lenders to share the amount so set off with each other Lender in accordance with their respective Pro Rata Share of the Obligations. Each Loan Party agrees, to the fullest extent permitted by Law, that any Lender or any of such Lender’s Affiliates may exercise its right to set off with respect to the Obligations as provided in this Section 9.2.

9.3.        Application of Proceeds.

(a)
As to Borrower. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, each Loan Party irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Agent from or on behalf of Borrower or any Guarantor of all or any part of the Obligations, and, as between the Loan Parties on the one hand and Agent and Lenders on the other, Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Agent may deem advisable notwithstanding any previous application by Agent.

(b)
After Application Event. Following the occurrence and during the continuance of an Event of Default, but absent the occurrence and continuance of an Application Event, Agent shall apply any and all payments received by Agent in respect of the Obligations, and any and all proceeds of Collateral received by Agent, in such order as Agent may from time to time elect. Notwithstanding anything to the contrary contained in this Agreement, if an Application Event shall have occurred, and so long as it continues, Agent shall apply any and all payments received by Agent in respect of the Obligations, and any and all proceeds of Collateral received by Agent, in the following order: first, to all Fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to Agent with respect to this Agreement, the other Loan Documents or the Collateral; second, to all Fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to any Lender with respect to this Agreement, the other Loan Documents or the Collateral; third, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts); fourth, to the principal amount of the Obligations outstanding and Obligations owing to any Eligible Swap Counterparty in respect of any Rate Contract, but excluding Obligations owing in respect of any Bank Products; fifth, to the Obligations owing in respect of any Bank Products; sixth, to provide cash collateral to secure any and all Letter of Credit Obligations and future payment of related Fees, as provided for in Annex A; seventh to any other indebtedness or obligations of any Loan Party owing to Agent or any Lender under the Loan Documents; and eighth, to Obligations owing to any Eligible Swap Counterparty in respect of any Swap Contracts other than a Rate Contract.

(c)
Residuary. Any balance remaining after giving effect to the applications set forth in this Section 9.3 shall be delivered to Borrower or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct. In carrying out any of the applications set forth in this Section 9.3, (i) amounts received shall be applied in the numerical order provided until paid in full prior to the application to the next succeeding category and (ii) each of the Persons entitled to receive a payment or cash collateral in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category.

9.4.      Waivers by Loan Parties. Except as otherwise provided for in this Agreement or by applicable Law, each Loan Party waives: (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which any Loan Party may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (b) all rights to notice and a hearing prior to Agent’s taking possession or control of, or to Agent’s replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption Laws.

9.5.        Actions in Concert. For the sake of clarity, anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or any other Loan Document (including exercising any rights of setoff) without first obtaining the prior written consent of Agent or Required Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the other Loan Documents shall be taken in concert and at the direction or with the consent of Agent or Required Lenders.

10.
EXPENSES AND INDEMNITY

10.1.      Expenses. Borrower hereby agrees to promptly pay (i) all reasonable, documented actual costs and out of pocket expenses of Agent (including the reasonable fees, costs and expenses of any counsel to, and independent appraisers and consultants retained by, Agent) in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated by the Loan Documents, in connection with the performance by Agent of its rights and remedies under the Loan Documents and in connection with the continued administration of the Loan Documents including (A) any amendments, modifications, consents and waivers to and/or under any and all Loan Documents and (B) any periodic public record searches conducted by or at the request of Agent (including title investigations, Uniform Commercial Code searches, fixture filing searches, judgment, pending Litigation and tax lien searches and searches of applicable corporate, limited liability company, partnership and related records concerning the continued existence, organization and good standing of certain Persons), (ii) without limitation of the preceding clause (i), all reasonable, documented actual costs and out of pocket expenses of Agent (including the reasonable fees, costs and expenses of any counsel to, and independent appraisers and consultants retained by, Agent) in connection with (A) the creation, perfection and maintenance of Liens pursuant to the Loan Documents and (B) protecting, storing, insuring, handling, maintaining or selling any Collateral and (iii) without limitation of the preceding clause (i), all actual costs and out of pocket expenses of Agent in connection with (A) any Litigation, dispute, suit or proceeding relating to any Loan Document and (B) any workout, collection, bankruptcy, insolvency, post-judgment or other enforcement proceedings under any and all of the Loan Documents, and (iv) all actual costs and out of pocket expenses incurred by Lenders in connection with any Litigation, dispute, suit or proceeding relating to any Loan Document and in connection with any workout, collection, bankruptcy, insolvency, post-judgment or other enforcement proceedings under any and all Loan Documents.

10.2.    Indemnity. Borrower hereby agrees, on behalf of itself and each other Loan Party, to indemnify, pay and hold harmless Agent, Arrangers, Lenders and the Affiliates, officers, directors, employees, trustees, agents, investment advisors, collateral managers, servicers, and counsel of Agent, Arrangers and Lenders (collectively called the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnitee) actually incurred in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnitee shall be designated a party thereto and including any such proceeding initiated by or on behalf of a Loan Party or any Affiliate thereof, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Agent or Lenders) asserting any right to payment for the transactions contemplated hereby, which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with the transactions contemplated hereby or by the other Loan Documents (including (i) (A) as a direct or indirect result of the presence on or under, or escape, seepage, leakage, spillage, discharge, emission or release from, any property now or previously owned, leased or operated by a Loan Party or any other Person of any Hazardous Materials or any Hazardous Materials Contamination, (B) arising out of or relating to the offsite disposal of any materials generated or present on any such property, or (C) arising out of or resulting from the environmental condition of any such property or the applicability of any governmental requirements relating to Hazardous Materials, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of any Loan Party, and (ii) proposed and actual extensions of credit under this Agreement) and the use or intended use of the proceeds of the Advances and Letters of Credit, except that the Loan Parties shall not have any obligation under this Section to an Indemnitee with respect to any liability resulting solely from the gross negligence or willful misconduct of such Indemnitee, as determined by a final non-appealable judgment of a court of competent jurisdiction. To the extent that the undertaking set forth in the immediately preceding sentence may be unenforceable, Borrower agrees, and agrees to cause the other Loan Parties, to contribute the maximum portion which it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all such indemnified liabilities incurred by the Indemnitees or any of them. NOTICE IS HEREBY GIVEN THAT THIS AGREEMENT CONTAINS INDEMNIFICATION PROVISIONS IN THIS SECTION 10.2 THAT APPLY TO, AND BORROWER AND EACH OTHER LOAN PARTY HEREBY ACKNOWLEDGES AND AGREES THAT THE FOREGOING INDEMNITY SHALL BE APPLICABLE TO, ANY LOSSES, DAMAGES AND LIABILITIES THAT HAVE RESULTED FROM OR ARE ALLEGED TO HAVE RESULTED FROM THE ACTIVE OR PASSIVE OR THE SOLE, JOINT OR CONCURRENT ORDINARY NEGLIGENCE OF AGENT, ANY LENDER OR ANY OTHER INDEMNITEE UNDER THIS SECTION 10.2.

11.
AGENT

11.1.      Appointment and Authorization. Each Lender hereby irrevocably appoints and authorizes Agent to enter into each of the Loan Documents to which it is a party (other than this Agreement) on its behalf and to take such actions as Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with all such powers as are reasonably incidental thereto. Subject to the terms of Section 12.5 and to the terms of the other Loan Documents, Agent is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Loan Documents on behalf of Lenders. The provisions of this Section 11 are solely for the benefit of the Secured Parties and neither Borrower nor any other Loan Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower or any other Loan Party. Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its own agents or employees.

11.2.      Agent and Affiliates. Agent shall have the same rights and powers under the Loan Documents as any other Lender and may exercise or refrain from exercising the same as though it were not Agent, and Agent and its Affiliates may lend money to, provide Bank Products to, invest in and generally engage in any kind of business with each Loan Party or Affiliate of any Loan Party as if it were not Agent hereunder.

11.3.     Action by Agent; Actions through Sub-Agents. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender or other Person. Nothing in this Agreement or any of the Loan Documents is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by Agent. Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Persons. The exculpatory provisions of this Section 11 shall apply to any such sub-agent and to the Related Persons of Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

11.4.      Consultation with Experts. Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

11.5.     Liability of Agent. Neither Agent nor any of its directors, officers, agents or employees shall be liable to any Lender for any action taken or not taken by it in connection with the Loan Documents, except that Agent shall be liable with respect to its specific duties set forth hereunder, but only to the extent of its own gross negligence or willful misconduct in the discharge thereof as determined by a final non-appealable judgment of a court of competent jurisdiction. Neither Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder or the contents of any certificate, financial statement or other report or document delivered under or in connection with any Loan Document, (ii) the performance or observance of any of the covenants or agreements specified in any Loan Document, (iii) the satisfaction of any condition specified in any Loan Document, (iv) the validity, effectiveness, sufficiency or genuineness of any Loan Document, any Lien purported to be created or perfected thereby or any other instrument or writing furnished in connection therewith, (v) the existence or non-existence of any Default or Event of Default; or (vi) the financial condition of any Loan Party or the value or the sufficiency of any Collateral. Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile or electronic transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them).

11.6.     Indemnification. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required to be paid to Agent under Sections 10.1 or 10.2 (but without affecting the Loan Parties’ reimbursement and indemnification obligation hereunder), each Lender shall, in accordance with its Pro Rata Share, pay to Agent such Lender’s portion of such unpaid amount (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Applicable Percentage at such time). If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against even if so directed by Required Lenders until such additional indemnity is furnished.

11.7.      Right to Request and Act on Instructions. Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents Agent is permitted or desires to take or to grant, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from Required Lenders or all or such other portion of Lenders as shall be prescribed by this Agreement. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Required Lenders (or all or such other portion of Lenders as shall be prescribed by this Agreement) and, notwithstanding the instructions of Required Lenders (or such other applicable portion of Lenders), Agent shall have no obligation to take any action if it believes, in good faith, that such action would violate applicable Law or exposes Agent to any liability for which it has not received satisfactory indemnification in accordance with the provisions of Section 11.6.

11.8.     Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Loan Documents.

11.9.      Collateral Matters. Lenders irrevocably authorize Agent, at its option and in its discretion, to (i) release any Lien granted to or held by Agent under any Collateral Document (A) upon termination of the Revolving Loan Commitments and payment in full of all Obligations, the expiration, termination or cash collateralization (to the satisfaction of Agent) of all Letter of Credit Obligations and, to the extent required by Agent in its sole discretion, the expiration, termination or cash collateralization (to the satisfaction of Agent) of all Rate Contract Obligations and all obligations, liabilities and indebtedness in respect of Bank Products in each case secured, in whole or in part, by any Collateral, or (B) constituting property sold or disposed of as part of or in connection with any disposition permitted under any Loan Document (it being understood and agreed that Agent may conclusively rely without further inquiry on a certificate of a Responsible Officer as to the sale or other disposition of property being made in full compliance with the provisions of the Loan Documents), (ii) release any Guarantor from its obligations under the Loan Documents (A) upon termination of the Revolving Loan Commitments and payment in full of all Obligations, the expiration, termination or cash collateralization (to the satisfaction of Agent) of all Letter of Credit Obligations and, to the extent required by Agent in its sole discretion, the expiration, termination or cash collateralization (to the satisfaction of Agent) of all Rate Contract Obligations and all obligations, liabilities and indebtedness in respect of Bank Products in each case secured, in whole or in part, by any Collateral, or (B) upon such Guarantor ceasing to be a Subsidiary pursuant to a transaction permitted by this Agreement (it being understood and agreed that Agent may conclusively rely without further inquiry on a certificate of a Responsible Officer as to the sale or other disposition being made in full compliance with the provisions of the Loan Documents), and (iii) release or subordinate any Lien granted to or held by Agent under any Collateral Document constituting property described in Section 5.7(c) (it being understood and agreed that Agent may conclusively rely without further inquiry on a certificate of a Responsible Officer as to the identification of any property described in Section 5.7(c)). Upon request by Agent at any time, Lenders will confirm Agent’s authority to release and/or subordinate particular types or items of Collateral pursuant to this Section 11.9.

11.10.    Agency for Perfection. Agent and each Lender hereby appoint each other Lender as agent for the purpose of perfecting Agent’s security interest in assets which, in accordance with the Code in any applicable jurisdiction, can be perfected by possession or control. Should any Lender (other than Agent) obtain possession or control of any such assets, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor, shall deliver such assets to Agent or in accordance with Agent’s instructions or transfer control to Agent in accordance with Agent’s instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Collateral Document or to realize upon any Collateral for the Advances unless instructed to do so by Agent (or consented to by Agent, as provided in Section 9.2(d)), it being understood and agreed that such rights and remedies may be exercised only by Agent.

11.11.    Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. Agent will notify each Lender of its receipt of any such notice. Agent shall take such action with respect to such Default or Event of Default as may be requested by Required Lenders (or all or such other portion of Lenders as shall be prescribed by this Agreement) in accordance with the terms hereof. Unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interests of Lenders.

11.12.    Successor Agent.

(a)           Agent may at any time give written notice of its resignation to Lenders, L/C Issuer, and Borrower. Upon receipt of any such notice of resignation, Required Lenders shall have the right, upon the Borrower’s consent (so long as no Event of Default then exists) which shall not be unreasonably delayed or withheld, to appoint a successor Agent. Upon the acceptance of a successor’s appointment as Agent hereunder and notice of such acceptance to the retiring Agent, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, the retiring Agent’s resignation shall become immediately effective and the retiring Agent shall be discharged from all of its duties and obligations hereunder and under the other Loan Documents (if such resignation was not already effective and such duties and obligations not already discharged, as provided below in this paragraph). The Fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed in writing between Borrower and such successor. If no such successor shall have been so appointed by Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of Lenders and L/C Issuer (but without any obligation) appoint a successor Agent, which appointment shall not be subject to consent by Required Lenders or any Loan Party. From and following the expiration of such 30 day period, Agent shall have the exclusive right, upon 1 Business Days’ written notice to Borrower and Lenders, to make its resignation effective immediately. From and following the effectiveness of such notice, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) all payments, communications and determinations provided to be made by, to or through Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as Required Lenders appoint a successor Agent as provided for above in this paragraph. The provisions of this Agreement shall continue in effect for the benefit of any retiring Agent and its sub-agents after the effectiveness of its resignation hereunder and under the other Loan Documents in respect of any actions taken or omitted to be taken by any of them (x) while the retiring Agent was acting or was continuing to act as Agent and (y) after such resignation for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including acting as collateral agent or otherwise holding any collateral security on behalf of any of the holders of the Obligations and in respect of any actions taken in connection with transferring the agency to any successor Agent.

(b)
Notwithstanding anything to the contrary herein, if at any time Agent assigns all of its Revolving Loan Commitments and Revolving Loans pursuant to (and in accordance with) the terms and conditions hereof, Agent may terminate its commitment pursuant to Section 2.6 to issue Letters of Credit. In the event of such termination: (i) Borrower shall be entitled to appoint another Lender to act as the successor L/C Issuer hereunder (with such Lender’s consent); provided, however, that the failure of Borrower to appoint a successor shall not affect the resignation of Agent as the L/C Issuer; and (ii) Agent shall retain all of the rights of the L/C Issuer hereunder with respect to Letters of Credit made by it and outstanding as of the effective date of such termination, including the right to require Lenders to fund their Pro Rata Share of such Letters of Credit pursuant to Section 2.6.

11.13.    Disbursements of Revolving Credit Advances; Payment and Sharing of Payment.

(a)
Revolving Credit Advances, Payments and Settlements; Interest and Fee Payments.

(i)
Agent shall be conclusively entitled to assume, for purposes of the preceding sentence, that each Lender will fund its Pro Rata Share of all Revolving Credit Advances requested by Borrower. Each Lender shall reimburse Agent on demand, in accordance with the provisions of the immediately following paragraph, for all funds disbursed on its behalf by Agent pursuant to the first sentence of this clause (i), or if Agent so requests, each Lender will remit to Agent its Pro Rata Share of any Revolving Credit Advance before Agent disburses the same to Borrower. If Agent elects to require that each Lender make funds available to Agent, prior to a disbursement by Agent to Borrower, Agent shall advise each Lender by telephone, facsimile or e‑mail of the amount of such Lender’s Pro Rata Share of the Revolving Credit Advance requested by Borrower no later than 10:00 a.m. (Cincinnati, Ohio time) on the date of funding of such Revolving Credit Advance, and each such Lender shall pay Agent on such date such Lender’s Pro Rata Share of such requested Revolving Credit Advance, in same day funds, by wire transfer to Agent’s account specified by Agent to Lenders from time to time. If any Lender fails to pay the amount of its Pro Rata Share within 1 Business Day after Agent’s written demand, Agent shall promptly notify Borrower in writing, and Borrower shall immediately repay such amount to Agent. Any repayment required by Borrower pursuant to this Section 11.13 shall be accompanied by accrued interest thereon from and including the date such amount is made available to Borrower to but excluding the date of payment at the rate of interest then applicable to Revolving Credit Advances which are Base Rate Loans. Nothing in this Section 11.13 or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

(ii)
On a Business Day of each week as selected from time to time by Agent, or more frequently (including daily), if Agent so elects (each such day being a “Settlement Date”), Agent will advise each Lender by telephone, facsimile or e‑mail of the amount of each such Lender’s percentage interest of the Revolving Credit Advance balance as of the close of business of the Business Day immediately preceding the Settlement Date. In the event that payments are necessary to adjust the amount of such Lender’s actual percentage interest of the Revolving Credit Advances balance to such Lender’s required percentage interest of the Revolving Credit Advances balance as of any Settlement Date, the party from which such payment is due shall pay Agent, without setoff or discount, to Agent’s account specified by Agent to Lenders from time to time not later than 1:00 p.m. (Cincinnati, Ohio time) on the Business Day following the Settlement Date the full amount necessary to make such adjustment. Any obligation arising pursuant to the immediately preceding sentence shall be absolute and unconditional and shall not be affected by any circumstance whatsoever. In the event settlement shall not have occurred by the date and time specified in the second preceding sentence, interest shall accrue on the unsettled amount at the Federal Funds Rate, for the first 3 days following the scheduled date of settlement, and thereafter at the Base Rate plus the Applicable Margin for Base Rate Loans applicable to Revolving Credit Advances.

(iii)
On each Settlement Date, Agent shall advise each Lender by telephone, facsimile or e‑mail of the amount of such Lender’s percentage interest of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Revolving Credit Advances, to the extent of such Lender’s Revolving Exposure with respect thereto, and shall make payment to such Lender not later than 1:00 p.m. (Cincinnati, Ohio time) on the Business Day following the Settlement Date of such amounts in accordance with wire instructions delivered by such Lender to Agent, as the same may be modified from time to time by written notice to Agent; provided, that, in the case such Lender is a Defaulting Lender, Agent shall be entitled to set off the funding short fall of such Defaulting Lender against that Defaulting Lender’s respective share of all payments received from Borrower.

(iv)
On the Closing Date, Agent, on behalf of Lenders, may elect to advance to Borrower the full amount of the Advances to be made on the Closing Date prior to receiving funds from Lenders, in reliance upon each Lender’s commitment to make its Pro Rata Share of such Advances to Borrower in a timely manner on such date. If Agent elects to advance such Advances to Borrower in such manner, Agent shall be entitled to receive all interest that accrues on the Closing Date on each Lender’s Pro Rata Share of such Advances unless Agent receives such Lender’s Pro Rata Share of such Advances on the Closing Date.

(v)
The provisions of this Section 11.13(a) shall be deemed to be binding upon Agent and Lenders notwithstanding the occurrence of any Default or Event of Default, or any insolvency or bankruptcy proceeding pertaining to Borrower or any other Loan Party.

(b)
Return of Payments.

(i)
If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind, together with interest accruing on a daily basis at the Federal Funds Rate.

(ii)
If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any insolvency Law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

(c)
Defaulting Lenders. The failure of any Defaulting Lender to make any Advances or any payment required by it hereunder shall not relieve any other Lender of its obligations to make such Advances or payment, but neither any other Lender nor Agent shall be responsible for the failure of any Defaulting Lender to make Advances or make any other payment required hereunder.

(d)
Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Advance (other than pursuant to the terms of Section 2.10) in excess of its pro rata share of payments entitled pursuant to the other provisions of this Section 11.13, such Lender shall purchase from the other Lenders such participations in extensions of credit made by such other Lenders (without recourse, representation or warranty) as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter required to be returned or otherwise recovered from such purchasing Lender, such portion of such purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such return or recovery, without interest. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this clause (d) may, to the fullest extent permitted by Law, exercise all its rights of payment (including pursuant to Section 9) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar Law, any Lender receives a secured claim in lieu of a setoff to which this clause (d) applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this clause (d) to share in the benefits of any recovery on such secured claim.

11.14.    Funding and Settlement Provisions Applicable When Non-Funding Lenders Exist. So long as Required Lenders have not waived the conditions to the funding of Revolving Credit Advances set forth in Section 8.2 (nor waived an Event of Default for purposes of satisfying such conditions), any Lender may deliver a written notice to Agent (with a copy to Borrower) stating that such Lender shall cease making Revolving Credit Advances due to the non-satisfaction of one or more conditions to funding Revolving Credit Advances set forth in Section 8.2, and specifying any such non-satisfied conditions. Any Lender delivering any such notice shall become a non-funding Lender (a “Non-Funding Lender”) for purposes of this Agreement commencing on the Business Day following receipt by Agent of such notice, and shall cease to be a Non-Funding Lender on the date on which (i) such Lender has either revoked the effectiveness of such notice or acknowledged in writing to Agent the satisfaction of the condition(s) specified in such notice, or (ii) Required Lenders waive the conditions to the funding of such Revolving Credit Advances set forth in Section 8.2 giving rise to such notice by Non-Funding Lender. Each Non-Funding Lender shall remain a Lender for purposes of this Agreement to the extent that such Non-Funding Lender outstanding Revolving Credit Advances is in excess of zero; provided, that during any period of time that any Non-Funding Lender exists, and notwithstanding any provision to the contrary set forth herein, the following provisions shall apply:

(a)
For purposes of determining the Pro Rata Share of each Lender under clause (a) of the definition of such term, each Non-Funding Lender shall be deemed to have a Revolving Loan Commitment as in effect immediately before such Lender became a Non-Funding Lender.

(b)
Agent shall have no right to make or disburse Revolving Credit Advances for the account of any Non-Funding Lender pursuant to Section 11.13, or to assume that any Non-Funding Lender will fund its Pro Rata Share of any Revolving Credit Advances requested by Borrower during such period.

(c)
Agent shall have no right to make or disburse Revolving Credit Advances for the account of any Non-Funding Lender pursuant to Section 2.1 to pay interest, Fees, expenses and other charges of any Loan Party, other than Reimbursement Obligations that have arisen pursuant to Section 2.6 in respect of Letters of Credit issued at the time such Non-Funding Lender was not then a Non-Funding Lender.

(d)
Agent shall have no right to (i) make or disburse Revolving Credit Advance as provided in Section 2.1 for the account of any Lender that was a Non-Funding Lender at the time of issuance of any Letter of Credit for which funding or Reimbursement Obligations have arisen pursuant to Section 2.6, or (ii) assume that any Lender that was a Non-Funding Lender at the time of issuance of such Letter of Credit will fund any portion of the Revolving Credit Advance to be funded pursuant to Section 2.6 in respect of such Letter of Credit. In addition, no Lender that was a Non-Funding Lender at the time of issuance of any Letter of Credit for which funding or Reimbursement Obligations have arisen pursuant to Section 2.6, shall have an obligation to fund any portion of the Revolving Credit Advance to be funded pursuant to Section 2.6 in respect to such Letter of Credit, or to make any payment to Agent or the L/C Issuer, as applicable, under Section 2.6 in respect of such Letter of Credit, or be deemed to have purchased any interest or participation in such Letter of Credit from Agent or the L/C Issuer, as applicable, under Section 2.6.

(e)
To the extent that Agent applies proceeds of Collateral or other payments received by Agent to repayment of Revolving Credit Advances pursuant to Section 9.3, (i) at any time an Event of Default exists (other than an Event of Default under Sections 9.1(a), (h) or (i)), such payments and proceeds shall be applied first in respect of Revolving Credit Advances made at the time any Non-Funding Lenders exist, and second in respect of all other outstanding Revolving Credit Advances, and (ii) at any time an Event of Default under Sections 9.1(a), (h) or (i) exists, such payment and proceeds shall be applied first in respect of Revolving Credit Advances other than Revolving Credit Advances made at the time any Non-Funding Lenders exist, and second in respect of all Revolving Credit Advances made at the time any Non-Funding Lenders exist.

11.15.    Withholding Tax. To the extent required by any applicable Law, Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the IRS or any authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold Tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective, or for any other reason), such Lender shall indemnify Agent (to the extent that Agent has not already been reimbursed by a Loan Party and without limiting the obligation of any Loan Party to do so) fully for all amounts paid, directly or indirectly, by Agent as Tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

11.16.    Agent May File Proof of Claim.

(a)
In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, Agent (irrespective of whether the principal of any Advance or any Revolving Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)
to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Advances or the Revolving Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders and Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Agent and its agents and counsel and all other amounts due Lenders and Agent under Section 10.1) allowed in such judicial proceeding; and

(ii)
to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and

(b)
Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Agent and, if Agent shall consent to the making of such payments directly to Lenders, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, and any other amounts due Agent under Section 10.1.

Nothing contained herein shall be deemed to authorize Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Agent to vote in respect of the claim of any Lender in any such proceeding.

11.17.   Agent in Individual Capacity. Fifth Third and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire Stock in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with each Loan Party and its Subsidiaries and Affiliates and any other Person party to any Loan Document as though Fifth Third were not Agent hereunder, and, in each case, without notice to or consent of the other Lenders. The other Lenders acknowledge (and by entering into an agreement regarding Bank Products, each provider of Bank Products shall be deemed to acknowledge) that, pursuant to such activities, Fifth Third or its Affiliates may receive information regarding Loan Parties or their Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders (or providers of Bank Products), and the Lenders acknowledge (and by entering into an agreement regarding Bank Products, each provider of Bank Products shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms “Lender” and “Lenders” include Fifth Third in its individual capacity.

11.18.     ERISA Fiduciary Representations and Warranties.

(a)
Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Agent and not, for the avoidance of doubt, to or for the benefit of Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)
such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments or this Agreement,

(ii)
the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agreement,

(iii)
(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Advances, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agreement, or

(iv)
such other representation, warranty and covenant as may be agreed in writing between Agent, in its sole discretion, and such Lender.

(b)          In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Agent and each Arranger and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of Borrower or any other Loan Party, that none of Agent, the Arrangers, or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

11.19.     Acknowledgments Regarding Erroneous Payments.

(a)
Each Lender and L/C Issuer hereby agrees that (x) if Agent notifies such Lender or such L/C Issuer that Agent has determined in its sole discretion that any funds received by such Lender or such L/C Issuer from Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or such L/C Issuer (whether or not known to such Lender or such L/C Issuer), and demands the return of such Payment (or a portion thereof), such Lender or such L/C Issuer shall promptly, but in no event later than one Business Day thereafter, return to Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or such L/C Issuer to the date such amount is repaid to Agent at the greater of the Federal Funds Rate, and (y) to the extent permitted by applicable law, such Lender or such L/C Issuer shall not assert, and hereby waives, as to Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of Agent to any Lender or such L/C Issuer under this Section 11.19 shall be conclusive, absent manifest error.

(b)
Each Lender and each L/C Issuer hereby further agrees that if it receives a Payment from Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender and each L/C Issuer agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or such L/C Issuer shall promptly notify Agent of such occurrence and, upon demand from Agent, it shall promptly, but in no event later than one Business Day thereafter, return to Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or such L/C Issuer to the date such amount is repaid to Agent at the Federal Funds Rate.

(c)
Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender or such L/C Issuer that has received such Payment (or portion thereof) for any reason, Agent shall be subrogated to all the rights of such Lender or such L/C Issuer with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any other Loan Party.

(d)
Each party’s obligations under this Section 11.19 shall survive the resignation or replacement of Agent or any transfer of rights or obligations by, or the replacement of, a Lender or a L/C Issuer, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document

12.
MISCELLANEOUS

12.1.     Survival. All agreements, representations and warranties made herein and in every other Loan Document shall survive the execution and delivery of this Agreement and the other Loan Documents. The provisions of Sections 2.5(f), 2.9, 2.10, 2.11, 10, 11, 12 shall survive the payment of the Obligations (both with respect to any Lender and all Lenders collectively) and any termination of this Agreement.

12.2.     No Waivers. No failure or delay by Agent or any Lender in exercising any right, power or privilege under any Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by Law. Any reference in any Loan Document to the “continuing” nature of any Event of Default shall not be construed as establishing or otherwise indicating that Borrower or any other Loan Party has the independent right to cure any such Event of Default, but is rather presented merely for convenience should such Event of Default be waived in accordance with the terms of the applicable Loan Documents.

12.3.      Notices.

(a)
All notices, requests and other communications to any party hereunder shall be in writing (including prepaid overnight courier, e‑mail, electronic submissions or similar writing, but not facsimile transmission (except to Agent with respect to operational or administrative matters)) and shall be given to such party at its address or e‑mail address set forth on Annex D hereof (or, in the case of any such Lender who becomes a Lender after the date hereof, in an Assignment Agreement or in a notice delivered to Borrower and Agent by the assignee Lender forthwith upon such assignment) or at such other address or e‑mail address as such party may hereafter specify for the purpose by notice to Agent and Borrower; provided, that notices, requests or other communications shall be permitted by e‑mail or other electronic submissions only in accordance with the provisions of Section 12.3(b). Each such notice, request or other communication shall be effective (i) if given by e‑mail or other electronic submissions, as set forth in Section 12.3(c) or (ii) if given by mail, prepaid overnight courier or any other means, when received at the applicable address specified by this Section. Notwithstanding anything to the contrary herein, and for the avoidance of any doubt, notices, requests and other communications delivered by facsimile transmission do not satisfy the requirements of this Section 12.3. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(b)
Notices and other communications to the parties hereto may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites); provided, that (i) the foregoing shall not apply to notices sent directly to any party hereto if such party has notified Agent that it has elected not to receive notices by electronic communication (which election may be limited to particular notices) and (ii) any Notice of Borrowing, Notice of Conversion or any notices regarding request for advances hereunder shall be delivered or furnished by Borrower by electronic communication in accordance with all procedures established by or otherwise acceptable to Agent from time to time in its sole discretion.

(c)
Unless Agent otherwise prescribes, (i) notices and other communications sent to an e‑mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e‑mail or other written acknowledgment), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e‑mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided, that if any such notice or other communication is not sent or posted during normal business hours, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day.

(d)
THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.

12.4.    Severability. In case any provision of or obligation under this Agreement or any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

12.5.       Amendments and Waivers.

(a)
General Provisions. No provision of this Agreement or any other Loan Document (other than the Fee Letter) may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by Borrower, Agent and Required Lenders (and, if any amendment, waiver or other modification would increase a Lender’s Revolving Loan Commitment, by such Lender); provided, that no such amendment, waiver or other modification shall, unless signed or otherwise approved in writing by Agent, Borrower and all Lenders directly affected thereby, (A) reduce the principal of, rate of interest on or any Fees with respect to any Advance or Reimbursement Obligation or forgive any principal, interest or Fees with respect to any Advance or Reimbursement Obligation, (B) postpone the date fixed for, or waive, any payment (other than a payment pursuant to Section 2.2(b)) of principal of any Advance, or of any Reimbursement Obligation or of interest on any Advance or any Reimbursement Obligation or any Fees hereunder or postpone the date of termination of the commitment of any Lender hereunder, (C) change the definition of the term Required Lenders or the percentage of Lenders which shall be required for Lenders to take any action hereunder, (D) release all or substantially all of the Collateral, authorize Borrower or any other Loan Party to sell or otherwise dispose of all or substantially all of the Collateral or release all or substantially all of the value of the Guarantors, except, in each case with respect to this clause (D), as otherwise may be provided in this Agreement or the other Loan Documents (including in connection with any disposition permitted hereunder and including as provided in Section 11.9), (E) modify Section 9.3 or 11.13(d), (F) amend, waive or otherwise modify this Section 12.5(a) or the definitions of the terms used in this Section 12.5(a) insofar as the definitions affect the substance of this Section 12.5(a); or (G) consent to the assignment, delegation or other transfer by any Loan Party of any of its rights and obligations under any Loan Document or release Borrower or any other Loan Party of its payment obligations under any Loan Document, except, in each case with respect to this clause (G), pursuant to a merger, consolidation or other transaction permitted pursuant to this Agreement. It is hereby understood and agreed that all Lenders shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (C), (D), (E), (F) and (G) of the preceding sentence. Notwithstanding anything to the contrary set forth in this Agreement, this Agreement may be amended and restated without the consent of any Lender (but with the consent of Borrower and Agent) if upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Revolving Loan Commitments of such Lender shall have terminated (but such Lender shall continue to be entitled to the benefits of Section 2.9, Section 2.5(e), Section 10.1, Section 10.2 and Section 11.13(d)), such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement. Notwithstanding anything herein or otherwise to the contrary, any Event of Default occurring hereunder shall continue to exist (and shall be deemed to be continuing) until such time as such Event of Default is waived in writing in accordance with the terms of this Section 12.5 notwithstanding (i) any attempted cure or other action taken by Borrower or any other Person subsequent to the occurrence of such Event of Default or (ii) any action taken or omitted to be taken by Agent or any Lender prior to or subsequent to the occurrence of such Event of Default (other than the granting of a waiver in writing in accordance with the terms of this Section).

(b)
All Lender Consent Rights. No amendment or waiver shall, unless signed by Agent and all Lenders (or by Agent with the consent of all Lenders) (x) amend or waive this Section 12.5(b) or the definitions of the terms used in this Section 12.5(b) insofar as the definitions affect the substance of this Section 12.5(b); (y) change the definition of (i) the term Required Lenders, (ii) the percentage of Lenders which shall be required for Lenders to take any action hereunder, or (iii) change any specific right of Required Lenders to grant or withhold consent or take or omit to take any action hereunder.

(c)
Agent, L/C Issuer Consent Rights. No amendment, waiver or consent shall, unless in writing and signed by Agent or the L/C Issuer, as the case may be, in addition to the Required Lenders or all Lenders directly affected thereby, as the case may be (or by Agent with the consent of the Required Lenders or all the Lenders directly affected thereby, as the case may be), affect the rights or duties of Agent, or the L/C Issuer, as applicable, under this Agreement or any other Loan Document.

(d)         Defaulting Lenders. Notwithstanding anything set forth herein to the contrary, a Defaulting Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” (or be, or have its Advances and Revolving Loan Commitments, included in the determination of “Required Lenders” or “Lenders directly affected” pursuant to this Section 12.5) for any voting or consent rights under or with respect to any Loan Document, except that a Defaulting Lender shall be treated as an “affected Lender” solely with respect to an increase in or extension of such Defaulting Lender’s Revolving Loan Commitments, a reduction of the principal amount owed to such Defaulting Lender or, unless such Defaulting Lender is treated the same as the other Lenders holding Advances of the same type, a reduction in the interest rates applicable to the Advances held by such Defaulting Lender, and any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender. Moreover, for the purposes of determining Required Lenders, the Advances and Revolving Loan Commitments held by Defaulting Lenders shall be excluded from the total Advances and Revolving Loan Commitments outstanding.

(e)
Certain Amendments. Notwithstanding anything to the contrary contained in this Section 12.5, (i) Agent may amend Annex C to reflect any assignments entered into pursuant to Section 12.6, and (ii) Agent and Borrower may amend or modify this Agreement and any other Loan Document to (1) cure any ambiguity, omission, defect or inconsistency therein, and (2) grant a new Lien for the benefit of the Secured Parties, extend an existing Lien over additional property for the benefit of the Secured Parties or join additional Persons as Loan Parties.

(f)
Eligible Swap Counterparty and Bank Product Consent Rights. Without limitation of the foregoing provisions of this Section 12.5, no waiver, amendment or other modification to this Agreement shall, unless signed by each Eligible Swap Counterparty and each provider of Bank Products then in existence, modify the provisions of Section 9.3 in any manner adverse to the interests of each such Eligible Swap Counterparty and/or such provider of Bank Products.

12.6.      Assignments; Participations; Replacement of Lenders.

(a)
Assignments.

(i)
Any Lender may at any time assign to one or more Eligible Assignees all or any portion of such Lender’s Advances and interest in the Revolving Loan Commitments, together with all related obligations of such Lender hereunder. Except as Agent may otherwise agree, the amount of any such assignment (determined as of the date of the applicable Assignment Agreement or, if a “Trade Date” is specified in such Assignment Agreement, as of such Trade Date) shall be in a minimum aggregate amount equal to $5,000,000 or, if less, the assignor’s entire interests in the Revolving Loan Commitments and outstanding Advances; provided, that, in connection with simultaneous assignments to two or more related Affiliates or Approved Funds, such Affiliates and Approved Funds shall be treated as one assignee for purposes of determining compliance with the minimum assignment size referred to above. Borrower and Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned to an Eligible Assignee until Agent shall have received and accepted an effective Assignment Agreement executed, delivered and fully completed by the applicable parties thereto, such other information regarding such Eligible Assignee as Agent reasonably shall require and a processing fee of $3,500; provided, only one processing fee shall be payable in connection with simultaneous assignments to two or more related Affiliates and Approved Funds; and provided further, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing fee in the case of any assignment.

(ii)
From and after the date on which the conditions described above have been met, (A) such Eligible Assignee shall be deemed automatically to have become a party hereto and, to the extent of the interests assigned to such Eligible Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (B) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from its rights and obligations hereunder (other than those that survive termination pursuant to Section 12.1). Upon the request of the Eligible Assignee (and, as applicable, the assigning Lender) pursuant to an effective Assignment Agreement, Borrower shall execute and deliver to Agent for delivery to the Eligible Assignee (and, as applicable, the assigning Lender) Notes in the aggregate principal amount of the Eligible Assignee’s percentage interest in the Revolving Loan Commitment (and, as applicable, Notes in the principal amount of that portion of the Revolving Loan Commitment retained by the assigning Lender). Upon receipt by the assigning Lender of such promissory note, the assigning Lender shall return to Borrower any prior promissory note, if any, held by it.

(iii)
Agent, acting solely for this purpose as an agent of Borrower, shall maintain at its offices located in Cincinnati, Ohio, a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of each Lender, and the commitments of, and principal amount and stated interest of the Advances owing to, such Lender pursuant to the terms hereof (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, Agent and Lenders may treat each Person whose name is recorded therein pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time upon reasonable prior notice to Agent. It is intended that the Register be maintained such that the Advances are in “registered form” for the purposes of the IRC.

(iv)
Notwithstanding the foregoing provisions of this Section 12.6(a) or any other provision of this Agreement, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(b)
Participations. Any Lender may at any time, without the consent of, or notice to, Borrower or Agent, sell to one or more Persons participating interests in its Advances, commitments or other interests hereunder (any such Person, a “Participant”). In the event of a sale by a Lender of a participating interest to a Participant, (i) such Lender’s obligations hereunder shall remain unchanged for all purposes, (ii) Borrower and Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations hereunder, and (iii) all amounts payable by Borrower shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender, provided, however, notwithstanding the foregoing, Borrower hereby agrees that each Participant shall be entitled to the benefits of Section 2.10 (subject to the requirements and limitations set forth in Section 2.11) and the requirements under Section 2.9 (it being understood that the documentation required under Section 2.9 shall be delivered to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (a) of this Section 12.6; provided, further, a Participant shall not be entitled to receive any greater payment under Section 2.10, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in Law, regulation ruling, treaty or other action or doctrine of a Governmental Authority that occurs after the date the Participant acquired the applicable participation. No Participant shall have any direct or indirect voting rights hereunder except with respect to any event described in Section 12.5 expressly requiring the unanimous vote of all Lenders or, as applicable, all affected Lenders. Borrower agrees that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided, that such right of set-off shall be subject to the obligation of each Participant to share with Lenders, and Lenders agree to share with each Participant, as provided in Section 9.2(d). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Advances or other obligations under the Loan Documents (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive and binding absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(c)         Replacement of Lenders. Within 15 days after (i) receipt by Agent of notice and demand from any Lender for payment of additional costs or as provided in Sections 2.5(e) and 2.10, which demand shall not have been revoked, (ii) Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.9, (iii) any Lender is a Defaulting Lender, and the circumstances causing such status shall not have been cured or waived; or (iv) any failure by any Lender to consent to a requested amendment, waiver or modification to any Loan Document in which Required Lenders have already consented to such amendment, waiver or modification but the consent of each Lender, or each Lender affected thereby, is required with respect thereto (each relevant Lender in the foregoing clauses (i) through (iv) being an “Affected Lender”), Borrower and/or Agent may, at its option, notify such Affected Lender and, in the case of Borrower’s election, Agent, of such Person’s intention to obtain, at Borrower’s expense, a replacement Lender (“Replacement Lender”) for such Lender, which Replacement Lender shall be an Eligible Assignee and, in the event the Replacement Lender is to replace an Affected Lender described in the preceding clause (iv), such Replacement Lender consents to the requested amendment, waiver or modification making the replaced Lender an Affected Lender. In the event Borrower or Agent, as applicable, obtains a Replacement Lender within 90 days following notice of its intention to do so, the Affected Lender shall sell, at par, and assign all of its Advances and funding commitments hereunder to such Replacement Lender in accordance with the procedures set forth in Section 12.6(a); provided, that (A) Borrower shall have, as applicable, reimbursed such Lender for its increased costs and additional payments for which it is entitled to reimbursement under any of Sections 2.5(e), 2.9 or 2.10, as applicable, of this Agreement through the date of such sale and assignment and (B) Borrower shall pay to Agent the $3,500 processing fee in respect of such assignment. In the event that a replaced Lender does not execute an Assignment Agreement pursuant to Section 12.6(a) within 5 Business Days after receipt by such replaced Lender of notice of replacement pursuant to this Section 12.6(c) and presentation to such replaced Lender of an Assignment Agreement evidencing an assignment pursuant to this Section 12.6(c), such replaced Lender shall be deemed to have consented to the terms of such Assignment Agreement, and any such Assignment Agreement executed by Agent, the Replacement Lender and, to the extent required pursuant to Section 12.6(a), Borrower, shall be effective for purposes of this Section 12.6(c) and Section 12.6(a). Upon any such assignment and payment, such replaced Lender shall no longer constitute a “Lender” for purposes hereof, other than with respect to such rights and obligations that survive termination as set forth in Section 12.1.

(d)
Loan Party Assignments. No Loan Party may assign, delegate or otherwise transfer any of its rights or other obligations hereunder or under any other Loan Document without the prior written consent of Agent and each Lender.

12.7.      Headings. Headings and captions used in the Loan Documents (including the Exhibits, Schedules and Annexes hereto and thereto) are included for convenience of reference only and shall not be given any substantive effect.

12.8.     Confidentiality. Agent and each Lender shall hold all non-public information regarding the Loan Parties and their respective businesses identified as such by Borrower and obtained by Agent or any Lender pursuant to the requirements hereof in accordance with such Person’s customary procedures for handling information of such nature, except that disclosure of such information may be made (i) to such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, auditors, professional consultants, advisors and representatives of such Person and of such Person’s Affiliates (collectively, the “Related Parties” of such Person) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (ii) to rating agencies, insurance industry associations and portfolio management services, (iii) to prospective transferees or purchasers of or participants in any interest in the Advances and, as applicable, the Loan Documents, to prospective contractual counterparties (or the professional advisors thereto) in Rate Contracts permitted hereby and to prospective providers of Bank Products, provided, that any such Persons shall have agreed to be bound by the provisions of this Section 12.8, (iv) to the extent requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties, including any self-regulatory authority, (v) to any other Party hereto, (vi) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vii) as required by Law, subpoena, judicial order or similar order and in connection with any Litigation, (viii) as may be required in connection with the examination, audit or similar investigation of such Person, (ix) with the consent of Borrower, (x) to the extent such information (A) becomes publicly available other than as a result of a breach of this Section, or (B) becomes available to Agent or any Lender or any of their respective Related Parties on a nonconfidential basis from a source other than the Loan Parties, and (xi) to a Person that is a trustee, investment advisor, collateral manager, servicer, noteholder or secured party in a Securitization (as hereinafter defined) in connection with the administration, servicing and reporting on the assets serving as collateral for such Securitization. For the purposes of this Section, “Securitization” shall mean a public or private offering by a Lender or any of its Affiliates or their respective successors and assigns, of Stock or debt securities which represent an interest in, or which are collateralized, in whole or in part, by the Advances.

Confidential information shall include only such information identified as such at the time provided to Agent and shall not include information that either (A) is in the public domain, or becomes part of the public domain after disclosure to such Person through no fault of such Person, or (B) is disclosed to such Person by a Person other than a Loan Party, provided, Agent does not have actual knowledge that such Person is prohibited from disclosing such information. The obligations of Agent and Lenders under this Section 12.8 shall supersede and replace the obligations of Agent and Lenders under any confidentiality agreement in respect of this financing executed and delivered by Agent or any Lender prior to the date hereof.

Each of the Agent, the Lenders and the L/C Issuer acknowledges that (a) the certain confidential information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a Governmental Authority (including any self-regulatory authority) without any notification to any Person.

12.9.      Waiver of Consequential and Other Damages. To the fullest extent permitted by applicable Law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Advance or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

12.10.    Reinstatement. Notwithstanding any prior revocation, termination, surrender, or discharge of this Agreement in whole or in part, the effectiveness of this Agreement shall automatically continue or be reinstated in the event that any payment, proceeds received or credit given by Agent or any Lenders in respect of the Obligations is returned, disgorged, or rescinded under any applicable state or federal law, including, without limitation, laws pertaining to bankruptcy or insolvency, in which case this Agreement shall be enforceable against Borrower as if the returned, disgorged, or rescinded payment, proceeds or credit had not been received or given by Agent or such Lender, and whether or not Agent or such Lender relied upon this payment, proceeds or credit or changed its position as a consequence of it. In the event of continuation or reinstatement of this Agreement, Borrower agrees upon demand by Agent or any Lender to execute and deliver to Agent or such Lender those documents which Agent or such Lender determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of Borrower to do so shall not affect in any way such continuation or reinstatement.

12.11.    Marshaling; Payments Set Aside. Neither Agent nor any Lender shall be under any obligation to marshal any assets in payment of any or all of the Obligations. To the extent that any Loan Party makes any payment or Agent enforces its Liens or Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such enforcement or set-off is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by anyone, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefore, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

12.12.   GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT, EACH NOTE AND EACH OTHER LOAN DOCUMENT, AND ALL MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. EACH LOAN PARTY HEREBY CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH LOAN PARTY EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH LOAN PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON EACH SUCH LOAN PARTY BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH LOAN PARTY AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE 10 DAYS AFTER THE SAME HAS BEEN POSTED.

12.13.   WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH LOAN PARTY, AGENT AND LENDERS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH LOAN PARTY, AGENT AND EACH LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH LOAN PARTY, AGENT AND EACH LENDER WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

12.14.    Publication; Advertisement.

(a)
Publication. No Loan Party will directly or indirectly publish, disclose or otherwise use in any public disclosure, advertising material, promotional material, press release or interview, any reference to the name, logo or any trademark of Fifth Third or any of its Affiliates or any reference to this Agreement or the financing evidenced hereby, in any case except (i) as required by Law, (including in any Form 8-K or other public SEC filings of Borrower), subpoena or judicial or similar order, in which case the applicable Loan Party shall give Agent prior written notice of such publication or other disclosure or (ii) with Fifth Third’s prior written consent.

(b)
Advertisement. Each Lender and each Loan Party hereby authorizes Fifth Third to publish the name of such Lender and Loan Party, the existence of the financing arrangements referenced under this Agreement, the primary purpose and/or structure of those arrangements, the amount of credit extended under each facility, the title and role of each party to this Agreement, and the total amount of the financing evidenced hereby in any “tombstone”, comparable advertisement or press release which Fifth Third elects to submit for publication. In addition, each Lender and each Loan Party agrees that Fifth Third may provide lending industry trade organizations with information necessary and customary for inclusion in league table measurements after the Closing Date. With respect to any of the foregoing, Fifth Third shall provide Borrower with an opportunity to review and confer with Fifth Third regarding the contents of any such tombstone, advertisement or information, as applicable, prior to its submission for publication and, following such review period, Fifth Third may, from time to time, publish such information in any media form desired by Fifth Third, until such time that Borrower shall have requested Fifth Third cease any such further publication.

12.15.   Counterparts; Integration. This Agreement and the other Loan Documents may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures by facsimile or other electronic transmission (including “pdf” or “tif” format) shall bind the parties hereto. This Agreement and the other Loan Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

12.16.    No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

12.17.    USA PATRIOT Act Notification Agent (for itself and not on behalf of any Lender) and each Lender hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record certain information and documentation that identifies such Loan Party, which information includes the name and address of each Loan Party and such other information that will allow Agent or such Lender, as applicable, to identify such Loan Party in accordance with the USA PATRIOT Act. The Loan Parties agree to, promptly following a request by Agent or any Lender, provide all such other documentation and information that Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, and the Beneficial Ownership Regulation.

12.18.  Acknowledgement and Consent to Bail-In of Affected Financial Institutions Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)
the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)
the effects of any Bail-In Action on any such liability, including, if applicable:

(i)
a reduction in full or in part or cancellation of any such liability;

(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)
the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any applicable Resolution Authority.

12.19.   Acknowledgment Regarding any Supported QFCs To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Rate Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States), and in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support

12.20.    Termination This Agreement shall remain in effect from the Closing Date through and including the Termination Date. At the request of the Borrower, upon the Termination Date the Agent shall, at the sole cost and expense of the Borrower release any Lien granted to or held by the Agent under any Loan Document, without recourse upon or warranty by the Agent. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

12.21.    Amendment and Restatement; No Novation This Agreement constitutes an amendment and restatement of the Existing Credit Agreement, effective from and after the Closing Date. The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to the Agent under the Existing Credit Agreement based on facts or events occurring or existing prior to the execution and delivery of this Agreement. On the Closing Date, the credit facilities described in the Existing Credit Agreement, shall be amended, supplemented, modified and restated in their entirety by the facilities described herein, and all loans and other obligations of the Borrower outstanding as of such date under the Existing Credit Agreement, shall be deemed to be loans and obligations outstanding under the corresponding facilities described herein, without any further action by any Person, except that the Agent shall make such transfers of funds as are necessary in order that the outstanding balance of such Loans, together with any Loans funded on the Closing Date, reflect the respective Revolving Loan Commitments of the Lenders hereunder.

[Signature pages intentionally omitted]

ANNEX A
to
CREDIT AGREEMENT

LETTERS OF CREDIT

(a)
Issuance.

(i)
Subject to the terms and conditions of this Agreement, L/C Issuer agrees to incur, from time to time prior to the Commitment Termination Date, upon the request of Borrower and for Borrower’s or any Subsidiary’s account, Letter of Credit Obligations with respect to Letters of Credit issued by L/C Issuer for Borrower’s or any Subsidiary’s account. Borrower shall give L/C Issuer at least five Business Days prior written notice requesting the incurrence of any Letter of Credit Obligation. The notice shall be accompanied by a completed Letter of Credit application. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower and communications by L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and between Borrower and L/C Issuer. Borrower hereby authorizes L/C Issuer to accept, act upon, and treat as genuine and original (but without any obligation of L/C Issuer to do any of the foregoing) applications, authorizations, and other requests regardless of the manner communicated, including those sent or communicated via overnight courier, certified or non-certified mail, fax, email, electronic code, or phone, so long as L/C Issuer does not have actual knowledge that a particular application, authorization, or other request is not authorized by Borrower.

(ii)
Letters of Credit issued hereunder shall constitute utilization of the Commitments. A Letter of Credit shall be issued, extended, reinstated, or otherwise amended only if (and upon issuance, extension, reinstatement or other amendment of each Letter of Credit Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, extension, reinstatement or other amendment, (i) the aggregate amount of Letter of Credit Obligations shall not at any time exceed $10,000,000 (the “L/C Sublimit”); (ii) no Lender will exceed its individual Commitment; (iii) the aggregate amount of all borrowings and Letter of Credit Obligations incurred under this Agreement shall not exceed the total Commitments.

ANNEX A

(iii)
Borrower is responsible for preparing or approving the text of each Letter of Credit as submitted to and as issued by L/C Issuer and as received by the beneficiary, notwithstanding any drafting recommendations or forms provided by L/C Issuer. L/C Issuer’s recommendation or drafting of text or L/C Issuer’s use or non-use or refusal to use text submitted by Borrower shall not affect Borrower’s ultimate responsibility. Borrower is responsible for L/C Issuer’s failure to apply, or to observe standard practice as applied to, Letter of Credit terms or conditions, and for terms or conditions that (A) are erroneous, ambiguous, inconsistent, insufficient, ineffective, or illegal, (B) require L/C Issuer to respond to a demand in fewer than three Business Days, or (C) require or allow Borrower to sign, issue, or present a document. Notwithstanding anything to the contrary in this Agreement, L/C Issuer’s obligation to issue, amend, or extend the expiration date of a Letter of Credit is subject to its review and approval of the proposed terms of the Letter of Credit (and any amendment thereof) in its sole discretion. Borrower represents and warrants to L/C Issuer that Borrower is familiar with, and understands, applicable Law and letter of credit practice. If requested by L/C Issuer, Borrower will execute, deliver, and submit a letter of credit application and reimbursement agreement on L/C Issuer’s standard forms in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any such letter of credit application or reimbursement agreement, the terms and conditions of this Agreement will control, for so long as Borrower and L/C Issuer are subject thereto. Notwithstanding anything to the contrary in this Agreement but subject to Borrower’s ultimate responsibility as set forth above in this paragraph (a), L/C Issuer’s obligation to issue, amend, or extend the expiration date of a Letter of Credit is subject to its review and approval of the proposed terms of the Letter of Credit (and any amendment thereof) in its sole discretion.

(iv)
Borrower will notify L/C Issuer in writing no later than three Business Days after Borrower first becomes aware of any objection Borrower may have to L/C Issuer’s issuance or amendment of a Letter of Credit, L/C Issuer’s acceptance or rejection of a presentation under any Letter of Credit, or any other action or inaction taken or proposed to be taken by L/C Issuer under or in connection with this Agreement or any other agreement, document, or instrument relating hereto; provided, however, that if L/C Issuer reasonably believes that it is obligated to take any action, including, but not limited to, the payment on a Letter of Credit in a period of time less than three Business Days, L/C Issuer is allowed to take such action without liability to Borrower. Borrower’s failure to give timely and specific notice of objection shall automatically waive Borrower’s objection, authorize or ratify L/C Issuer’s action or inaction, and absolutely preclude Borrower from raising the objection as a defense or claim against L/C Issuer (or any Indemnitee). If L/C Issuer approaches Borrower for a waiver of discrepancies in a presentation, then Borrower must respond within three Business Days. L/C Issuer may treat Borrower’s failure to respond as a waiver of the indicated discrepancies, but need not itself accept Borrower’s implied or express waiver of discrepancies as binding on L/C Issuer. Borrower’s acceptance or retention of any documents presented under or in connection with a Letter of Credit (including, but not limited to, originals or copies of documents sent directly to Borrower) or of any property for which payment is supported by any Letter of Credit shall ratify L/C Issuer’s honor of the relevant presentation and absolutely preclude Borrower from raising a defense or claim against L/C Issuer (or any Indemnitee) with respect to such honor.

(b)
Expiration Date. Except for Evergreen Letters of Credit that are subject to the terms and conditions set forth in this paragraph, no Letter of Credit shall have an expiration date that is later than the earlier of (i) one year following the date of issuance thereof (or, in the case of any extension of the expiration date thereof, whether automatic or by amendment, one year after the then‑current expiration date of such Letter of Credit) unless otherwise permitted by L/C Issuer (subject to the other provisions of this Agreement) and (ii) the date that is five Business Days before the Commitment Termination Date, and neither Agent nor Lenders shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase or acquire participations in, any Letter of Credit having an expiration date that is later than the Commitment Termination Date. If Borrower so requests in any notice requesting the issuance of a Letter of Credit (or the amendment of an outstanding Letter of Credit), L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Evergreen Letter of Credit”), provided that any such Evergreen Letter of Credit shall permit L/C Issuer to prevent any such extension at least once in each one-year period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such one-year period to be agreed upon by Borrower and L/C Issuer at the time such Letter of Credit is issued. Unless otherwise directed by L/C Issuer, Borrower shall not be required to make a specific request to L/C Issuer for any such extension. Once an Evergreen Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) L/C Issuer to permit the extension of such Letter of Credit at any time to an expiration date not later than the expiration date permitted under this paragraph.

ANNEX A

(c)
Participations.

(i)
By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the expiration date thereof), and without any further action on the part of L/C Issuer or the Lenders, L/C Issuer hereby grants to each Lender, and each Lender hereby acquires from L/C Issuer, a participation in such Letter of Credit and the related Letter of Credit Obligations equal to such Lender’s Pro Rata Share. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph is absolute, unconditional, and irrevocable and shall not be affected by any circumstance whatsoever, including any extension, reinstatement or other amendment of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments.

(ii)
In consideration and in furtherance of the foregoing, each Lender hereby absolutely, unconditionally, and irrevocably agrees to pay to Agent, for account of L/C Issuer, such Lender’s Pro Rata Share of each payment made by L/C Issuer promptly upon the request of L/C Issuer at any time from the time of such payment until such payment is reimbursed by Borrower or at any time after any reimbursement payment is required to be refunded to Borrower for any reason, including after the Commitment Termination Date. Such payment by each Lender shall be made without any offset, abatement, withholding, or reduction whatsoever (including without limitation any offset, abatement, withholding or reduction relating to or arising out of those matters set forth in paragraph (h) below), and shall be made in the same manner as provided in this Agreement with respect to Revolving Credit Advances (and such provisions shall apply, mutatis mutandis, to the payment obligations of the Lenders under this paragraph). Agent shall promptly pay to L/C Issuer the amounts so received by it from the Lenders. Promptly following receipt by Agent of any payment from Borrower pursuant to paragraph (d) below, Agent shall distribute such payment to L/C Issuer or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse L/C Issuer, to such Lenders and L/C Issuer as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse L/C Issuer for any payment under a Letter of Credit shall not constitute an Advance and shall not relieve Borrower of its obligation to reimburse such Letter of Credit payment, unless Borrower has financed such payment with a Base Rate Loan in accordance with the terms of this Agreement.

(iii)
Each Lender acknowledges and agrees that its participation in each Letter of Credit and the related Letter of Credit Obligations will be automatically adjusted to reflect adjustments in such Lender’s Pro Rata Share from time to time.

(iv)
The obligations of Lenders under the paragraphs above shall be for the benefit of Agent and L/C Issuer and may be enforced by L/C Issuer

(d)
Reimbursement and Interim Interest.

(i)
If L/C Issuer shall make any disbursement in respect of a Letter of Credit, Borrower shall reimburse L/C Issuer by paying to Agent an amount equal to such disbursement in immediately available U.S. dollars, without withholding, deduction, or setoff, not later than 1:00 p.m. prevailing local time in New York, NY on (i) the Business Day that Borrower receives notice of L/C Issuer’s disbursement, if such notice is received prior to 10:00 a.m. prevailing local time in New York, NY; or (ii) the Business Day immediately following the day that Borrower receives such notice, if such notice is not received prior to such time, with interest at the rate applicable to Base Rate Loans for the additional calendar day(s) elapsed; provided that, if such disbursement by L/C Issuer is not less than $50,000, Borrower may, subject to the conditions to borrowing set forth in this Agreement, request in accordance with Section 2.1 that such payment be financed with an Advance in an equivalent amount, and to the extent so financed, Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Advance. L/C Issuer’s records showing the dates and amounts of payments due and disbursements made shall be presumed correct and complete and, if Borrower does not object within five Business Days after receiving the information, shall be final. If Borrower fails to make such payment when due, Agent shall notify each Lender of the applicable payment under the Letter of Credit, the payment then due from Borrower in respect thereof, and such Lender’s Pro Rata Share thereof.

ANNEX A

(ii)
If Borrower fails to reimburse L/C Issuer for any amount disbursed when due pursuant to paragraph (c)(i) above, then the unpaid amount shall bear interest, for each day from and including the date such disbursement is made to but excluding the date that Borrower reimburses L/C Issuer for such disbursement, at the Default Rate. Interest accrued pursuant to this paragraph shall be for account of L/C Issuer, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (c)(ii) above to reimburse L/C Issuer shall be for account of such Lender to the extent of such payment.

(e)
Limitations. L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(i)
any order, judgment, or decree of any Governmental Authority or arbitrator shall enjoin or restrain, or purport to enjoin or restrain, L/C Issuer from issuing such Letter of Credit, or request that L/C Issuer refrain from, or, if in the sole discretion of L/C Issuer, any Law applicable to L/C Issuer shall prohibit the issuance of letters of credit generally or such Letter of Credit in particular, or any such order, judgment or decree, or Law shall impose upon L/C Issuer with respect to such Letter of Credit any restriction, reserve, capital, or liquidity requirement (for which L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon L/C Issuer any unreimbursed loss, cost, or expense that was not applicable on the Closing Date and that L/C Issuer in good faith deems material to it;

(ii)
the issuance of such Letter of Credit would violate one or more policies of L/C Issuer;

(iii)
except as otherwise agreed by Agent and L/C Issuer, such Letter of Credit is in an initial amount less than $50,000; or

(iv)
any Lender is at that time a Defaulting Lender, unless L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to L/C Issuer (in its sole discretion) with Borrower or such Lender to eliminate L/C Issuer’s actual or potential fronting exposure (after giving effect to any reallocation under Section 2.14) with respect to the Defaulting Lender arising from either such Letter of Credit then proposed to be issued or such Letter of Credit and all other L/C Obligations as to which L/C Issuer has actual or potential fronting exposure, as it may elect in its sole discretion.

L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(f)
Cash Collateral.

(i)
If Borrower is required to provide cash collateral for any Letter of Credit Obligations pursuant to this Agreement, including Section 9.2 of this Agreement, prior to the Commitment Termination Date, Borrower will pay to Agent for the ratable benefit of itself and Lenders cash or cash equivalents acceptable to Agent (“Cash Collateral”) in an amount equal to 103% of the Letter of Credit Obligations plus accrued and unpaid interest thereon. Such Cash Collateral shall be held by Agent and pledged to, and subject to the control of, Agent, for the benefit of Agent, Lenders, and L/C Issuer. Borrower hereby pledges and grants to Agent, on behalf of itself and Lenders, a security interest in all such Cash Collateral and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. This Agreement, including this paragraph (f)(i), shall constitute a security agreement under applicable Law.

(ii)
If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrower shall provide Cash Collateral within two Business Days therefor in the manner described, and subject to the terms and conditions as set forth, above.

ANNEX A

(iii)
From time to time after funds are deposited as Cash Collateral by Borrower, whether before or after the Commitment Termination Date, Agent may apply such funds then held by it to the payment of any amounts, and in such order as Agent may elect, as shall be or shall become due and payable by Borrower to Agent and Lenders with respect to such Letter of Credit Obligations of Borrower and, upon the satisfaction in full of all Letter of Credit Obligations of Borrower, to any other Obligations then due and payable.

(iv)
Neither Borrower nor any Person claiming on behalf of or through Borrower shall have any right to withdraw any of the Cash Collateral, except that upon the termination of all Letter of Credit Obligations (which requires the return of all original Letters of Credit) and the payment of all amounts payable by Borrower to L/C Issuer in respect thereof, any remaining Cash Collateral shall be applied to other Obligations then due and owing and upon payment in full of such Obligations any remaining amount shall be paid to Borrower or as otherwise required by Law. Interest earned, if any, on Cash Collateral shall be held as additional collateral.

(g)
Fees and Expenses. In addition to the Letter of Credit Fees payable pursuant to Section 2.4(e)(iii) of this Agreement, Borrower shall pay to L/C Issuer, on demand, such Letter of Credit Fees as are set forth from time to time in L/C Issuer’s Fee schedule for letters of credit. Borrower acknowledges that L/C Issuer may modify such Fee schedule at any time and will promptly communicate such new Fee schedule information to Borrower in writing as required in the notice provision hereunder. Such new Fees will be effective 30 days after such written notice and shall apply as of such date to all existing and future Letters of Credit issued by L/C Issuer. In the event of any inconsistency between the Fees set forth in this Agreement and the Fees set forth in such Fee schedule, the Fees set forth in this Agreement will control.

(h)
Obligations Absolute. The obligation of Borrower to reimburse Agent and Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional, and irrevocable, and not subject to abatement, reduction, withholding, deduction, deferment, interruption, recoupment, or other right (whether legal, equitable, or otherwise) for any reason whatsoever, without necessity of presentment, demand, protest, or other formalities, and the obligations of each Lender to make payments to Agent with respect to Letters of Credit shall be absolute, unconditional, and irrevocable. Such obligations of Borrower and Lenders shall be paid strictly in accordance with the terms hereof under all circumstances, including and/or despite any of the following:

(i)
any lack of validity or enforceability of any Letter of Credit or this Agreement or the other Loan Documents or any other agreement;

(ii)
the existence of any claim, setoff, defense (including suretyship), or other right that Borrower or any of its Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Agent, any Lender, or any other Person, whether in connection with this Agreement, the Letter of Credit, the transactions contemplated herein or therein, or any unrelated transaction (including any underlying transaction between Borrower or any of its Affiliates and the beneficiary for which the Letter of Credit was procured);

(iii)
any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect, or any statement therein being untrue or inaccurate in any respect;

(iv)
payment by Agent or L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft, certificate, or other document that does not comply with the terms of such Letter of Credit or such guaranty;

(v)
the fact that a Default or an Event of Default has occurred and is continuing;

(vi)
any bankruptcy, insolvency, receivership, reorganization, or similar proceeding discharging or otherwise affecting Borrower or any of its Affiliates;

(vii)
Agent’s, L/C Issuer’s, or any other Lender’s rights and remedies with respect to any Collateral;

ANNEX A

(viii)
Borrower’s claims, rights, or remedies against any of its Affiliates;

(ix)
Agent’s, L/C Issuer’s or any other Lender’s waiver or release of any obligation of Borrower;

(x)
any amendment, supplement, restatement, or renewal of this Agreement or any other agreement, document, or instrument relating hereto;

(xi)
any loss or damage to any Collateral;

(xii)
the failure of any Lien or security interest in favor of Agent (for the benefit of the Lenders) to attach, be perfected or recorded, or remain perfected or recorded;

(xiii)
Agent’s release of any Collateral, or taking of additional Collateral; or

(xiv)
any other circumstance or event whatsoever, whether or not similar to any of the foregoing that might, but for the provisions of this section, constitute a legal or equitable discharge of, or provide a right of setoff against, Borrower’s obligations hereunder, and Borrower waives any and all rights with respect to all of the foregoing.

(h)
L/C Issuer Discretion.

(i)
For Borrower’s account, L/C Issuer may at any time provide in a Letter of Credit or otherwise agree to do or do the following:

(A)
send the Letter of Credit via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) network and bind Borrower directly and as an indemnifier to the rules applicable to SWIFT messages (including, but not limited to, rules obligating Borrower or L/C Issuer to pay bank charges);

(B)
assert, waive, or, with any necessary consent from the beneficiary or other Person, amend any provision in the Letter of Credit or applicable practice that primarily concerns issuer operations including, but not limited to, (A) identification of the Letter of Credit in any presentation, (B) marking of the Letter of Credit to reflect a transfer, payment, or other action, (C) specification of the business days and hours, manner, and place for L/C Issuer receiving a presentation, effecting honor, and giving notice of dishonor under the Letter of Credit, (D) duration of the period(s) for examination, approaching Borrower for a waiver, or sending a notice of refusal, (E) disposition of the beneficiary’s documents after dishonor or while approaching Borrower for a waiver, and (F) replacement of a lost Letter of Credit or recognition of a successor beneficiary;

(C)
discount an accepted draft or deferred payment undertaking incurred under the Letter of Credit, at the request of the beneficiary or other third party, without affecting the amount or due date of Borrower’s obligations to reimburse or pay fees to L/C Issuer;

(D)
select any branch, bank office, or L/C Issuer Affiliate or any other bank or financial institution or Affiliate for issuing, advising, transferring, confirming, and/or nominating bank or Person under the law and practice of the place where it acts (if the Letter of Credit permits advice, transfer, confirmation, and/or nomination) to act under contract with L/C Issuer as a letter of credit processing agent for L/C Issuer in L/C Issuer’s issuance of the Letter of Credit or processing of demands or in any other action that L/C Issuer is required or permitted to take under the Letter of Credit;

ANNEX A

(E)
accept documents that appear on their face to be in substantial compliance with the terms and conditions of a Letter of Credit without responsibility for further investigation and disregarding any information or data outside of the face of the documents, regardless of any notice or information to the contrary, and may honor and make payment upon any presentation that appears on its face to substantially comply with the terms and conditions of a Letter of Credit, whether or not the Letter of Credit requires strict compliance and without regard to any non-documentary condition in such Letter of Credit (including, but not limited to, honor of a draft that is non-negotiable or informal, honor up to the amount available under the Letter of Credit of a demand claiming more than that amount, honor of a draft or other document that lacks a reference to the Letter of Credit, honor of a presentation of documents that include inconsistent extraneous data, and allowance of a grace period of one business day for timing requirements under the Letter of Credit);

(F)
decline to accept any documents and make payment if such documents are not in strict compliance with the terms and conditions of a Letter of Credit;

(G)
provide for or submit to arbitration, mediation, DOCDEX (the ICC Banking Commission’s informal dispute resolution service), or the like for the resolution of some or all disputes with the beneficiary or other Person; and

(H)
replace a purportedly lost, stolen, or destroyed original Letter of Credit or amendment thereto with a replacement marked as such or waive a requirement for its presentation.

(ii)
Unless specifically committed to do so in a writing signed by L/C Issuer, L/C Issuer is not required to issue any Letter of Credit amendment. If the Letter of Credit may be extended or terminated by a notice given or other action taken by L/C Issuer (with or without the passage of time), then, whether or not requested to do so by Borrower, L/C Issuer shall have the right to give such notice or take such action, to fail or refuse to do so, or to fail to retain proof of doing so. If L/C Issuer gives such notice or takes such action at Borrower’s request, then Borrower shall obtain the beneficiary’s acknowledgement and, in the case of Letter of Credit termination, return the original Letter of Credit. If L/C Issuer fails or refuses to give notice of non-extension or termination at Borrower’s timely written request, then L/C Issuer’s Letter of Credit Fees shall be calculated as if L/C Issuer had given such notice or taken such action.

(iii)
If the beneficiary or another Person claims that L/C Issuer has wrongfully repudiated or dishonored a Letter of Credit, then L/C Issuer shall have the right to defend or settle the claim, with or without joining Borrower in any proceeding or negotiation and without regard to whether the claimant asserts that L/C Issuer is precluded from relying on a valid defense. Borrower shall have the obligation to mitigate damages and, if L/C Issuer pays or settles a claim then Borrower will reimburse, indemnify, account for any benefits, and cooperate with L/C Issuer as subrogee.

(iv)
L/C Issuer’s actions in one or more instances shall not waive its right, with or without notice to Borrower, to use its discretion differently in other similar instances and shall not establish a course of conduct on which Borrower may rely in any other instances under the same or other Letter of Credit.

(i)
Indemnification; Nature of Duties.

(i)
In addition to amounts payable as elsewhere provided in this Agreement, Borrower hereby agrees to pay and to protect, indemnify, and save harmless Agent, L/C Issuer, and each Lender, and each other Indemnitee from and against any and all claims, demands, liabilities, damages, losses, costs, charges, and expenses (including reasonable attorneys’ fees and allocated costs of internal and external counsel) that Agent, L/C Issuer or any Lender may actually incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guaranty thereof, (B) the failure of Agent or any Lender seeking indemnification or of L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, (C) arising from or incurred in connection with any breach of a representation, warranty, or covenant by Borrower; (D) arising out of or resulting from any suit, action, claim, proceeding, or governmental investigation, pending or threatened, whether based on statute, regulation, or order, or tort, or contract, or otherwise, before any court or other Governmental Authority (and irrespective of who may be the prevailing party); (E) arising out of or in connection with any payment or action taken in connection with any Letter of Credit, including, without limitation, any action or proceeding seeking to restrain any drawing under a Letter of Credit or to compel or restrain any payment or any other action under a Letter of Credit or this Agreement (and irrespective of who may be the prevailing party); or (F) arising out of or in connection with any act or omission of any Governmental Authority or other cause beyond the Indemnitee’s reasonable control; except in each case to the extent such claim, liability, loss, damage, tax, penalty, interest, judgment, cost, or expense is found to have resulted from the gross negligence or willful misconduct of an Indemnitee (as finally determined by a court of competent jurisdiction in a non-appealable matter).

ANNEX A

(ii)
As between Agent, L/C Issuer and any Lender and Borrower, Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by, beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by Law, none of Agent, L/C Issuer or any Lender shall be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of any Letter of Credit to comply fully and strictly with the conditions required in order to demand payment under such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or otherwise, whether or not they may be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) any consequences arising from causes beyond the control of Agent, L/C Issuer or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Agent’s, L/C Issuer’s or any Lender’s rights or powers hereunder or under this Agreement.

(iii)
Limitations on Remedies.

(A)
Nothing contained herein shall be deemed to limit or to expand any waivers, covenants, or indemnities made by Borrower in favor of L/C Issuer in any letter of credit application, reimbursement agreement, or similar document, instrument, or agreement between Borrower and L/C Issuer.

(B)
EXCEPT AS MAY BE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER L/C ISSUER (NOR ANY OTHER INDEMNITEE) SHALL BE LIABLE TO BORROWER IN CONTRACT, TORT, OR OTHERWISE FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES.

(C)
Borrower must take action to avoid and reduce the amount of damages claimed against L/C Issuer (or other Indemnitee, as applicable).

(D)
Borrower’s aggregate remedies against L/C Issuer for honoring a presentation or retaining honored documents in breach of L/C Issuer’s obligations to Borrower (whether arising under this Agreement, any other agreement, document, or instrument relating hereto, applicable letter of credit practice or law, or any other applicable law) are limited to the aggregate amounts paid by Borrower to L/C Issuer with respect to the honored presentation.

(E)
In any dispute or litigation between Borrower and L/C Issuer, Borrower shall pay L/C Issuer’s reasonable attorneys’ fees, expert witness fees, and other expenses of litigation or dispute resolution actually incurred, unless Borrower obtains a non-appealable award for damages against L/C Issuer, as so ordered by a court of competent jurisdiction. If Borrower prevails in an action based on forgery or fraud of the beneficiary or other presenter, this does not relieve Borrower from its obligation to pay L/C Issuer’s fees and expenses in contesting the entry or maintenance of injunctive relief.

ANNEX A

(iv)
L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and L/C Issuer shall have all of the benefits and immunities (A) provided to Agent in Section 11.6 of this Agreement with respect to any acts taken or omissions suffered by L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Letter of Credit documents pertaining to such Letters of Credit as fully as if the term “Agent” as used in Section 11.6 of this Agreement included L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to L/C Issuer

(v)
Borrower, Agent, and Lenders each agree that, in the absence of gross negligence or willful misconduct on the part of L/C Issuer (as finally determined by a court of competent jurisdiction), L/C Issuer will be deemed to have exercised care in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.

(j)
Letters of Credit Issued for account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, Borrower shall be obligated as a primary obligor as set forth herein for any and all drawings under such Letter of Credit, and irrevocably waives any defenses that might otherwise be available to it as a guarantor or surety of the obligations of such Subsidiary. Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of Borrower, and that Borrower’s business derives substantial benefits from the businesses of such Subsidiaries. To the extent that any Letter of Credit is issued for the account of any Subsidiary of Borrower, Borrower agrees that (i) such Subsidiary shall have no rights against L/C Issuer, Agent, or any Lender, Borrower shall hold L/C Issuer, Agent and any such Lender harmless with respect to any claim or other attempted exercise of rights by such Subsidiary against any of them, (ii) Borrower shall be responsible for the obligations in respect of such Letter of Credit under this Agreement and any application or reimbursement agreement, (iii) Borrower shall have the sole right to give instructions and make agreements with respect to this Agreement and the Letter of Credit, and the disposition of documents related thereto, and (iv) Borrower shall have all powers and rights in respect of any security arising in connection with the Letter of Credit and the transactions related thereto. Borrower shall, at the request of L/C Issuer, cause such Subsidiary to execute and deliver an agreement confirming the terms specified in the immediately preceding sentence and acknowledging that it is bound thereby.

(k)
Rules of Practice. Unless otherwise expressly agreed by L/C Issuer and Borrower when a Letter of Credit is issued by it, the rules of the International Standby Practices, ICC Publication No. 590 (as amended, supplemented, restated, and/or republished from time to time, the “ISP”) shall apply to each Letter of Credit. Notwithstanding the foregoing, L/C Issuer shall not be responsible to Borrower for, and L/C Issuer’s rights and remedies against Borrower shall not be impaired by, any action or inaction of L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Laws or any order of a jurisdiction where L/C Issuer, the beneficiary, or any advising, transferring, confirming, or nominated bank or person or entity is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the International Chamber of Commerce Banking Commission, the Bankers Association for Finance and Trade, or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such laws or practice rules.

(l)
Survival. The provisions of this Annex A shall survive the payment of the Obligations (both with respect to any Lender and all Lenders collectively), any termination of this Agreement, and the assignment of any rights hereunder.

ANNEX A

ANNEX B
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CREDIT AGREEMENT

FINANCIAL STATEMENTS AND PROJECTIONS -- REPORTING

Borrower shall deliver or cause to be delivered to Agent or to Agent and Lenders, as indicated, the following:

(a)
Quarterly Financials. To Agent and Lenders, within 45 days after the end of each Fiscal Quarter (other than the fourth Fiscal Quarter of each Fiscal Year), consolidated and consolidating financial information regarding Borrower and its Subsidiaries, certified by the Chief Financial Officer of Borrower, including (i) unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flows for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter and (ii) unaudited statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments and the absence of footnote disclosures). Such financial information shall be accompanied by (A) a statement in reasonable detail, in the form of Exhibit A attached to the Agreement (each, a “Compliance Certificate”) showing the calculations used in determining compliance with each of the Financial Covenants and (B) the certification of the Chief Financial Officer of the Loan Parties that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments and the absence of footnote disclosures) the financial position, results of operations and statements of cash flows of the Loan Parties, on both a consolidated and consolidating basis, as at the end of such Fiscal Quarter and for that portion of the Fiscal Year then ended, (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Borrower shall deliver to Agent and Lenders, within 45 days after the end of each such Fiscal Quarter, a management discussion and analysis that includes a comparison to budget for that Fiscal Quarter and a comparison of performance for that Fiscal Quarter to the corresponding period in the prior year.

(b)
Projections. To Agent and Lenders, as soon as available, but not later than 90 days after the end of each Fiscal Year, annual operating Projections for Borrower and its Subsidiaries, approved by the Board of Directors (or applicable governing body) of Borrower, for the following Fiscal Year, which (i) includes a statement of all of the material assumptions on which such plan is based, (ii) includes monthly balance sheets and a monthly budget for the following year, and (iii) integrates sales, gross profits, operating expenses, operating profit, cash flow projections, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management’s good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities.

(c)
Annual Audited Financials. To Agent and Lenders, within 120 days after the end of each Fiscal Year, audited Financial Statements for Borrower and its Subsidiaries on a consolidated and consolidating basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP and certified without qualification, by an independent certified public accounting firm of national standing acceptable to Agent. Such Financial Statements shall be accompanied by (i) a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the Financial Covenants, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred with respect to the Financial Covenants (or specifying those Defaults and Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults or Events of Default, (iii) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (iv) a Compliance Certificate certifying that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of the Loan Parties on a consolidated and consolidating basis, as at the end of such Fiscal Year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

ANNEX B

(d)
Management Letters. To Agent and Lenders, within 5 Business Days after receipt thereof by Borrower or any Subsidiary, copies of all management letters, exception reports or similar letters or reports received by such Person from its independent certified public accountants.

(e)
Default Notices. To Agent and Lenders, as soon as practicable, and in any event within 5 Business Days after a Responsible Officer of any Loan Party has actual knowledge of the existence of any Default, Event of Default or other event that has had a Material Adverse Effect, written notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof.

(f)
Stockholder Deliveries and Press Releases. To Agent and Lenders, promptly upon their becoming available, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by any Loan Party to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Loan Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by any Loan Party to the public concerning material changes or developments in the business of any such Person.

(g)
Equity Notices. To Agent, as soon as practicable, copies of all material written notices given or received by any Loan Party with respect to any Stock of such Person.

(h)
Educational Agency Correspondence. To Agent, promptly following their receipt, copies of all Educational Approvals, other specialized accrediting agency approvals necessary to conduct its operations and offer its educational programs, and other written correspondence and communications between Borrower and any Educational Agency which indicates the status of Borrower’s compliance with each such Educational Agency’s applicable rules, regulations and policies, in each case, to the extent such correspondence could reasonably be expected to result in a Material Adverse Effect or would otherwise be materially adverse to the Agent and Lenders.

(i)
Litigation. To Agent, in writing, promptly upon learning thereof, notice of any Litigation against any Loan Party that (i) seeks damages in excess of (A) $2,500,000, if such Litigation has been commenced, or (B) $5,000,000, if such Litigation has only been threatened, (ii) seeks injunctive relief, (iii) is asserted or instituted against any ERISA Plan, its fiduciaries or its assets or against any Loan Party or ERISA Affiliate in connection with any ERISA Plan, or (iv) alleges criminal misconduct by any Loan Party, (v) alleges the violation of any Law regarding, or seeks remedies in connection with, any Environmental Liabilities.

(j)
Lease Default Notices. To Agent, (i) within 5 Business Days after receipt thereof, copies of any and all default notices received under or with respect to any leased location, public warehouse or processor location where Collateral is located, (ii) monthly within 5 Business Days after payment thereof, evidence of payment of lease or rental payments as to each leased or rented location for which a landlord, bailee waiver or processor waiver has not been obtained, and (iii) such other notices or documents as Agent may reasonably request.

(k)
Rate Contracts. To Agent, within 2 Business Days after entering into such agreement or amendment, copies of all interest rate, commodity or currency hedging agreements or amendments thereto entered into by any Loan Party and a counterparty other than Fifth Third.

(l)
Other Documents. Promptly following any request therefor, such other information regarding the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of any Loan Party’s or any of its Subsidiaries’ business or financial condition as Agent or any Lender (through Agent) shall, from time to time, reasonably request.

(m)
Revenue Impact Notices. To Agent, as soon as practicable, and in any event within 5 Business Days after a Responsible Officer of any Loan Party has actual knowledge thereof, written notice of any event (or series of events) that has more than a de minimis potential of reducing Borrower’s total revenue in the next succeeding fiscal quarter (relative to the immediately preceding full fiscal quarter) by more than 33%.

ANNEX B

Documents required to be delivered pursuant to clauses (a), (b), (c) or (f) above (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website; provided that: (i) the Borrower shall deliver paper copies of such documents to the Agent upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Agent and (ii) the Borrower shall notify the Agent (by telecopier or electronic mail) of the posting of any such documents and provide to the Agent by electronic mail electronic versions (i.e., soft copies) of such documents.

The Borrower hereby acknowledges that (a) the Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Syndtrak or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Agent, the Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute non-public confidential information as provided in Section 12.8 such information shall be treated as set forth in Section 12.8); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

ANNEX B

ANNEX C
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CREDIT AGREEMENT

COMMITMENTS

Lender	Commitment	Percentage
Fifth Third Bank, National Association	$40,000,000.01	32.000000008%
Flagstar Bank, N.A.	$28,333,333.33	22.666666664%
Provident Bank	$28,333,333.33	22.666666664%
Santander Bank, N.A.	$28,333,333.33	22.666666664%
Total:	$125,000,000.00	100.000000000%

ANNEX C

ANNEX D
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CREDIT AGREEMENT

NOTICE INFORMATION

Borrower’s Address for Notices:

14 Sylvan Way, Suite A
Parsippany, NJ 07054
Attn: Brian K. Meyers
Chief Financial Officer
Tel: 973.766.9086
Fax: 973.766.9890
Email: BMeyers@lincolntech.edu

With a copy to (which shall not constitute notice):

Michele Vaillant
McCarter & English, LLP
Four Gateway Center
100 Mulberry St.
Newark, NJ 07102
Tel.: 973-639-2011
Fax: 973-297-3826
Email: MVaillant@McCarter.com

Agent’s Address for Notices:

38 Fountain Square Plaza
Cincinnati, OH 45263
Attn: Judy Huls
Email: agencyservices@53.com

ANNEX D

APPENDIX A
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CREDIT AGREEMENT

DEFINITIONS

“Accreditation” means the status of public recognition granted by an Accrediting Body to an educational institution or location or program thereof that meets all of the Accrediting Body’s standards and requirements.

“Accrediting Body” or “Accrediting Bodies” means, individually, any Person other than a Governmental Authority that is recognized as an accrediting agency by the DOE and which engages in granting or withholding Accreditation or similar approval for private postsecondary schools or programs, in accordance with standards relating to the performance, operation, financial condition and/or educational quality of such schools, including the Accrediting Commission of Career Schools and Colleges, and collectively, two or more of them.

APPENDIX A

“Acquisition” means the acquisition, whether through a single transaction or a series of related transactions, of (a) a majority of the voting Stock or other controlling ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity or other ownership interest or upon the exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, or (b) assets of another Person which constitute all or substantially all of the assets of such Person or of a division, line of business or other business unit of such Person.

“Additional Lender” has the meaning ascribed to it in Section 2.12(b) of the Agreement.

“Advance” has the meaning ascribed to it in Section 2.1(a) of the Agreement.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Lender” has the meaning ascribed to it in Section 12.6(c) of the Agreement.

“Affiliate” means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 10% or more of the Stock having ordinary voting power in the election of directors (or managers) of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person’s officers, directors, members, managers, joint venturers and partners, and (d) in the case of a Loan Party, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of such Loan Party. For the purposes of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that, with respect to the Loan Parties, the term “Affiliate” shall specifically exclude Lender.

“Agent” means Fifth Third Bank, National Association, in its capacity as administrative agent under the Loan Documents or its successor appointed pursuant to Section 11.12 of the Agreement.

“Agent Parties” has the meaning ascribed to it in Section 12.3(d) of the Agreement.

“Agreement” means this Amended and Restated Credit Agreement, dated as of the Closing Date, by and between Borrower, the other Loan Parties party thereto, Fifth Third, as Agent and L/C Issuer and the Lenders from time to time party thereto.

“Anti-Terrorism Laws” means any Laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by OFAC.

“Applicable Margin” means, as of any date, the applicable per annum rate set forth below in the applicable column in the table below based on the then Total Leverage Ratio.

Pricing Grid Level	Total Leverage Ratio	Base Rate Margin applicable to Advances	Tranche Rate Margin or Daily Simple SOFR Margin applicable to Advances / Letter of Credit Fee	Unused Line Fee
I	> 1.50 to 1.00	1.25%	2.25%	0.50%
II	< 1.50 to 1.00 but > 1.00 to 1.00	1.00%	2.00%	0.375%
III	< 1.00 to 1.00 but > 0.75 to 1.00	0.75%	1.75%	0.375%
IV	< 0.75 to 1.00	0.50%	1.50%	0.25%

APPENDIX A

For purposes of determining the Applicable Margins, the Total Leverage Ratio will, on and after the First Pricing Grid Determination Date, be determined as of the First Pricing Grid Determination Date and as of the end of each Fiscal Quarter and Fiscal Year of Borrower ending on or after the First Pricing Grid Determination Date (each such date being a “Determination Date”). The “First Pricing Grid Determination Date” occurring on and after the Closing Date will be the date on which the Compliance Certificate is delivered, or is required to be delivered, for the Fiscal Quarter ending March 31, 2026. From the Closing Date, until the First Pricing Grid Determination Date, the Applicable Margin shall be determined on Pricing Grid Level IV. On Agent’s receipt of the financial statements and Compliance Certificate required to be delivered to Lender pursuant to the Agreement, the Applicable Margins will be subject to adjustment in accordance with the table set forth above based on the then Total Leverage Ratio. The foregoing adjustment, if applicable, will become effective on the first Business Day after Agent’s receipt of the financial statements and Compliance Certificate required to be delivered to Agent pursuant to the Agreement until the next succeeding effective date of adjustment pursuant to this paragraph. Each of the financial statements and Compliance Certificate required to be delivered to Agent must be delivered to Agent in compliance with the Agreement. If, however, either the financial statements or the Compliance Certificate required to be delivered to Agent pursuant to the Agreement have not been delivered in accordance therewith, then, at Agent’s option, commencing on the date upon which such financial statements or Compliance Certificate should have been delivered in accordance with the Agreement and continuing until such financial statements or Compliance Certificate are actually delivered in accordance with the Agreement, for purposes of determining the Applicable Margins, the pricing associated with Pricing Grid Level I will be applicable. Notwithstanding that Pricing Grid Levels could include a Total Leverage Ratio that is in violation of the applicable ratio required by Section 6.2, if Borrower violates the requirement set forth in Section 6.2 as of the last day of any Fiscal Quarter or Fiscal Year, then Agent may implement the Default Rate in accordance with Section 2.4(c). In the event that any Compliance Certificate delivered is inaccurate, and such inaccuracy, if corrected, would have led to the imposition of a higher Applicable Margin for any period than the Applicable Margin applied for that period, then (i) Borrower shall promptly deliver to Agent a corrected Compliance Certificate for that period, (ii) the Applicable Margin shall be determined based on the corrected Compliance Certificate for that period, and (iii) Borrower shall immediately pay to Agent (for the account of the Lenders that hold the Commitments and Advances during the relevant period) the accrued additional interest owing as a result of such increased Applicable Margin for that period. This paragraph shall not limit the rights of Agent or the Lenders with respect to Section 2.4(c) and Section 9 hereof, and shall survive the termination of this Agreement until the payment in full in cash of the aggregate outstanding principal balance of the Advances.

“Application Event” means the occurrence of (a) a failure by Borrower to repay all of the Obligations in full on the Commitment Termination Date, or (b) an Event of Default and the election by Agent or the Required Lenders to require that payments and proceeds of Collateral be applied pursuant to Section 9.3(b) of the Agreement.

“Approved Fund” means any (a) investment company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business or (b) any Person (other than a natural person) which temporarily warehouses loans for any Lender or any entity described in the preceding clause (a) and that, with respect to each of the preceding clauses (a) and (b), is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender, or (iii) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender.

“Arrangers” means, collectively, Fifth Third, Flagstar Bank, N.A., Santander Bank, N.A. and Provident Bank, in each case in its capacity as joint lead arranger and joint bookrunner.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the applicable determination of the interest period pursuant to Section 2.5(c)(iv).

APPENDIX A

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing Law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other Law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms, or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Product” means any of the following products, services or facilities extended to any Loan Party from time to time by Agent, any Lender or any of Affiliate of Agent or any Lender or any Person who was Agent, a Lender or an Affiliate of Agent or a Lender at the time it provided such products, services or facilities: (a) any services in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox services, stop payment services, and other treasury management services; (b) commercial credit card and merchant card services; and (c) other banking products or services as may be requested by any Loan Party, other than Letters of Credit and Rate Contracts; provided, that no such products, services or facilities provided by any Lender (other than any Lender that is also Agent or an Affiliate of Agent) or any of its respective Affiliates shall be deemed to be “Bank Products” hereunder until Agent has been notified in writing by the applicable Lender thereof.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq.

“Base Rate” means a variable per annum rate, as of any date of determination, equal to the Prime Rate. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Agent may make commercial loans or other loans at rates of interest at, above or below the Base Rate. Any change in the Base Rate shall be effective for purposes of this Agreement on the date of such change without notice to Borrower.

“Base Rate Loans” means Advances that accrue interest by reference to the Base Rate, in accordance with the terms of the Agreement.

“Benchmark” means, initially, Term SOFR and/or Daily Simple SOFR as applicable; provided that if a Benchmark Transition Event has occurred with respect to Term SOFR and/or Daily Simple SOFR as applicable or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.5(c).“Benchmark Replacement” means with respect to any Benchmark Transition Event, the sum of: (i) the alternate benchmark rate that has been selected by Agent and Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment. If the Benchmark Replacement as so determined would be less than the Index Floor, such Benchmark Replacement will be deemed to be the Index Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Agent and Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

APPENDIX A

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(A) in the case of clause (A) or (B) of the definition of “Benchmark Transition Event,” the later of (1) the date of the public statement or publication of information referenced therein and (2) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(B) in the case of clause (C) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (C) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (A) or (B) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(A) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(B) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(C) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

APPENDIX A

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.5(c) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.5(c).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Blocked Person” means any Person: (a) listed in the annex to, or otherwise subject to the provisions of, Executive Order No. 13224, (b) owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Borrower” has the meaning ascribed thereto in the preamble to the Agreement.

“Borrower’s Account” means the account specified on Annex D into which all Advances shall, absent other written instructions, be made, or such other account as Borrower may specify by written notice to Agent from time to time.

“Borrower Materials” has the meaning specified in Annex B.

“Business Day” means any day on which commercial banks in New York, NY and Cincinnati, Ohio are required by Law to be open for business; provided that, notwithstanding anything to the contrary in this definition of “Business Day”, at any time during which a Rate Contract with a Lender is then in effect with respect to all or a portion of the Obligations, then the definitions of “Business Day” and “Banking Day”, as applicable, pursuant to such Rate Contract shall govern with respect to all applicable notices and determinations in connection with such portion of the Obligations arising under such Rate Contract. Periods of days referred to in the Loan Documents will be counted in calendar days unless Business Days are expressly prescribed.

“Capital Expenditures” means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than 1 year and that are required to be capitalized under GAAP; provided that “Capital Expenditures” shall not include Permitted Acquisitions.

“Capital Lease” means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

APPENDIX A

“Capital Lease Obligation” means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

“Cash Collateral” has the meaning ascribed to it on Annex A to the Agreement.

“Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, (c) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any Person organized under the Laws of any state of the United States, (d) any Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) any Lender or (ii) any commercial bank that is (A) organized under the Laws of the United States, any state thereof or the District of Columbia, (B) ”adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000 and (e) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States; provided, however, that the maturities of all obligations specified in any of clauses (a), (b), (c) or (d) above shall not exceed 365 days.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“Change in Law” means the occurrence, after the date of the Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means any of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the issued and outstanding shares of capital Stock of Borrower having the right to vote for the election of directors of Borrower under ordinary circumstances; (b) during any period of 12 consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Borrower (together with any new directors whose election by the board of directors of Borrower or whose nomination for election by the Stockholders of Borrower was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; (c) Borrower ceases to own and control, directly or indirectly, all of the economic and voting rights associated with all of the outstanding capital Stock of any of its direct or indirect Subsidiaries, other than pursuant to a transaction permitted under this Agreement.

“Charges” means all federal, state, county, city, municipal, local, foreign or other governmental Taxes (including Taxes owed to the PBGC at the time due and payable), levies, assessments, charges, Liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Loan Party, (d) any Loan Party’s ownership or use of any properties or other assets, or (e) any other aspect of any Loan Party’s business.

APPENDIX A

“Closing Date” means April 13, 2026.

“Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of Law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Cohort Default Rate” has the meaning given such term in 34 C.F.R. § 668 Subpart N.

“Collateral” means the property covered by the Guaranty and Security Agreement and the other Collateral Documents and any other personal property, tangible or intangible, whether now owned or existing or hereafter acquired or arising, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations, but specifically excluding the Excluded Property.

“Collateral Documents” means the Guaranty and Security Agreement, any other Guaranty, any Patent Security Agreements, any Trademark Security Agreements, any Copyright Security Agreements and all other agreements heretofore, now or hereafter entered into in favor of Agent or any Lender guarantying payment of, or granting a Lien upon property as security for payment of, the Obligations.

“Commitment Termination Date” means the earliest of (a) April 11, 2031, (b) the date of termination of Lenders’ obligations to make Advances and to incur Letter of Credit Obligations or permit existing Advances to remain outstanding pursuant to Section 9.2(b), and (c) the date of indefeasible prepayment in full by Borrower of the Advances and the cancellation and return (or stand-by guaranty) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex A to the Agreement, and the termination and permanent reduction of the Revolving Loan Commitment to $0.

“Commitments” means the Revolving Loan Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Competitor” means any Person that is a bona fide direct competitor of the Borrower or any of its Subsidiaries in the same industry or a substantially similar industry which offers a substantially similar product or service and the Borrower or any of its Subsidiaries.

“Compliance Certificate” has the meaning ascribed to it in Annex B to the Agreement.

“Compliance Date” means December 31, 2022.

“Conforming Changes” means, with respect to either the use or administration of a SOFR Rate or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the determination of any interest period or any similar or analogous definition (or the addition of a concept of “interest period”), the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods or observation shifts, the applicability of Section 2.5(e), and other technical, administrative or operational matters) that Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

APPENDIX A

“Consolidated Interest Coverage Ratio” means, with respect to Borrower and its Subsidiaries, on a consolidated basis, as of any date of determination, the ratio of (a) Consolidated Net Income before interest, taxes and non-cash stock expenses for such period, divided by (b) Consolidated Interest Expense for such period.

“Consolidated Interest Expense” means, for the most recently completed Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) all interest paid or payable with respect to discontinued operations and (c) the portion of rent expense under Capital Leases that is treated as interest in accordance with GAAP, in each case, of or by Borrower and its Subsidiaries on a consolidated basis for such period.

“Consolidated Net Income” means, as to any Person for any Period, the net income (exclusive of extraordinary gains and extraordinary losses) determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP for the most recently completed Measurement Period.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person: (a) with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (c) under any Rate Contracts; (d) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (e) for the obligations of another Person through any agreement to purchase, repurchase or otherwise acquire such obligation or any Property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another Person. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed or supported.

“Copyright License” means any and all rights now owned or hereafter acquired by any Loan Party under any written agreement granting any right to use any Copyright or Copyright registration.

“Copyright Security Agreements” means, collectively, each Copyright Security Agreement made in favor of Agent, on behalf of itself and Lenders, by each applicable Loan Party.

“Copyrights” means all of the following now owned or hereafter adopted or acquired by any Loan Party: (a) all copyrights and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

“Covered Party” has the meaning ascribed to it in Section 12.19 of the Agreement.

APPENDIX A

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate of interest (adjusted for reserves if the Agent is required to maintain reserves with respect to relevant advances) per annum equal to the greater of (a) SOFR for the day (such day “i”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) the Index Floor. If by 5:00 pm (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any day “i”, the SOFR in respect of such day “i” has not been published on the SOFR Administrator’s Website and a Benchmark Replacement with respect to the Daily Simple SOFR has not been implemented under the terms of this Agreement, then the SOFR for such day “i” will be the SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. Each determination by Agent of Daily Simple SOFR shall be conclusive and binding in the absence of manifest error. Notwithstanding anything to the contrary contained in this Agreement, at any time during which a Rate Contract with any Lender Party is then in effect with respect to all or a portion of the Obligations bearing interest based upon Daily Simple SOFR, the Index Floor shall be disregarded and no longer of any force and effect with respect to such Obligations (or portion thereof) subject to such Rate Contract.

“Daily Simple SOFR Loan” means Advances that accrue interest at a rate based on Daily Simple SOFR.

“Default” means any event or condition that constitutes an Event of Default or that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning ascribed to it in Section 2.4(c) of the Agreement.

“Defaulting Lender” means, subject to Section 2.14(b), any Lender that (a) has failed to (i) fund all or any portion of its Advances within two Business Days of the date such Advances were required to be funded hereunder unless such Lender notifies Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Agent, any L/C Issuer, or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified Borrower, Agent or any L/C Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund an Advance hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by Agent or Borrower, to confirm in writing to Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Agent and Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of any Insolvency Event, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.14(b)) upon delivery of written notice of such determination to Borrower, each L/C Issuer, and each Lender.

“Disqualified Lender” means, on any date, (a) any Person designated by Borrower as a “Disqualified Lender” by written notice delivered to Agent on or prior to the Closing Date and (b) any other Person that is a Competitor of Borrower or any of its Subsidiaries, which Person has been designated by Borrower as a “Disqualified Lender” by written notice to Agent and the Lenders not less than 5 Business Days prior to such date; provided that “Disqualified Lender” shall exclude any Person that Borrower has designated as no longer being a “Disqualified Lender” by written notice delivered to Agent from time to time.

APPENDIX A

“DOE” means U.S. Department of Education or any successor or replacement entity or entities.

“Dollars” or “$” means lawful currency of the United States of America.

“Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary.

“EBITDA” means, with respect to Borrower and its Subsidiaries on a consolidated basis, for the most recently completed Measurement Period, the sum of:

(a)
Consolidated Net Income for such period;

plus

(b)
in each case to the extent deducted in the determination of Consolidated Net Income for such period, the sum (without duplication) of (i) the aggregate amount of depreciation and amortization expense, (ii) the aggregate amount of Consolidated Interest Expense, (iii) the aggregate amount of income, franchise or equivalent income-type Taxes, (iv) any non-cash charges related to changes in the exposure under Swap Contracts, (v) any non-cash expenses, charges or losses (to the extent not representing a cash outlay in any prior or future period) and (vi) the following (in each case, to the extent not capitalized under GAAP): (A) severance costs, (B) reasonable and documented costs of legal counsel, (C) start-up costs and expenses associated with new programs and/or campuses, (D) non-recurring transitional or closure costs, and (E) the reasonable and documented fees and out-of-pocket transaction costs and expenses incurred by Borrower in connection with the closing of, and any amendment to, the Agreement and the other Loan Documents; provided that the aggregate amount added back to EBITDA pursuant to this clause (b)(vi) for any applicable period shall not exceed 25% of Adjusted EBITDA for such measurement period (calculated prior to giving effect to any adjustment pursuant to this clause (b)(vi);

minus

(c)
in each case to the extent included in the determination of Consolidated Net Income for such period, the sum (without duplication) of (i) any gain arising from the sale of capital assets, (ii) any gain arising from the write-up of any assets, (iii) any non-cash gains related to changes in the exposure under Swap Contracts, (iv) any other non-cash gains not representing a cash receipt in such period or any other period and (v) any cash expenditure to the extent previously added back pursuant to clause (b)(v) above that resulted in a cash payment during such period.

“Educational Agency” means any Person, whether governmental, government chartered, private, or quasi-private, that engages in granting or withholding Educational Approvals for, administers financial assistance to or for students of, or otherwise regulates private postsecondary schools, including the DOE, any state education department or agency, any guaranty agency and any Accrediting Body.

“Educational Approvals” means any license, authorization, approval, certification or Accreditation issued or required to be issued by an Educational Agency with respect to any aspect of Borrower’s or any of its Subsidiaries’ operation in order for Borrower or such Subsidiary or any location to operate or participate in Title IV, but excluding approvals or licenses with respect to the activities of individual recruiters or instructors at Borrower or any Subsidiary.

“Educational Law” means the HEA and any other Law, or binding standard issued or administered by, or related to, any Educational Agency.

“Educational Loan” means any student loan made, insured or originated under Title IV.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

APPENDIX A

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person, a Loan Party or an Affiliate of a Loan Party) approved by (i) Agent (such approval not to be unreasonably withheld), (ii) L/C Issuer, and (iii) unless an Event of Default has occurred and is continuing, Borrower (such approval not to be unreasonably withheld, and shall be deemed provided unless expressly withheld by Borrower within 10 Business Days of request therefor); provided, that notwithstanding the foregoing, “Eligible Assignee” (i) shall not include Borrower, any of Borrower’s Affiliates or Subsidiaries and (ii) at any time that an Event of Default is not in existence, shall not include any Disqualified Lender.

“Eligible Swap Counterparty” means Agent, any Affiliate of Agent, any Lender and/or any Affiliate of any Lender that (a) at any time it occupies such role or capacity (whether or not it remains in such capacity) enters into (or has entered into), at the time such Person (or such Person’s Affiliate) becomes a Lender under the Agreement, a Rate Contract permitted hereunder with Borrower or any Subsidiary of Borrower and (b) in the case of a Lender or an Affiliate of a Lender (other than an Affiliate of Agent), maintains a reporting system acceptable to Agent with respect to Rate Contract exposure and agrees with Agent to provide regular reporting to Agent in form and substance reasonably satisfactory to Agent, with respect to such exposure. In addition thereto, any Affiliate of a Lender shall, upon Agent’s request, execute and deliver to Agent a letter agreement pursuant to which such Affiliate designates Agent as its agent and agrees to share, pro rata, all expenses relating to liquidation of the Collateral for the benefit of such Affiliate.

“Environmental Laws” means all applicable federal, state, local and foreign Laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include CERCLA; the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. §§ 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. §§ 2601 et seq.); the Clean Air Act (42 U.S.C. §§ 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. §§ 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

“Environmental Liabilities” means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

“Environmental Permits” means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

APPENDIX A

“ERISA Affiliate” means, with respect to any Loan Party, any trade or business (whether or not incorporated) that, together with such Loan Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

“ERISA Event” means, with respect to any Loan Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Loan Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Loan Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Loan Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days; (g) any other event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; or (i) the loss of a Qualified Plan’s qualification or tax exempt status; or (j) the termination of an ERISA Plan described in Section 4064 of ERISA.

“ERISA Plan” means any “employee benefit plan”, as such term is defined in Section 3(3) of ERISA (other than a Multiemployer Plan), which any Loan Party maintains, sponsors or contributes to, or, in the case of an employee benefit plan which is subject to Section 412 of the IRC or Title IV of ERISA, to which Borrower or any ERISA Affiliate may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding 5 years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning ascribed to it in Section 9.1 of the Agreement.

“Evergreen Letter of Credit” has the meaning ascribed to it in clause (b) of Annex A to this Agreement.

“Excess” has the meaning ascribed to it in Section 2.12(e) of the Agreement.

“Excluded Property” means, collectively, (i) Real Estate; (ii) any permit, license or contractual obligation entered into by any Loan Party (x) to the extent that any such permit, license or contractual obligation or any requirement of Law applicable thereto prohibits the creation of a Lien thereon (other than to the extent that any such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity), (y) which would be abandoned, invalidated, or unenforceable as a result of the creation of a Lien in favor of Agent (other than to the extent that any such consequences set forth in in this clause (y) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity), or (z) to the extent that the creation of a Lien in favor of Agent would result in a breach or termination pursuant to the terms of or a default under any such permit, license or contractual obligation (other than to the extent that any such consequences set forth in this clause (z) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity); (iii) property owned by any Loan Party that is subject to a purchase money Lien or a Capital Lease if the contractual obligation pursuant to which such Lien is granted (or in the document providing for such Capital Lease) prohibits or requires the consent of any Person other than a Loan Party or its Affiliates which has not been obtained as a condition to the creation of any other Lien on such equipment; (iv) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed); and (v) Deposit Accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of a Loan Party’s salaried employees, escrow arrangements such as environmental indemnity accounts and accounts in the nature of petty cash accounts the average daily balance of which for all Loan Parties does not exceed $500,000 in the aggregate at any time.

APPENDIX A

“Excluded Swap Obligation” means, with respect to any Person that has guaranteed a Swap Obligation, including the grant of a Lien to secure the guaranty of such Swap Obligation, any Swap Obligation if, and to the extent that, such Swap Obligation is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty or grant of such Lien becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Swap Obligation or security interest is or becomes illegal.

“Excluded Taxes” mean any of the following Taxes imposed on or with respect to Agent, any Lender or any other recipient of a payment under any Loan Document or required to be withheld or deducted from a payment to such recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes in each case, (i) by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office or, in the case of any Lender in which its applicable lending office is located or (ii) that are Other Connection Taxes; (b) any United States federal withholding Taxes that would not have been imposed but for such Lender’s failure to comply with Section 2.9(c) of the Agreement; and (c) any United States federal withholding Taxes imposed under FATCA.

“Executive Order No. 13224” means Executive Order No. 13224 (effective September 24, 2001).

“Existing Credit Agreement” shall have the meaning assigned thereto in the Recitals.

“Fair Labor Standards Act” means the Fair Labor Standards Act, 29 U.S.C. §201 et seq.

“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of the Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any intergovernmental agreements entered into by the United States with respect thereto, current or future regulations or official interpretations thereof, in each case implementing such IRC Sections, and any agreement entered into pursuant to Section 1471(b)(1) of the IRC.

“Federal Family Education Loan Program” means Part B of Title IV.

“Federal Funds Rate” means, for any day, a floating rate equal to the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as determined by Agent in its sole discretion, which determination shall be final, binding and conclusive (absent manifest error).

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Fee Letter” means that certain amended and restated fee letter, dated as of April 9, 2026, between Fifth Third and Borrower with respect to certain Fees to be paid from time to time by Borrower to Fifth Third.

“Fees” means any and all fees payable to Agent or any Lender pursuant to the Agreement or any of the other Loan Documents.

“Fifth Third” means Fifth Third Bank, National Association.

“Financial Assistance Programs” means each Title IV Program pursuant to which Title IV Program funding has been provided to or on behalf of any School’s students, and any other government-sponsored or private student financial assistance program other than the Title IV Programs pursuant to which student financial assistance, grants or loans were provided to or on behalf of any School’s students.

APPENDIX A

“Financial Covenants” means the financial covenants set forth in Section 6 of the Agreement.

“Financial Statements” means the consolidated income statements, statements of cash flows and balance sheets of Borrower and its Subsidiaries delivered in accordance with Section 7.1 and Annex B to the Agreement (or, if prior to the first delivery thereof, such financial statements delivered on or prior to the Closing Date in connection with the occurrence of the Closing Date).

“Fiscal Quarter” means any of the quarterly accounting periods of the Loan Parties, ending on March 31, June 30, September 30 and December 31 of each year.

“Fiscal Year” means any of the annual accounting periods of the Loan Parties ending on December 31 of each year.

“Foreign Lender” has the meaning ascribed to it in Section 2.9(c) of the Agreement.

“Foreign Subsidiary” means, with respect to any Person, a Subsidiary of such Person that is a “controlled foreign corporation” under Section 957 of the IRC.

“Funded Indebtedness” means, with respect to any Person, without duplication, (i) Indebtedness under clauses (a) through (e) and (j) of the definition of Indebtedness and (ii) all Indebtedness of the types specified in the preceding clause (i) of Persons other than Borrower or any Subsidiary that is guaranteed or secured by Borrower or any Subsidiary (valued at the face amount of such Indebtedness or, if less, the greater of the reasonable estimate of the value of the guarantee thereof and the value of the collateral provided to secure such Indebtedness).

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantors” means each Domestic Subsidiary of Borrower and each other Person, if any, that guaranties any of the Obligations after the Closing Date.

“Guaranty” by any Person, means any obligation, contingent or otherwise, of such Person directly or indirectly guarantying any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligations, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take or pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided, that the term Guaranty shall not include endorsement for collection or deposit in the ordinary course of business. The term “Guaranty” used as a verb has a corresponding meaning.

“Guaranty and Security Agreement” means the Amended and Restated Guaranty and Security Agreement of even date herewith entered into by and among Agent, on behalf of itself and Lenders, and each Loan Party that is a signatory thereto.

“Hazardous Material” means (a) any “hazardous substance” as defined in CERCLA, (b) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, (c) asbestos, (d) polychlorinated biphenyls, (e) petroleum, its derivatives, by products and other hydrocarbons, (f) mold, and (g) any other pollutant, toxic, radioactive, caustic or otherwise hazardous substance regulated under Environmental Laws.

“Hazardous Materials Contamination” means contamination (whether now existing or hereafter occurring) of the improvements, buildings, facilities, personalty, soil, groundwater, air or other elements on or of the relevant property by Hazardous Materials, or any derivatives thereof, or on or of any other property as a result of Hazardous Materials, or any derivatives thereof, generated on, emanating from or disposed of in connection with the relevant property.

APPENDIX A

“HEA” means the Higher Education Act of 1965, as amended (20 U.S.C.A. §§1070 et seq.), and any amendments or successor statutes thereto.

“Increase” has the meaning ascribed to it in Section 2.12(a) of the Agreement.

“Increased Amount Date” has the meaning ascribed to it in Section 2.12(a) of the Agreement.

“Indebtedness” means, with respect to any Person, without duplication (a) all indebtedness of such Person for borrowed money (including the Obligations) or for the deferred purchase price of property, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured (and not overdue by more than 3 months unless being contested in good faith), (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, surety bonds, bank guaranties and similar instruments whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Base Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Stock in such Person or any other Person or any warrant, right or option to acquire such Stock, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (i) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness and (j) earnouts, to the extent required to be reflected as a liability on the balance sheet in accordance with GAAP.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by, or on account of any obligation of, any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” has the meaning ascribed to it in Section 10.2 of the Agreement.

“Index Floor” means 0%.

“Insolvency Event” means, with respect to any Person, when such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business, appointed for it, or, in the good faith determination of Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided, that an Insolvency Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the U.S. or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality), to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Intellectual Property” means any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks.

APPENDIX A

“Interest Payment Date” means, all as determined by Agent in accordance with the Loan Documents and Agent’s loan systems and procedures periodically in effect: (a) as to any Base Rate Loan, and the Unused Line Fee, the last calendar day of each Fiscal Quarter; provided that, if the last calendar day of a particular Fiscal Quarter is not a Business Day, then the Interest Payment Date occurring in that particular calendar month shall be the next succeeding Business Day (unless the next succeeding Business Day falls in a new calendar month, in which case the Interest Payment Date occurring in that particular calendar month shall be the immediately preceding Business Day); (b) as to any Tranche Rate Loan, the last day of the applicable Interest Period; and (c) as to any Daily Simple SOFR Loan, the last Business Day of each month. In addition to the foregoing, each of (x) the date upon which the Revolving Loan Commitment has been terminated and the Advances have been paid in full and (y) the Commitment Termination Date shall be deemed to be an “Interest Payment Date” with respect to any interest and any applicable Unused Line Fee that has then accrued under the Agreement.

“Interest Period” means, with respect to any Tranche Rate Loan, a period commencing on the date of such Tranche Rate Loan and ending on the numerically corresponding day in the calendar month that is one or three months thereafter, as designated by Borrower to Agent from time to time in a Notice of Borrowing or Notice of Conversion or as otherwise set pursuant to the terms of this Agreement, as applicable, determined by Agent in accordance with the Agreement and Agent’s loan systems and procedures periodically in effect, including in accordance with the following terms and conditions, as applicable:

(a)
in the case of immediately successive Interest Periods with respect to a continued Tranche Rate Loan, each successive Interest Period shall commence on the day on which the immediately preceding Interest Period expires, with interest for such day to be calculated based upon the interest rate in effect for the new Interest Period;

(b)
if an Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall end on the next succeeding Business Day; provided that, if the next succeeding Business Day falls in a new month, such Interest Period shall end on the immediately preceding Business Day; and

(c)
if any Interest Period begins on a Business Day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, then the Interest Period shall end on the last Business Day of the calendar month ending at the end of such Interest Period.

“Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the Ordinary Course of Business, and (b) bona fide Accounts arising in the Ordinary Course of Business), or acquisitions of Indebtedness, Stock, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), including any transfer of assets pursuant to statutory division, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“IRC” means the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.

“IRS” means the United States Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions or the 2021 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto (“ISDA”), as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by ISDA.

“ISP” has the meaning ascribed to it in clause (k) of Annex A to this Agreement.

“Law” and “Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, guidances, guidelines, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, governmental agreements and governmental restrictions, whether now or hereafter in effect.

APPENDIX A

“L/C Issuer” means Fifth Third, in its capacity as the issuer of Letters of Credit for Borrower’s account as contemplated by the Agreement.

“L/C Sublimit” has the meaning ascribed to it in Annex A to the Agreement.

“Lender Parties” means, collectively, each Lender, each provider of Bank Products and each provider of Rate Contracts.

“Lenders” means each of (a) each Person party hereto as a lender, (b) each other Eligible Assignee that becomes a party hereto pursuant to Section 12.6 of the Agreement, (c) Agent, to the extent of any Revolving Credit Advances made by Agent which have not been settled among Lenders pursuant to Section 12.6 of the Agreement, and (d) the respective successors of each of the foregoing, and “Lenders” means all of the foregoing. In addition to the foregoing, solely for the purpose of identifying the Persons entitled to share in payments and collections from the Collateral as more fully set forth in the Agreement and the Collateral Documents, the term “Lender” shall include Eligible Swap Counterparties and any provider of Bank Products. In connection with any such distribution of payments and collections, Agent shall be entitled to assume that no amounts are due to any Eligible Swap Counterparty or provider of Bank Products in respect of Rate Contracts, other Swap Contracts or Bank Products unless such Eligible Swap Counterparty or provider of Bank Products has notified Agent of the amount of any such liability owed to it prior to such distribution.

“Letter of Credit Fee” has the meaning ascribed to it in Section 2.4(e)(iii) of the Agreement.

“Letter of Credit Obligations” means all outstanding obligations incurred by Agent, Lenders and L/C Issuer at the request of Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by L/C Issuer or the purchase of a participation as set forth in Annex A to the Agreement with respect to any Letter of Credit. The amount of the Letter of Credit Obligations at any time shall equal the maximum amount that may be payable by L/C Issuer, Agent or Lenders thereupon or pursuant thereto.

“Letters of Credit” means standby letters of credit issued for the account of Borrower by the L/C Issuer, for which Agent and Lenders have incurred Letter of Credit Obligations.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Loan Party.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable Law of any jurisdiction).

“Litigation” means any action, suit or proceeding before any court, mediator, arbitrator or Governmental Authority.

“Loan Account” has the meaning ascribed to it in Section 2.8 of the Agreement.

“Loan Documents” means, collectively, the Agreement, the Collateral Documents, the Notes, the Fee Letter, each agreement entered into in respect of Bank Products, each Rate Contract with an Eligible Swap Counterparty, and all other agreements, instruments, documents and certificates executed and delivered to, or in favor of, Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, and delivered to Agent or any Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, amendments and restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

APPENDIX A

“Loan Parties” means, collectively, Borrower and each Guarantor and “Loan Party” means any of Borrower or any Guarantor.

“LTIP” has the meaning given to such term in Section 5.5 of the Agreement.

“Margin Stock” has the meaning ascribed to it in Regulation U of the Federal Reserve Board.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of the Loan Parties taken as a whole, (b) Borrower’s ability to pay any of the Advances or Borrower’s or any Loan Party’s ability to pay any of the other Obligations in accordance with the terms of the Agreement or the other Loan Documents, (c) the Collateral or Agent’s Liens on the Collateral or the priority of such Liens, or (d) Agent or any Lender’s rights and remedies under the Agreement and the other Loan Documents.

“Material Contracts” means any (a) employment agreements covering the management of Borrower or any Subsidiary, (b) collective bargaining agreements or other labor agreements covering any employees of Borrower or any Subsidiary, (c) agreements for managerial, consulting or similar services to which Borrower or any Subsidiary is a party or by which it is bound, (d) agreements regarding Borrower or any Subsidiary, its assets or operations or any investment therein to which any of its equity holders is a party or by which it is bound, (e) real estate leases, Intellectual Property licenses or other lease or license agreements to which any Loan Party or any Subsidiary is a party, either as lessor or lessee, or as licensor or licensee, or (f) customer, distribution, marketing or supply agreements to which Borrower or any Subsidiary is a party, in each case with respect to the preceding clauses (a), (c), (d), (e) and (f) either (i) involving payment of more than $3,000,000 in any year or (ii) the breach or non-performance of which could reasonably be expected to have a Material Adverse Effect.

“Maximum Lawful Rate” has the meaning ascribed to it in Section 2.4(d) of the Agreement.

“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the Borrower.

“Melrose Park Acquisition” means, the acquisition by the Borrower or a Loan Party of that certain real property located at 8317 W. North Avenue, Melrose Park, Illinois 60160.

“Multiemployer Plan” means a multiemployer plan, that is intended to meet the definition set forth in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate may have any liability.

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.

“Non-Extension Notice Date” has the meaning ascribed to it in clause (b) of Annex A to this Agreement.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Advances made by such Lender, substantially in the form of Exhibit B.

“Notice of Borrowing” shall mean a notice of borrowing with respect to any Advance hereunder, which notice shall be in form and substance, and delivered by Borrower to Agent in a manner, acceptable to Agent in its sole discretion.

“Notice of Conversion” shall mean a notice of conversion with respect to any Advance hereunder, which notice shall be in form and substance, and delivered by Borrower to Agent in a manner, acceptable to Agent in its sole discretion.

APPENDIX A

“Obligations” means all loans, advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Loan Party to Agent, any Lender, or the L/C Issuer, or any Affiliate of Agent, any Lender, or the L/C Issuer, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether direct or indirect (including acquired by assignment), related or unrelated, absolute or contingent, due or to become due, now existing or hereafter arising and however acquired, and whether or not evidenced by any note, agreement, letter of credit agreement or other instrument. The term “Obligations” includes all principal, interest, Fees, expenses, reasonable attorneys’ fees and any other sum chargeable to any Loan Party under, or arising out of, the Agreement, the Note, any of the other Loan Documents or any agreement entered into in respect of Bank Products, all reimbursement and other obligations related to any Letters of Credit, and all Rate Contract Obligations (including all amounts that accrue after the commencement of any case or proceeding by or against any Loan Party in bankruptcy, whether or not allowed in such case or proceeding). Notwithstanding the foregoing, “Obligations” of a Guarantor shall not include Excluded Swap Obligations with respect to such Guarantor.

“OFAC” has the meaning ascribed to it in Section 3.12(b) of the Agreement.

“OPE ID” means an Office of Postsecondary Education Identification Number assigned by the U.S. Department of Education to a School.

“Ordinary Course of Business” means, in respect of any transaction involving Borrower or any Subsidiary, the ordinary course of such Person’s business, as conducted by such Person in accordance with past practices.

“Organizational Documents” means, with respect to any Person other than a natural person, the documents by which such Person was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Person (such as by-laws, a partnership agreement or an operating, limited liability company or members agreement).

“Other Connection Taxes” means with respect to any recipient of a payment under the Agreement or any Loan Document, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced the Agreement or other Loan Document, or sold or assigned an interest in any Obligation, the Agreement or other Loan Document).

“Other Taxes” means all present or future stamp, transfer, excise, value added, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, other than Other Connection Taxes that are imposed on an assignment by a Lender after the date hereof, other than any assignment made at the request of any Loan Party or following an Event of Default under Section 9.1(a), (h), (i) or (k) of the Agreement.

“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation, and as codified at 31 C.F.R. § 850.101 et seq.

“Overdrawn Amount” has the meaning ascribed to it in Section 2.2(b) of the Agreement.

“Participant” has the meaning ascribed to it in Section 12.6(b) of the Agreement.

“Participant Register” has the meaning ascribed to it in Section 12.6(b) of the Agreement.

“Patent License” means rights under any written agreement now owned or hereafter acquired by any Loan Party granting any right with respect to any invention on which a Patent is in existence.

APPENDIX A

“Patent Security Agreements” means, collectively, each Patent Security Agreement made in favor of Agent, on behalf of itself and Lenders, by each applicable Loan Party.

“Patents” means all of the following in which any Loan Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or any other country, and (b) all reissues, continuations, continuations in part or extensions thereof.

“Payment” has the meaning ascribed to it in Section 11.19(a) of the Agreement.

“Payment Notice” has the meaning ascribed to it in Section 11.19(b) of the Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means an ERISA Plan described in Section 3(2) of ERISA.

“Permitted Acquisition” means an Acquisition by a Loan Party (the Person or division, line of business or other business unit of the Person to be acquired in such Acquisition shall be referred to herein as the “Target”), in each case that is a type of business (or assets used in a type of business) permitted to be engaged in by Borrower and its Subsidiaries pursuant to the terms of this Agreement, in each case so long as:

(a)
no Default shall then exist or would exist after giving effect thereto;

(b)
Borrower shall demonstrate to the reasonable satisfaction of Agent that, after giving effect to the Acquisition (and all other transactions to occur on the date of consummation thereof in connection therewith) on a pro forma basis, (i) the Loan Parties are in compliance on a pro forma basis with the Total Leverage Ratio required under Section 6.1, computed for the most recent Fiscal Quarter for which financial statements have been delivered and (ii) Total Liquidity is greater than the Total Liquidity Threshold;

(c)
either the Person to be acquired is a Wholly-Owned Domestic Subsidiary that is required to become a Guarantor and provide Collateral pursuant to the terms of this Agreement and the other Loan Documents, or the assets to be acquired are to be acquired by a Loan Party, and Borrower shall and shall cause the relevant Subsidiary (if any) to comply with Section 4.15 within the time period provided therein for additional Subsidiaries or assets;

(d)
Agent shall have received not less than fifteen Business Days prior to the consummation of any such Acquisition (i) a description of the material terms of such Acquisition, (ii) audited financial statements (or, if unavailable, management-prepared financial statements) of the Target for its two most recent fiscal years and for any fiscal quarters ended within the fiscal year to date, (iii) consolidated projected income statements of Borrower and its Subsidiaries (giving effect to such Acquisition), and (iv) not less than five (5) Business Days prior to the consummation of any Permitted Acquisition, a certificate in form reasonably acceptable to Agent, executed by a Responsible Officer of Borrower certifying that such Acquisition complies with the requirements of this definition and is otherwise permitted under this Agreement;

(e)
such Acquisition shall not be a “hostile” Acquisition and shall have been approved by the board of directors (or equivalent) and (if required) shareholders (or equivalent) of the Target or the seller;

(f)
the aggregate consideration (including any reasonable earnouts or similar deferred or contingent payments to the extent reasonably expected to be paid, and including any amounts financed) paid by Borrower and its Subsidiaries for all Acquisitions made during the term of this Agreement shall not exceed $20,000,000.

“Permitted Contest” means a contest maintained in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; provided, that compliance with the obligation that is the subject of such contest is effectively stayed during such challenge.

APPENDIX A

“Permitted Encumbrances” means the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable or which are being contested in accordance with Section 4.2(b) of the Agreement; (b) pledges or deposits of money securing statutory obligations under workmen’s compensation, unemployment insurance, social security or public liability Laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Loan Party is a party as lessee made in the Ordinary Course of Business; (d) inchoate and unperfected workers’, mechanics’ or similar Liens arising in the Ordinary Course of Business, so long as such Liens attach only to equipment, fixtures and/or Real Estate; (e) landlords’, carriers’, warehousemen’s, suppliers’ or other similar possessory Liens arising in the Ordinary Course of Business and securing liabilities that are not yet due and payable (unless such liabilities are being contested in good faith by appropriate proceedings and appropriate reserves have been established in accordance with GAAP), so long as such Liens attach only to inventory; (f) cash deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Loan Party is a party; (g) any attachment or judgment Lien not constituting an Event of Default under Section 9.1(j) of the Agreement; (h) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (i) presently existing or hereafter created Liens in favor of Agent, on behalf of the Secured Parties; and (j) other Liens securing Indebtedness permitted hereunder or other liabilities and not exceeding $250,000 in the aggregate at any time outstanding.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Platform” has the meaning specified in Annex B.

“Prime Rate” means, as of any date, the greater of: (a) 3.0% or (b) the rate that Fifth Third publicly announces, publishes or designates from time to time as its index rate or prime rate, or any successor rate thereto, in effect at its principal office. Such rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Fifth Third may make commercial loans or other loans at rates of interest at, above or below its index rate or prime rate.

“Private Educational Loan” means any loan provided by a lender that is not made, insured or guaranteed under Title IV and is issued expressly for postsecondary educational expenses.

“Pro Rata Share” means, with respect to all matters relating to any Lender: (a) with respect to Revolving Credit Advances or Letter of Credit Obligations, the percentage obtained by dividing (i) the Revolving Loan Commitment of that Lender by (ii) the aggregate Revolving Loan Commitments of all Lenders and (b) with respect to all Revolving Credit Advances on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Advances held by that Lender, by (ii) the outstanding principal balance of the Advances held by all Lenders.

“Projections” means the following forecasted consolidated items of Borrower and its Subsidiaries: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on an entity-by-entity or division-by-division basis, if applicable, and otherwise consistent with the historical Financial Statements of the Loan Parties and their Subsidiaries, together with appropriate supporting details and a statement of underlying assumptions.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Annex B.

“QFC Credit Support” has the meaning ascribed to it in Section 12.19 of the Agreement.

APPENDIX A

“Qualified Plan” means an ERISA Plan that is intended to be tax qualified under Section 401(a) of the IRC.

“Rate Contract” means any agreement, device or arrangement providing for payments which are related to fluctuations of commodities, currencies, or interest rates, exchange rates, forward rates, or equity prices, including Dollar denominated or cross currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and any agreement pertaining to equity derivative transactions (e.g., equity or equity index swaps, options, caps, floors, collars and forwards), including any ISDA Master Agreement (including any Existing ISDA Master Agreement), and any schedules, confirmations and documents and other confirming evidence between the parties confirming transactions thereunder, all whether now existing or hereafter arising, and in each case as amended, modified or supplemented from time to time.

“Rate Contract Obligations” means any and all obligations of a Loan Party to an Eligible Swap Counterparty, whether absolute, contingent or otherwise and howsoever and whensoever (whether now or hereafter) created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under or in connection with (a) any and all Rate Contracts between a Loan Party and an Eligible Swap Counterparty, and (b) any and all cancellations, buy-backs, reversals, terminations or assignments of any such Rate Contract.

“Real Estate” means each parcel of real estate owned or leased by Borrower or any Subsidiary that is material to such Person’s operations.

“Register” has the meaning ascribed to it in Section 12.6(a)(iii) of the Agreement.

“Reimbursement Obligations” means, at any date, the obligations of Borrower then outstanding to reimburse the L/C Issuer, for payments made by L/C Issuer under a Letter of Credit.

“Related Parties” has the meaning ascribed to it in Section 12.8 of the Agreement.

“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, manager, member, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article VIII) and other consultants and agents of or to such Person or any of its Affiliates.

“Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

“Replacement Lender” has the meaning ascribed to it in Section 12.6(c) of the Agreement.

“Required Lenders” means Lenders having (a) more than 50% of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, more than 50% of the aggregate outstanding amount of the Revolving Exposure held by all Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means any of the Chief Executive Officer, Chief Financial Officer or any other officer of Borrower or the applicable Loan Party designated by Borrower and acceptable to Agent.

APPENDIX A

“Restricted Payment” means, with respect to Borrower or any Subsidiary (a) the declaration or payment of any dividend or distribution or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock; (b) any payment to any Person on account of the purchase, redemption, defeasance, sinking fund or other retirement of Borrower’s or such Subsidiary’s Stock or any other payment or distribution made in respect thereof, either directly or indirectly (any such payment under this clause (b), a “Stock Buyback”); (c) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Loan Party or Subsidiary now or hereafter outstanding; (d) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of Borrower’s or such Subsidiary’s Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (e) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of Borrower or any Subsidiary other than payment of compensation in the Ordinary Course of Business to Stockholders who are employees of Borrower or such Subsidiary; and (f) any transfer or other distribution of property to any Person other than a Loan Party pursuant to a statutory division.

“Revolving Credit Advance” has the meaning ascribed to it in Section 2.1(a) of the Agreement.

“Revolving Exposure” means, (a) with respect to any Lender at any time, the sum of (i) the outstanding principal amount of such Lender’s Revolving Credit Advances at such time, plus (ii) such Lender’s Pro Rata Share of the aggregate Letter of Credit Obligations outstanding at such time, plus, and (b) with respect to all Lenders at any time, the sum of (i) the aggregate outstanding principal amount of Revolving Credit Advances at such time, plus (ii) the aggregate Letter of Credit Obligations outstanding at such time.

“Revolving Loan” means, at any time, the sum of (a) the aggregate amount of Advances outstanding plus (b) the aggregate Letter of Credit Obligations. Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.

“Revolving Loan Commitment” means (a) as to any Lender, the aggregate commitment of such Lender to make Revolving Credit Advances and incur (or participate in) Letter of Credit Obligations, as set forth on Annex C to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Advances and incur (or participate in) Letter of Credit Obligations, which aggregate commitment shall be $125,000,000 on the Closing Date, as such amount may be increased, reduced or adjusted, if at all, from time to time in accordance with the Agreement.

“Sanctions” has the meaning ascribed to it in Section 3.12(b) of the Agreement.

“School” means a postsecondary institution of higher education consisting of a main campus and, if applicable, any additional locations, campuses or branches thereof operated by Borrower or any of its Subsidiaries and identified by an OPE ID issued by the DOE or approved by any Educational Agency.

“SDN List” has the meaning ascribed to it in Section 3.12(b) of the Agreement.

“Secured Parties” means each of, and collectively, (a) Agent, (b) the Lenders, and (c) each Affiliate of Agent or any Lender with respect to Bank Products and/or Rate Contract Obligations pursuant to, and in accordance with, the terms of the Agreement.

“Securitization” has the meaning ascribed to it in Section 12.8 of the Agreement.

“Settlement Date” has the meaning ascribed to it in Section 11.13(a)(ii) of the Agreement.

“SOFR” means a rate per annum equal to the secured overnight financing rate published by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

APPENDIX A

“SOFR Rate” means Daily Simple SOFR and/or Term SOFR as applicable.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

“Spread Adjustment” means a mathematical or other adjustment to an alternate benchmark rate selected pursuant to Section 2.5(c) of the Agreement and such adjustment may be positive, negative, or zero, subject to the specific Spread Adjustments set forth in Section 2.5(c).

“Stock” means all shares, options, warrants, general or limited partnership interests, membership interests, units or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

“Stock Buyback” has the meaning given to such term in the definition of Restricted Payment.

“Stockholder” means, with respect to any Person, each holder of Stock of such Person.

“Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than 50% of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of Borrower or a Loan Party.

“Successor Rate” shall mean any successor index rate determined pursuant to Section 2.5(c) from time to time, including any applicable Spread Adjustment.

“Supported QFC” has the meaning ascribed to it in Section 12.19 of the Agreement.

“Swap Contract” means any “swap agreement”, as defined in Section 101 of the Bankruptcy Code.

“Swap Obligation” means any obligation in respect of a Swap Contract that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act, as amended from time to time.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

APPENDIX A

“Term SOFR” means, with respect to a Tranche Rate Loan for any Interest Period, the forward-looking SOFR rate administered by CME Group Benchmark Administration Limited (CBA) (or other administrator selected by Agent) and published on the applicable Bloomberg LP screen page (or such other commercially available source providing such quotations as may be selected by Agent), fixed by the administrator thereof two U.S. Government Securities Business Days prior to the commencement of the applicable Interest Period (provided, however, that if Term SOFR is not published for such day, then Term SOFR shall be determined by reference to the immediately preceding U.S. Government Securities Business Day on which such rate is published), rounded upwards, if necessary, to the next 1/8th of 1% and adjusted for reserves if Agent is required to maintain reserves with respect to the relevant Advances, all as determined by Agent in accordance with the Agreement and Agent’s loan systems and procedures periodically in effect.

“Termination Date” means the date on which (a) the Advances have been indefeasibly repaid in full, (b) all other Obligations under the Agreement and the other Loan Documents have been completely discharged, (c) all Letter of Credit Obligations have been cash collateralized, cancelled or backed by standby letters of credit in accordance with Annex A to the Agreement, and (d) all Revolving Loan Commitments under the Agreement have been terminated and Borrower shall not have any further right to borrow any monies or request any further extensions of credit under the Agreement.

“Title IV” means Chapter 28, Subchapter IV of the HEA.

“Title IV Program” means the federal student financial assistance programs authorized by Title IV or any successor regulation.

“Title IV Plan” means a Pension Plan (other than a Multiemployer Plan), that is covered by Title IV of ERISA, and that any Loan Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

“Total Leverage Ratio” means, with respect to Borrower and its Subsidiaries, on a consolidated basis, as of any date of determination, the ratio of (a) the aggregate principal amount of Funded Indebtedness as of the last day of such period, divided by (b) EBITDA for such period.

“Total Liquidity” means, as of any date of determination thereof, the sum of (a) cash and Cash Equivalents of Borrower and its Domestic Subsidiaries on such date that are unencumbered by any Lien other than Liens in favor of Agent and are not in any way “restricted” on the balance sheet of Borrower, pursuant to any requirements of Law binding on Borrower or its Subsidiaries or in any other way plus (b) the unused (whether through Advances or Letter of Credit Obligations) Revolving Loan Commitments on such date.

“Total Liquidity Threshold” means $25,000,000.

“Trademark License” means rights under any written agreement now owned or hereafter acquired by any Loan Party granting any right to use any Trademark.

“Trademark Security Agreements” means, collectively, each the Trademark Security Agreement made in favor of Agent, on behalf of Lender, by each applicable Loan Party.

“Trademarks” means all of the following now owned or hereafter adopted or acquired by any Loan Party: (a) all trademarks, trade names, corporate (and, as applicable, limited liability company) names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

“Tranche Rate” means, with respect to any Interest Period, the greater of (a) the Index Floor and (b) Term SOFR relating to quotations for 1 or 3 months, as selected by Borrower in its Notice of Borrowing or Notice of Conversion, or as otherwise set pursuant to the terms of this Agreement, as applicable. Each determination by Agent of the Tranche Rate shall be conclusive and binding in the absence of manifest error. Notwithstanding anything to the contrary contained in the Agreement, at any time during which a Rate Contract with any Lender Party is then in effect with respect to all or a portion of the Obligations bearing interest based upon the Tranche Rate or any Successor Rate, the provision that rounds up the Tranche Rate to the next 1/8th of 1% shall be disregarded and no longer of any force and effect with respect to such portion of the Obligations that are subject to such Rate Contract.

APPENDIX A

“Tranche Rate Loans” means any Advances that accrue interest by reference to the Tranche Rate for an Interest Period elected by Borrower in accordance with Section 2.5(a) of the Agreement and the other terms of the Agreement.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unused Line Fee” has the meaning ascribed to it in Section 2.4(e)(ii) of the Agreement.

“U.S. Entity” means any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any Person in the United States.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the IRC.

“U.S. Special Resolution Regimes” has the meaning ascribed to it in Section 12.19 of the Agreement.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act, Title III of Pub. L. 107-56 signed into law October 26, 2001).

“Wholly-Owned” with respect to a Subsidiary of a Person means any Subsidiary of such Person, all of the Stock of which (other than directors’ qualifying shares required by law) are owned by such Person, either directly or through one or more Wholly-Owned Subsidiaries of such Person.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

APPENDIX A